Exhibit 99.2

2014 INFORMATION

EXPLANATORY NOTE

Liquid Holdings Group, Inc. (the “Company”) is providing this unaudited, unreviewed financial information as of, and for the year ended, December 31, 2014 (this “Ex. 99.2”) in order to make publicly available the information that will be used to prepare and file the following items in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014:

•	Item 8. Financial Statements;

•	Item 1A. Risk Factors;

•	Item 3. Legal Proceedings; and

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Cautionary Statement Regarding the Following Information

The Company cautions not to place undue reliance upon the information contained in this Ex. 99.2, which is limited in scope and does not include all information required to be disclosed in periodic reports pursuant to the SEC rules and regulations. The information was not audited or reviewed, as applicable, by an independent registered public accounting firm and may be subject to future adjustments and revisions. The information should not be viewed as indicative of future results.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Ex. 99.2 contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “continue,” “potential,” and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, expected financing needs, our business strategy and means to implement the strategy, our business plans and objectives, future innovation, the amount and timing of investments by us in our business and capital expenditures, the likelihood of our success in expanding our business, industry trends, financing plans, budgets, working capital needs and sources of liquidity.

Forward-looking statements are not guarantees of performance. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for and our ability to market our products and services, the expansion of product offerings through new applications or geographically, the timing and cost of investments by us in our business and planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•	substantial doubt about our ability to continue as a going concern;

•	our ability to raise additional capital as needed and the terms on which such capital may be raised;

•	compliance with NASDAQ listing standards;

•	our ability to maintain effective disclosure controls and procedures and internal control over financial reporting;

•	the impact of the investigation conducted by our Audit Committee;

•	the loss of revenue from our one-time largest customer, QuantX Management LLP, and our ability to attract and retain customers;

•	market acceptance and performance of our products and services;

•	general economic conditions in the markets where we operate;

•	industry competition;

•	competition from firms with greater financial, technical and marketing resources than us and related competitive pressures;

•	failure to protect or enforce our intellectual property rights in our proprietary technology;

•	intellectual property claims and challenges;

•	defects and errors in our products or services;

•	growth and maintenance of our customer base and customer contracts;

•	credit quality and payment history of our customers;

•	changes in the market demand for our products and services;

•	our ability to keep up with rapid technological change;

•	system failures and disruptions;

•	non-performance of third-party vendors;

•	the loss of key executives and failure to recruit and retain qualified personnel;

2

•	the risks associated with the expansion of our business;

•	our possible inability to integrate any businesses we acquire;

•	compliance with laws and regulations, including those relating to the securities industry;

•	cancellation or breach of customer contracts;

•	our ability to fulfill, or to generate revenues by fulfilling, customer contracts; and

•	other factors discussed or referenced in the section titled “Risk Factors” or elsewhere in this Ex. 99.2.

We discuss these risks in greater detail in the section titled “Risk Factors” and elsewhere in this Ex. 99.2.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), we are under no obligation to publicly update or revise any forward-looking statements. You should not place undue reliance on our forward-looking statements. You should be aware that the occurrence of any of the events discussed or referenced above or in the section titled “Risk Factors” in this Ex. 99.2 could harm our business, prospects, results of operations, liquidity and financial condition. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results or performance.

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Item 8. Financial Statements

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2014 (unaudited)	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$23,642,864	$8,473,847
Notes receivable from related parties, net of allowance	-	-
Accounts receivable, net of allowance for doubtful accounts of $19,039 and $5,814	67,398	425,196
Prepaid expenses and other current assets	975,271	388,612
Total current assets	24,685,533	9,287,655

Property and equipment, net	1,693,776	867,758

Non-current assets:
Notes receivable from related parties, net of allowance	-	-
Due from related parties	-	659,030
Deposits	576,585	540,653
Other intangible assets, net of amortization of $16,807,493 and $9,976,790	153,545	11,505,853
Goodwill	-	13,182,936
Total other assets	730,130	25,888,472

TOTAL ASSETS	$27,109,439	$36,043,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,832,987	$3,503,590
Deferred income	-	4,350
Total current liabilities	2,832,987	3,507,940

Long-term liabilities:
Deferred rent	309,757	20,536

Total liabilities	3,142,744	3,528,476

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 60,332,375 and 24,486,388 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	6,032	2,448
Additional paid-in capital	164,347,575	118,510,671
Accumulated deficit	(139,428,493)	(84,857,911)
Treasury stock, at cost, 121,674 shares at December 31, 2014 and December 31, 2013	(1,029,078)	(1,029,078)
Accumulated other comprehensive income (loss)	70,659	(110,721)
Total stockholders’ equity	23,966,695	32,515,409

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,109,439	$36,043,885

See accompanying notes to consolidated financial statements.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended
	December 31, 2014 (unaudited)	December 31, 2013
Revenues:
Software services	$3,811,952	$2,925,650
Brokerage activities	-	1,872,647
	3,811,952	4,798,297

Cost of revenues (exclusive of items shown separately below):
Software services	2,696,530	1,452,801
Brokerage activities	-	1,248,192
	2,696,530	2,700,993
Gross profit	1,115,422	2,097,304

Operating expenses:
Compensation	15,163,977	18,885,418
Consulting fees	1,310,857	12,727,112
Depreciation and amortization	7,172,597	7,407,062
Professional fees	2,481,917	2,663,276
Legal and settlement fees	1,896,412	959,462
Rent	1,722,823	1,211,693
Computer related and software development	4,921,306	2,472,539
Other	2,468,881	2,363,623
Bad debts on accounts receivable	190,338	73,113
Impairment of goodwill and intangible assets	17,707,296	-
Total operating expenses	55,036,404	48,763,298
Loss from operations	(53,920,982)	(46,665,994)

Non-operating income (expense):
Bad debts on notes receivable from related parties	(662,088)	-
Loss on settlement of contingent consideration payable	-	(649,688)
Interest and other, net	12,488	6,375
Total non-operating income (expense)	(649,600)	(643,313)
Loss before income taxes	(54,570,582)	(47,309,307)
Income tax expense (benefit)	-	(697,260)
Net loss	(54,570,582)	(46,612,047)
Other comprehensive income (loss):
Foreign currency translation	181,380	(92,648)
Total comprehensive loss	$(54,389,202)	$(46,704,695)

Basic and diluted loss per share	$(1.16)	$(2.10)

Weighted average number of common shares outstanding during the period - basic and diluted	47,022,035	22,230,943

Supplemental Information to the Consolidated Statements of Operations and Comprehensive Loss
Software services revenues from related parties	$1,891,213	$2,387,825

Software services cost of revenues to related parties	$38,268	$270,561

Share-based compensation included in compensation	$6,367,736	$9,425,684

Share-based compensation included in consulting fees	$-	$11,649,693

See accompanying notes to consolidated financial statements.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive	Treasury
	Shares	Amount	Capital	Deficit	Income (Loss)	Stock	Total

Balance at December 31, 2012	17,791,284	$1,779	$74,637,387	$(38,245,864)	$(18,073)	$-	$36,375,229

Capital contribution by Founder for sale of common shares to consultant below market in connection with share-based compensation, January 2013	-	-	38,102	-	-	-	38,102

Capital contribution by Founder for sale of common shares to director below market in connection with share-based compensation, January 2013	-	-	327,622	-	-	-	327,622

Issuance of common shares in connection with sales by the Company, January 2013	112,574	11	999,989	-	-	-	1,000,000

Issuance of common shares in connection with sales by the Company, February 2013	36,387	4	299,996	-	-	-	300,000

Capital contribution by Founders for sale of common shares to director below market in connection with share-based compensation, February 2013	-	-	40,250	-	-	-	40,250

Issuance of common shares in connection with sales by the Company, March 2013	245,136	25	1,999,975	-	-	-	2,000,000

Capital contribution by Founders for sale of common shares to consultant below market in connection with share-based compensation, March 2013	-	-	100,626	-	-	-	100,626

Capital contribution by Company for sale of common shares to consultant below market in connection with share-based compensation, April 2013	720,498	72	5,273,468	-	-	-	5,273,540

Issuance of common shares in accordance with anti-dilution provisions for certain March 2013 sales	2,402	-	-	-	-	-	-

Capital contribution by Founders for sale of common shares to consultants below market in connection with share-based compensation, May 2013	-	-	5,221,800	-	-	-	5,221,800

Capital contribution by Founder for sale of common shares to Founder below market in connection with share-based compensation, May 2013	-	-	1,445,000	-	-	-	1,445,000

Capital contribution by CEO and Employees for sale of common shares to consultant below market in connection with share-based compensation, May 2013	-	-	469,625	-	-	-	469,625

Capital contribution by Founder for sale of common shares to CEO below market in connection with share-based compensation, May 2013	-	-	780,000	-	-	-	780,000

Capital contribution by Founder for sale of common shares to director below market in connection with share-based compensation, May 2013	-	-	48,750	-	-	-	48,750

Capital contribution by Founder for sale of common shares to Founder below market in connection with share-based compensation, June 2013	-	-	1,445,000	-	-	-	1,445,000

Capital contribution by Founders for sale of common shares to consultant below market in connection with share-based compensation, June 2013	-	-	505,750	-	-	-	505,750

See accompanying notes to consolidated financial statements.	(Continued)

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Issuance of common shares in accordance with 2012 Equity Plan for share-based compensation, June 2013	1,838,385	$184	$(184)	$-	$-	$-	$-

Issuance of common shares upon initial public offering, net of underwriting discount and commission, July 2013	3,175,000	318	26,017,308	-	-	-	26,017,625

Issuance of common shares to Founder in accordance with anti-dilution provision	142,524	14	(14)	-	-	-	-

Issuance of common shares in connection with satisfaction of contingent consideration payable on Fundsolve acquisition, July 2013	245,632	25	2,210,663	-	-	-	2,210,688

Direct costs of initial public offering	-	-	(8,729,737)	-	-	-	(8,729,737)

Treasury stock acquired	(121,674)	(12)	12	-	-	(1,029,078)	(1,029,078)

Issuance of common shares upon vesting of restricted stock units	298,240	30	(30)	-	-	-	-

Share-based compensation	-	-	5,379,312	-	-	-	5,379,312

Foreign currency translation	-	-	-	-	(92,648)	-	(92,648)

Net loss	-	-	-	(46,612,047)	-	-	(46,612,047)

Balance at December 31, 2013	24,486,388	$2,448	$118,510,671	$(84,857,911)	$(110,721)	$(1,029,078)	$32,515,409

Issuance of common shares upon public offering, net of underwriting discount and commission	34,945,000	3,494	40,620,068	-	-	-	40,623,562

Direct costs of public offering	-	-	(1,150,810)	-	-	-	(1,150,810)

Issuance of common shares upon vesting of restricted stock units	900,987	90	(90)	-	-	-	-

Share-based compensation	-	-	6,367,736	-	-	-	6,367,736

Foreign currency translation	-	-	-	-	181,380	-	181,380

Net loss	-	-	-	(54,570,582)	-	-	(54,570,582)

Balance at December 31, 2014 (unaudited)	60,332,375	$6,032	$164,347,575	$(139,428,493)	$70,659	$(1,029,078)	$23,966,695

  See accompanying notes to consolidated financial statements.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31, 2014 (unaudited)	December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(54,570,582)	$(46,612,047)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of goodwill and intangible assets	17,707,296	-
Bad debts on accounts receivable	190,338	73,113
Bad debts on notes receivable from related parties	662,088	-
Loss on settlement of contingent consideration payable	-	649,688
Depreciation and amortization expense	7,172,597	7,407,062
Share-based compensation	6,367,736	9,425,684
Share-based payments for consulting services	-	11,649,693
Other	348,429	(113,536)
Deferred taxes	-	(697,260)
Changes in operating assets and liabilities:
Accounts receivable	167,460	42,311
Deferred offering costs	-	3,476,427
Prepaid expense and other current assets	(586,659)	900,373
Due from related parties	(3,058)	(300,000)
Deposits	(35,932)	(62,395)
Accounts payable and accrued expenses	(670,603)	303,721
Due to related parties	-	(61,873)
Other current liabilities	(4,350)	2,288
NET CASH USED IN OPERATING ACTIVITIES	(23,255,240)	(13,916,751)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,151,481)	(738,633)
Repayment of note from related party - QuantX Management, LLP	-	2,250,000
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,151,481)	1,511,367

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from public offering of common stock, net of underwriting discount	40,623,562	26,017,625
Direct costs of public offering	(1,150,810)	(8,729,737)
Proceeds from revolving promissory note	1,000,000	-
Repayment of revolving promissory note	(1,000,000)	-
Purchase of treasury stock	-	(1,029,078)
Proceeds from sales of common shares, net of offering costs	-	3,300,000
Proceeds from loans from related parties	-	750,000
Repayment of loans from related parties	-	(750,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	39,472,752	19,558,810
		-58750
Effect of exchange rate changes on cash and cash equivalents	102,986	(59,657)

NET INCREASE IN CASH AND CASH EQUIVALENTS	15,169,017	7,093,769

CASH AND CASH EQUIVALENTS - Beginning of year	8,473,847	1,380,078

CASH AND CASH EQUIVALENTS - End of year	$23,642,864	$8,473,847

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$14,707	$4,068
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Settlement of contingent consideration on Fundsolve acquisition	$-	$2,210,688

See accompanying notes to consolidated financial statements.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Organization

Liquid Holdings Group, Inc. (the “Company”) provides a hedge fund operating system that integrates order, execution and real-time risk management with investor and shadow NAV (or Net Asset Value) reporting for the financial services community. The Company was originally formed on January 17, 2012 as a Delaware limited liability company under the name Liquid Holdings Group, LLC and commenced operations on April 24, 2012, the date the founders signed the Company’s operating agreement and agreed to contribute certain entities owned or controlled by them to the Company. On July 24, 2013, the Company reorganized as a Delaware corporation and changed its name to Liquid Holdings Group, Inc. On July 25, 2013, the Company’s Registration Statement for its initial public offering (“IPO”), as filed with the U.S. Securities and Exchange Commission (“SEC”), became effective. On July 26, 2013, the Company’s common stock began trading on the NASDAQ Global Market under the ticker symbol “LIQD.” The Company received net proceeds from the IPO of approximately $17.3 million after deducting underwriting discounts and commissions of approximately $2.6 million and offering related expenses of approximately $8.7 million.

On May 20, 2014, the Company completed a follow-on public offering in which 32,000,000 shares of its common stock were sold at a public offering price of $1.25 per share. On May 27, 2014, the underwriters for this offering purchased an additional 2,945,000 shares of the Company’s common stock at $1.25 per share pursuant to a partial exercise of their over-allotment option. The Company received net proceeds from this offering of approximately $39.5 million after deducting underwriting discounts and commissions of approximately $3.1 million and offering related expenses of approximately $1.1 million.

The Company’s consolidated subsidiaries are:

▪	Liquid Prime Holdings, LLC (“LPH”) – under which Liquid Prime Services, Inc. (“LPS”) is consolidated

▪	Liquid Futures, LLC (“Futures”) – merged with LPS on February 12, 2014

▪	Liquid Trading Institutional LLP (“Institutional”)

▪	Liquid Partners, LLC – formerly known as Centurion Capital Group, LLC and Centurion Trading Partners, LLC (“Partners”)

▪	Fundsolve Ltd. (“Fundsolve”)

▪	LHG Technology Services Ltd.

▪	Liquid Technology Services, LLC (“LTS”) – formerly known as Green Mountain Analytics, LLC (“GMA”)

▪	LTI, LLC (“LTI”)

On February 6, 2014, LPS and Futures entered into an Agreement and Plan of Merger to consolidate LPS and Futures into a single entity, with LPS remaining as the surviving entity. Regulatory approval was granted and the merger was effective February 12, 2014. On March 11, 2015, the Company entered into a definitive agreement to sell all the issued and outstanding shares of common stock of LPS, as this entity was no longer needed to carry its business plans. In order for the sale to be completed, it needed Financial Industry Regulatory Authority, Inc. (“FINRA”) approval. On August 14, 2015, we received FINRA approval and the sale was completed on September 4, 2015. The Company does not believe that its decision to sell LPS represented a strategic shift that will have a major effect on its operations and financial results and, therefore, has not reported the operating results of LPS as discontinued operations in its consolidated statements of operations and comprehensive loss.

The Company has taken steps to place both Fundsolve and Institutional into liquidation as they are no longer needed to carry out the Company’s business. Effective October 24, 2014, the Financial Conduct Authority (“FCA”) granted Institutional’s request to withdraw its status as an authorized entity with the FCA.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). All material intercompany accounts and transactions have been eliminated in consolidation.

Liquidity

The Company has had significant operating losses during the period from its inception through the year ended December 31, 2014 and terminated its relationship with its largest customer, QuantX, which represented 49% and 72% of the Company’s software services revenue for the years ended December 31, 2014 and 2013, respectively. The Company has financed its operations during this time primarily through capital markets transactions. The Company anticipates that its existing capital resources, cash flows from revenues, and cost reduction initiatives will only be sufficient to fund its activities into the second quarter of 2016, though no assurance can be given that the Company will have sufficient liquidity to reach that date. These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans include raising additional capital or pursuing alternative financing arrangements to meet the Company’s cash needs. There is, however, no assurance that the Company will be able to raise additional capital or obtain additional alternative financing to provide the required liquidity. These consolidated financial statements have been prepared on a going concern basis and, as such, do not include any adjustments that might result from the outcome of this uncertainty or the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make significant estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets, liabilities, revenues and expenses. These significant estimates and assumptions include estimates of fair value of goodwill and intangibles with indefinite lives for purposes of impairment testing, estimates of useful lives of long-lived assets, estimates of impairment of long-lived assets, estimates of fair values of share-based payment arrangements and estimates of valuation allowances related to deferred tax assets. Due to the inherent uncertainty involved with estimates, actual results may differ.

Operating Segment

The accounting guidance for disclosures about segments of an enterprise establishes standards for reporting information about operating segments. It defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company currently operates and manages its business as a single segment. The CODM allocates resources and assesses performance of the business at the consolidated level. The CODM reviews revenue by customer and by type of service to understand and evaluate revenue trends. The Company has one business activity, and there are no segment managers who are held accountable for operations, operating results or components below the consolidated unit level. Accordingly, the Company considers itself to be in a single operating and reportable segment structure.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company uses a three-level classification hierarchy of fair value measurements that establishes the quality of inputs used to measure fair value. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of financial instruments is determined using various techniques that involve some level of estimation and judgment, the degree of which is dependent on the price transparency and the complexity of the instruments.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company maintains its cash accounts with high quality financial institutions. Although the Company currently believes that the financial institutions, with which it does business, will be able to fulfill their commitments to it, there is no assurance that those institutions will be able to continue to do so.

During 2014, the Company had exposure to credit risk arising from a significant concentration of its revenues and accounts receivable from one customer, who was a related party. As of December 31, 2014, this customer was no longer a customer of the Company (see Accounts Receivable from QuantX section of Note 6).

Property and Equipment

Property and equipment are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (generally three to seven years). Leasehold improvements are carried at cost and are depreciated over the shorter of their estimated useful lives or the remaining term of the respective lease to which they relate.

Goodwill and Other Intangible Assets

Goodwill is the excess of the purchase price paid over identified intangible and tangible net assets acquired in a business combination. Intangible assets consist of trademarks, intellectual property, non-compete agreements, client relationships and acquired technology.

The Company uses either the income, cost or market approach to aid in its conclusions of such fair values and asset lives. The income approach presumes that the value of an asset can be estimated by the net economic benefit to be received over the life of the asset, discounted to present value. The cost approach presumes that an investor would pay no more for an asset than its replacement or reproduction cost. The market approach estimates value based on what other participants in the market have paid for reasonably similar assets. Although each valuation approach is considered in valuing the assets acquired, the approach ultimately selected is based on the characteristics of the asset and the availability of information.

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is reviewed for impairment at least annually, on July 31, or whenever events or changes in circumstances indicate the fair value of a reporting unit is less than its carrying amount. In evaluating goodwill for impairment, the Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If it is determined through the qualitative assessment that a reporting unit’s fair value is more likely than not greater than its carrying value, the remaining impairment steps would not be necessary. If however it is determined through the qualitative assessment that a reporting unit's fair value is more likely than not less than its carrying value, the Company will perform a quantitative assessment and compare the fair value of the reporting unit to its carrying value. The quantitative assessment of goodwill impairment is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the entity must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

11

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

An intangible asset is recognized as an asset apart from goodwill if it arises from contractual or other legal rights or if it is separable (i.e., capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged). Other intangible assets with definite lives are amortized over their expected useful lives. Other intangible assets with indefinite lives are assessed at least annually for impairment. In evaluating indefinite-lived intangible assets for impairment, the Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of the asset is less than its carrying amount. If it is determined through the qualitative assessment that an asset is impaired, then a quantitative impairment test is required to be performed. An impairment loss is calculated as the amount by which the carrying value of the intangible asset exceeds its estimated fair value. Other long-lived assets, such as property and equipment, are evaluated for impairment whenever events or changes in circumstances indicate that the asset’s carrying value may not be recoverable over its estimated useful life.

Revenue Recognition

Software Revenues

The Company derives revenue from providing software as a service for an online trading platform. There is no downloadable software, distribution or technology delivered to customers. Software is provided under a hosting arrangement on a subscription basis. Revenue is accounted for as software as a service arrangement since the customer does not have the contractual right to take possession of the software at any time during the hosting period. The Company recognizes revenue for these software subscriptions ratably over the contracted term of the subscription agreement when the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery of the product has occurred; (3) the fee is fixed or determinable; and (4) collection is probable.

While prior to the quarter ended September 30, 2014 QuantX had historically settled its accounts with the Company in full, it appears that that during the second quarter of 2014, members of management became aware that that QuantX Management, LLP (together with its affiliates, “QuantX”), a related party as a result of certain past or present relationships with Brian Ferdinand, Robert Keller and Richard Schaeffer (the founders of the Company), and Douglas J. Von Allmen (a holder of more than 10% of the Company’s common stock), may have been experiencing significant liquidity issues, which created uncertainty as to QuantX’s ability, as well as the ability of other customers that had received allocations of capital from QuantX (“QuantX-related Customers”), to meet their financial obligations to the Company. As a result, the Company began recognizing revenue from QuantX and QuantX-related Customers on a cash basis, effective July 1, 2014, due to the uncertainty of collections from QuantX and QuantX-related Customers.

In addition, on December 1, 2013, the Company started charging customers for market data services. Market data is trade-related data for a financial instrument reported by a trading venue, such as a stock exchange, which allows traders and investors to know the latest price and see historical trends for that financial instrument. The Company is not charging a profit on market data, rather it is passing on the cost it incurs from the market data provider, which has contracted with the Company to provide such data, to the customer as services are provided.

Brokerage Revenues

Until June 1, 2013, we generated a portion of our revenue through commissions generated by brokers executing transactions on behalf of our customers and by the mark-up generated by brokers executing transactions on a riskless principal basis. On June 1, 2013, we ceased over-the-counter brokerage operations by LPS and Futures. Futures was subsequently merged into LPS and, on September 4, 2015, the Company completed the sale of LPS to an unrelated third party.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). Under ASC 718, awards to employees result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest resulting in a charge to operations over the requisite service period. For awards with graded vesting, the Company recognizes share-based compensation expense on a straight-line basis over the service period for each separately vesting portion of the award as if the award was, in substance, multiple awards.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company is treated as a corporation for tax purposes. The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for the difference between the financial statement carrying value and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply on taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. In addition, a tax position that fails to meet a more-likely-than-not recognition threshold will result in either reduction of current or deferred tax assets and/or recording of current or deferred tax liabilities. Interest and penalties related to income taxes are recorded as income tax expense.

Foreign Currency Translation

Assets and liabilities denominated in non-U.S. currencies are translated at rates of exchange prevailing at the balance sheet date, and revenues and expenses are translated at average rates of exchange during the fiscal year. Gains or losses on translation of the financial statements of a foreign operation, where the functional currency is other than the U.S. dollar, together with the after-tax effect of exchange rate changes on intercompany transactions of a long-term investment nature, are reflected as a component of accumulated other comprehensive loss within stockholders’ equity. Gains or losses on foreign currency transactions are included in other general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which changes the definition of a discontinued operation to include only those disposals of components of an entity that represent a strategic shift that has (or will have) a major effect on an entity's operations and financial results. The new guidance is effective for annual and interim periods beginning after December 15, 2014. The impact on the Company of adopting the new guidance will depend on the nature, terms and size of business disposals completed after the effective date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU No. 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, to reduce diversity in the timing and content of going concern disclosures. This ASU clarifies management’s responsibility to evaluate and provide related disclosures if there are any conditions or events, as a whole, that raise substantial doubt about the entity’s ability to continue as a going concern for one year after the date the financial statements are issued. The amendments will become effective for the Company’s annual and interim reporting periods beginning January 1, 2017. The Company is evaluating the impact on its consolidated financial statements.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In January 2015, the FASB issued ASU No. 2015-01, which amends FASB ASU Topic 220-20, Income Statement - Extraordinary and Unusual Items. This ASU eliminates from U.S. GAAP the concept of extraordinary items. Although this ASU will eliminate the requirements in Subtopic 225-20 for reporting entities to consider whether an underlying event or transaction is extraordinary, the presentation and disclosure guidance for items that are unusual in nature or occur infrequently will be retained and will be expanded to include items that are both unusual in nature and infrequently occurring. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The Company currently anticipates that the adoption of this guidance will have no material impact on its consolidated financial statements.

In February 2015, the FASB issued ASU No. 2015-02, which amends FASB ASU Topic 810, Consolidations. This ASU amends the current consolidation guidance, including introducing a separate consolidation analysis specific to limited partnerships and other similar entities. This ASU requires that limited partnerships and similar legal entities provide partners with either substantive kick-out rights or substantive participating rights over the general partner in order to be considered a voting interest entity. The specialized consolidation model and guidance for limited partnerships and similar legal entities have been eliminated. There is no longer a presumption that a general partner should consolidate a limited partnership. For limited partnerships and similar legal entities that qualify as voting interest entities, a limited partner with a controlling financial interest should consolidate a limited partnership. In addition, fees paid to decision makers that meet certain conditions no longer cause decision makers to consolidate variable interest entities (“VIEs”) in certain instances. The amendments place more emphasis in the consolidation evaluation on variable interests other than fee arrangements such as principal investment risk, guarantees of the value of the assets or liabilities of the VIE, written put options on the assets of the VIE, or similar obligations, including some liquidity commitments or arrangements. Additionally, the amendments in this update reduce the extent to which related party arrangements cause an entity to be considered a primary beneficiary. The standard is effective for annual periods beginning after December 15, 2015. The Company is currently evaluating the standard and the impact on its consolidated financial statements and footnote disclosures.

The Company has assessed the potential impact of other recently issued, but not yet effective, accounting standards and determined that the provisions are either not applicable to the Company, or are not anticipated to have a material impact on its consolidated financial statements.

(3) Fair Value Measurements

Fair Value Hierarchy

The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 Inputs: Unadjusted quoted prices for identical assets or liabilities in active markets accessible to the Company at the measurement date.

•	Level 2 Inputs: Other than quoted prices included in Level 1, inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The fair value measurement level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Transfers between levels of the fair value hierarchy are deemed to have occurred at the end of the reporting period.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Determination of Fair Value

The categorization of an asset or liability within the fair value hierarchy is based on the inputs described above and does not necessarily correspond to the Company’s management’s perceived risk of that asset or liability. Moreover, the methods used by management may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments and nonfinancial assets and liabilities could result in a different fair value measurement at the reporting date. Descriptions of the valuation methodologies, including the valuation techniques and the input(s) used in the fair measurements for assets and liabilities on a recurring and nonrecurring basis are itemized below.

Intangible Assets and Long-Lived Assets

Intangible assets and long-lived assets held and used are measured at fair value in accordance with ASC Subtopic 360-10, Property, Plant, and Equipment, if a step 2 test is required. To estimate the fair value of long-lived assets held and used, the income, market, and cost approaches to value are considered. The selected approach(es) is (are) based on the specific attributes of the long-lived asset. Property, plant, and equipment is typically valued using a cost approach, while intangible assets are usually valued with an income approach. Although Level 1 and 2 inputs may be available for certain inputs to the valuation approach, reliance on Level 3 inputs is generally required and the fair value measurements are, therefore, considered Level 3 measurements. Unobservable inputs usually consist of discount rates, customer attrition rates, growth rates, royalty rates, contributory asset charges and profitability assumptions.

Goodwill

Goodwill is tested annually for impairment each July in accordance with ASC Topic 350—Intangibles-Goodwill and Other. According to this pronouncement, companies can perform a qualitative assessment (Step 0) of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount. If the fair value is not likely lower than its carrying amount, no further goodwill impairment testing is performed. The Company performed an annual impairment test using Step 0 at July 31, 2014. Subsequently, an interim goodwill impairment test was performed using a two-step process.

Fair value is calculated by a combination of a discounted cash flow model and a market approach model. If the fair value exceeds the carrying amount, goodwill is not considered impaired. If the carrying amount exceeds the fair value, the second step must be performed to measure the amount of the impairment loss, if any. In the second step, the implied fair value of the reporting unit’s goodwill is compared to the carrying amount of that goodwill. An impairment loss would be recognized in an amount equal to the excess of the carrying amount of the goodwill over the implied fair value of the goodwill.

The discounted cash flow analysis requires the Company to make various judgments, estimates and assumptions, many of which are interdependent, about future revenues, operating margins, growth rates, capital expenditures, working capital and discount rates. The starting point for the assumptions used in the discounted cash flow analysis is the annual long-range financial forecast. The annual planning process that the Company undertakes to prepare the long-range financial forecast takes into consideration a multitude of factors, including historical growth rates and operating performance, related industry trends, macroeconomic conditions, and marketplace data, among others. Assumptions are also made for perpetual growth rates for periods beyond the long-range financial forecast period. The Company’s estimates of fair value are sensitive to changes in all of these variables, certain of which relate to broader macroeconomic conditions outside the Company’s control.

The market approach analysis includes applying a multiple, based on comparable market transactions, to certain operating metrics of the reporting unit.

Financial Instruments

The Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximates fair value due to the short term maturity of these instruments.

There were no transfers of financial assets or liabilities between Level 1 and Level 2, or between Level 2 and Level 3 during the years ended December 31, 2014 and 2013.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Property and Equipment

The following is a summary of property and equipment:

	December 31, 2014 (unaudited)	December 31, 2013
Computer equipment and software	$950,869	$255,814
Furniture and fixtures	193,129	229,618
Leasehold improvements	753,057	662,638
Capitalized software	302,275	-
	2,199,330	1,148,070
Less: accumulated depreciation and amortization	(505,554)	(280,312)
Total	$1,693,776	$867,758

Depreciation expense was $266,245 and $205,171 for the years ended December 31, 2014 and 2013, respectively.

During the years ended December 31, 2014 and 2013, the Company capitalized software development costs of approximately $0.3 million and $0, respectively. There was no depreciation expense related to capitalized software costs for the years ended December 31, 2014 and 2013.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) Goodwill and Other Intangible Assets

Acquired Intangible Assets

		December 31, 2014 (unaudited)				December 31, 2013
	Amortization period	Gross Carrying Amount	Impairment Loss	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable Intangible Assets:
Software and trading platform	3 years	$19,374,098	$(4,228,410)	$(15,145,688)	-	$19,374,098	$(8,735,318)	$10,638,780
Customer relationships	3 years	1,261,000	$(245,195)	(1,015,805)	-	1,261,000	(595,472)	665,528
Non-compete agreements	Life of agreement, 24 months	646,000	-	(646,000)	-	646,000	(646,000)	-
Total		$21,281,098	$(4,473,605)	$(16,807,493)	$-	$21,281,098	$(9,976,790)	$11,304,308
Indefinite-Lived Intangible Assets:
Broker licenses	N/A	$163,000	$(48,000)	$-	$115,000	$163,000	$-	$163,000
Patents pending	N/A	36,545	-	-	36,545	36,545	-	36,545
Trade names	N/A	2,000	-	-	2,000	2,000	-	2,000
Total		$201,545	$(48,000)	$-	$153,545	$201,545	$-	$201,545

Total amortization expense for intangible assets was $6,906,352 and $7,201,891 for the years ended December 31, 2014 and 2013, respectively. During the fourth quarter of 2014, the Company performed an analysis to determine if its software and trading platform, and customer relationships were impaired due to the significant decline in its customer base as well as the depressed market value of the Company.  As a result, the Company concluded that these intangible assets were fully impaired and recognized an impairment loss of $4.5 million in the fourth quarter of 2014. In connection with the Company’s decision to liquidate Institutional and the merger of Futures into LPS, an impairment loss of $49,107 (which includes a foreign exchange loss of $1,107) was recognized in 2014 and is included in Impairment of goodwill and intangible assets in the accompanying consolidated statements of operations and comprehensive loss.

Goodwill

The Company performs its annual goodwill impairment test each July 31, or whenever events or changes in circumstances exist that would more likely than not reduce the fair value of goodwill below its carrying value. The Company completed this test for July 31, 2014 and based on certain factors, which included the market capitalization of the Company’s stock at July 31, 2014 and its capital raise in a public offering in May 2014, determined that there was no impairment of goodwill as of July 31, 2014. As a result, the two-step goodwill impairment test was not required.

Subsequent to July 31, 2014, the Company’s stock price continued to decline and it was determined that an interim evaluation of goodwill for impairment would be required using the two-step test. As such, the Company performed a goodwill impairment test and concluded that the carrying amount of goodwill exceeded its fair value and recognized an impairment charge for the full amount of goodwill, or $13,184,584 (which includes a foreign exchange loss of $1,648), in Impairment of goodwill and intangible assets in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2014.

The changes in the carrying amount of goodwill are as follows:

	Year Ended
	December 31, 2014 (unaudited)	December 31, 2013
Balances - beginning of year:
Gross goodwill	$14,647,588	$14,647,588
Accumulated impairment losses	(1,464,652)	(1,464,652)
Net goodwill - beginning of year	13,182,936	13,182,936

Impairment loss	(13,182,936)	-

Balances - end of year:
Gross goodwill	14,647,588	14,647,588
Accumulated impairment losses	(14,647,588)	(1,464,652)
Net goodwill - end of year	$-	$13,182,936

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Certain Relationships and Related Party Transactions

Amounts recognized from transactions with related parties are disclosed below.

Software Services Revenues from Related Parties

The Company recognized software services revenues from related parties totaling $1.9 million and $2.4 million for the years ended December 31, 2014 and 2013, respectively. This represented 50% and 83% of total software services revenues for the years ended December 31, 2014 and 2013, respectively. QuantX accounted for $1.9 million and $2.1 million (or 49% and 72%) of total software services revenues in 2014 and 2013, respectively. EchoTrade, a related party as a result of certain past or present relationships with two of the founders of the Company, accounted for $0.3 million (or 9%) of total software services revenues during 2013. The Company did not recognize any revenue from EchoTrade in 2014.

Receivables from related parties included in the accompanying consolidated balance sheets are presented in the following table:

	December 31, 2014 (unaudited)	December 31, 2013

Accounts receivable from QuantX	$-	$349,530

Note receivable / Due from QuantX	-	243,030
Note receivable / Due from Ferdinand Capital	-	116,000
Note receivable / Due from stockholder	-	300,000
Total, net	-	659,030

Total related party receivables	$-	$1,008,560

Accounts Receivable from QuantX

On December 23, 2014, the Company notified QuantX that QuantX was delinquent in payments owed to the Company in the aggregate amount of approximately $1.4 million pursuant to two technology services agreements and approximately $325,000 in additional delinquent payments, and demanded that QuantX pay such amounts owing to the Company immediately. The receivable from QuantX of $349,530 represented 81% of the Company’s gross accounts receivable at December 31, 2013.

As of the date of this filing, the Company has not received any payment from QuantX in response to the demand letter it issued. While Liquid has not received any formal communication from QuantX as to its status, Liquid’s discussions with QuantX representatives indicate that QuantX is in the process of winding down and has limited operating cash left. Based on these discussions, Liquid believes that QuantX may not have the financial means to satisfy its obligations to the Company. The Company, with the assistance of counsel, intends to take appropriate steps in an effort to collect these obligations, although there can be no assurance that the Company will be successful in doing so.

As referenced in the Revenue Recognition section of Note 2, the Company began to recognize revenue from QuantX on a cash basis effective July 1, 2014.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note Receivable / Due from QuantX

During 2012, the Company provided payments to GMA on behalf of QuantX in relation to the development of LiquidView®, a software tool which forms a component of the Company’s technology platform. In addition, Partners received payments from QuantX to facilitate the payment of operating expenses. LTI also advanced funds to QuantX for various expenses prior to being acquired by the Company. These payments net to a total of $243,030, and are included in Due from related parties in the accompanying consolidated balance sheets at December 31, 2013.

On March 15, 2014, this receivable was converted to a three-year term note with QuantX in the principal amount of $243,030. The note bears interest at the rate of 4% per annum, with monthly payments of principal and interest totaling $7,175. The note is payable in full on March 15, 2017. QuantX made its first scheduled payment of $7,175 in May 2014 and did not make any subsequent payments on this note. On December 23, 2014, Liquid delivered a notice to QuantX declaring the unpaid principal amount of the note and related obligations owed by QuantX to Liquid to be immediately due and payable as a result of the failure to make timely payments of principal and interest to Liquid in accordance with the terms of the note. As noted above, Liquid believes that QuantX may not have the financial means to satisfy its obligations to the Company and, at December 31, 2014, wrote off this obligation, which totaled approximately $244,000. The Company, with the assistance of counsel, intends to take appropriate steps in an effort to collect this obligation, although there can be no assurance that the Company will be successful in doing so.

In June 2012, the Company entered into a demand promissory note with Liquid Trading Int’l LLP, which changed its name to QuantX effective January 22, 2013. The note, in the principal amount of $5,000,000, was payable upon demand, but in no event no later than May 15, 2013. The note bore interest at a rate of 3% per annum which was payable upon demand. QuantX repaid an aggregate of $2,750,000 of principal during 2012, with the remaining principal balance of $2,250,000 repaid during the first quarter of 2013. Total interest received over the life of the loan was $74,416.

Note Receivable / Due from Ferdinand Capital, LLC

LTI advanced $116,000 to Ferdinand Capital, LLC (“Ferdinand Capital”) during 2011. This amount is included in Due from related parties in the accompanying consolidated balance sheets at December 31, 2013. Ferdinand Capital is an entity owned by Brian Ferdinand, one of the founders of the Company.

On March 15, 2014, this receivable was converted to a one-year term note with Ferdinand Capital in the principal amount of $116,000. The note bore interest at the rate of 4% per annum, with monthly payments of principal and interest totaling $9,877 and was payable in full on March 15, 2015. On June 15, 2014, this note was amended and restated to a three-year term note that is payable in full on June 15, 2017. The note, at the same principal amount of $116,000 and interest rate per annum of 4%, has monthly payments of principal and interest totaling $3,425. The first payment, which was due on July 15, 2014, was paid along with $1,170 of interest that was accrued under the original terms of the note. In November 2014, an additional $4,000 was paid on this note.

On December 23, 2014, the Company delivered a demand notice to Ferdinand Capital declaring the unpaid principal amount of the note and related obligations in the aggregate amount of approximately $111,000 owed by Ferdinand Capital to the Company to be immediately due and payable as a result of the failure to make timely payments of principal amounts and accrued interest to the Company in accordance with the terms of the note. There can be no assurance that Ferdinand Capital will have the financial means to satisfy their obligations to the Company. The Company wrote off the balance due on this note of approximately $111,000 at December 31, 2014.

Note Receivable / Due from Stockholder

A security deposit for office space that was leased by one of the entities acquired by the Company was inadvertently refunded to a stockholder of the Company, Joseph Gamberale, who was also a principal of the acquired entity. The security deposit should have been refunded to the Company and, as such, a receivable of $300,000 was recorded in Due from related parties in the accompanying consolidated balance sheets at December 31, 2013.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 27, 2014, this receivable was converted to a five-year term note, effective April 1, 2014, with Mr. Gamberale in the principal amount of $300,000. The note bears interest at the rate of 3% per annum, with monthly payments of principal and interest totaling $5,390. The note is payable in full on April 1, 2019. As of the balance sheet date, no payments have been made on this note.

On December 23, 2014, the Company delivered a demand notice to Mr. Gamberale declaring the unpaid principal amount of the note and related obligations in the aggregate amount of approximately $307,000 owed by Mr. Gamberale to the Company to be immediately due and payable as a result of the failure to make timely payments of principal amounts and accrued interest to the Company in accordance with the terms of the note. There can be no assurance that Mr. Gamberale will have the financial means to satisfy their obligations to the Company. The Company is currently pursuing legal alternatives for collecting on this note. At December 31, 2014, a full reserve was established against the collectability of this note.

Consulting & Lock-up Agreements with Founder

On April 18, 2014, Brian Ferdinand tendered his resignation as Vice Chairman and a member of the Board of Directors of the Company as well as his position as Head of Corporate Strategy. Mr. Ferdinand’s resignation was not due to any disagreement with the Company, the Board or the Company’s management.

In connection with his resignation, Mr. Ferdinand and a number of entities controlled by him (collectively, the “Ferdinand Entities”) entered into a lock-up agreement (the “Ferdinand Lock-up Agreement”) with the Company in respect of their shares of the Company’s common stock. Pursuant to the terms of that agreement, Mr. Ferdinand and the Ferdinand Entities agreed with the Company that, without the Company’s prior written consent and in each case subject to certain exceptions, during the period beginning on April 18, 2014 through and including April 17, 2015, they would not sell the 5,214,647 shares of the Company’s common stock that they owned at the time. In connection with a settlement by Mr. Ferdinand of a litigated dispute with a financial institution, he requested and was granted a release of an aggregate of 1,271,000 shares from the Ferdinand Lock-up Agreement (including 771,000 shares previously released). In consideration of the release by the Company, the Company and the Ferdinand Entities entered into an amendment of the Ferdinand Lock-up Agreement that extended the duration of the Ferdinand Lock-up Agreement by a period of three months with respect to one-half of the Ferdinand Entities’ shares held by them as of April 17, 2015. The amendment also provides, among other things, for selling restrictions on the sale of 375,000 shares released from the Ferdinand Lock-up Agreement; for Mr. Ferdinand to cause Ferdinand Capital LLC, an entity controlled by Mr. Ferdinand, to make an early repayment to the Company of an outstanding $116,000 note payable to the Company (described above under Note Receivable / Due from Ferdinand Capital, LLC); and for a release from Mr. Ferdinand and the Ferdinand Entities of any claims that they might have against the Company arising out of the Ferdinand Lock-up Agreement. An additional release was approved by the Company in March of 2015, as detailed below under “Lock-Up and Support Agreement”. The Ferdinand Lock-up Agreement has now expired.

Also in connection with Mr. Ferdinand’s resignation, the Company entered into a two-year consulting agreement (the “Consulting Agreement”) with Ferdinand Trading, LLC (“Ferdinand Trading”), an entity controlled by Mr. Ferdinand. Pursuant to the Consulting Agreement, Mr. Ferdinand was to be assisting with business development efforts; developing strategy for product development, marketing, partnerships and mergers and acquisitions; and providing support to the sales and marketing team, including client introduction. On October 16, 2014, Mr. Ferdinand and the Company agreed to an amendment and restatement of the Consulting Agreement. The Consulting Agreement provided for, among other things, an annual fee of $450,000, payable in quarterly increments, for such services. The Company has also agreed to reimburse Mr. Ferdinand for his health insurance premiums for up to eighteen months. The Company paid and expensed $300,000 during the year ended December 31, 2014 related to the Consulting Agreement.

On December 23, 2014, the Company notified Ferdinand Trading and Mr. Ferdinand of the Company’s termination of the Consulting Agreement, effective immediately, as a result of the breach by Ferdinand Trading and Mr. Ferdinand of certain of their obligations under the Consulting Agreement and related agreements. Pursuant to the Consulting Agreement, Ferdinand Trading was obligated to make Mr. Ferdinand available to the Company to provide services requested of him by the Company as noted above.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acceleration of Restricted Stock Units

On September 16, 2014, the Human Resources and Compensation Committee of the Company’s Board of Directors approved the accelerated vesting of 170,637 restricted stock units awarded to Mr. Ferdinand that were originally scheduled to vest on May 15, 2015, resulting in share-based compensation expense of approximately $258,000.

Revolving Promissory Notes

On February 26, 2014, the Company executed a Revolving Promissory Note with each of its two then-largest stockholders, Brian Ferdinand and Douglas J. Von Allmen (each, a “Note” and, collectively, the “Notes”). Under each Note, the Company was able to borrow, and the lender had committed to lend, up to a principal amount of $3,750,000 on a revolving basis ($7,500,000 in the aggregate under the Notes), with interest payable quarterly on any amounts borrowed at a rate of 4% per annum. Any amounts borrowed under the Notes were repayable at maturity on April 30, 2015 and were optionally repayable at any time without the payment of any premium or penalty. The Company was obligated to pay a commitment fee on any undrawn amounts at a rate per annum equal to 0.50%, payable quarterly. The Notes contained certain customary covenants, including covenants relating to the Company’s ability to incur indebtedness and make restricted payments, and provided for certain customary events of default. The commitments under the Notes could be terminated by the Company at any time. On May 2, 2014, the Company borrowed $1,000,000 under the Note with Mr. Von Allmen for working capital and general corporate purposes. On May 20, 2014, the Company repaid the $1,000,000 it borrowed from Mr. Von Allmen along with $1,972 of interest. Also on May 20, 2014, the Company formally terminated the commitments under the Notes with Mr. Von Allmen and Mr. Ferdinand and paid them $4,017 and $4,263, respectively, of commitment fees in accordance with the terms of the Notes.

Personal Guaranty Agreement

On March 6, 2014, Mr. Von Allmen executed a Personal Guaranty Agreement (the “Personal Guaranty”) with the Company whereby Mr. Von Allmen guaranteed the funding of loans pursuant to the $3,750,000 Note entered into between Brian Ferdinand and the Company (see above). If Mr. Ferdinand failed to fund any request when due, Mr. Von Allmen agreed to promptly pay the unpaid amount to the Company based on the terms and conditions of the Note. As consideration for the Personal Guaranty, the Company agreed to pay Mr. Von Allmen a fee equal to 0.50% per annum on the guaranteed amount of $3,750,000. On May 20, 2014, the Company formally terminated the Personal Guaranty and paid Mr. Von Allmen $3,853 as consideration.

Loans Payable to Founders

On June 13, 2013, Richard Schaeffer, one of the founders and a former member of the Company’s Board of Directors, loaned the Company $250,000 to be payable in full on December 13, 2013. The loan bore interest on the unpaid principal balance at a rate of 4% per annum until the earlier of payment in full or December 13, 2013. The proceeds of the loan were used for general working capital requirements of the Company. On August 1, 2013, the Company repaid the principal balance of the loan in full. The amount of interest paid on the loan totaled $1,370.

On July 1, 2013, Ferdinand Holdings, LLC, a Delaware limited liability company of which Mr. Ferdinand is the managing member, loaned the Company $250,000 to be payable in full on December 31, 2013. The loan bore interest on the unpaid principal balance at a rate of 4% per annum until the earlier of payment in full or December 31, 2013. The proceeds of the loan were used for general working capital requirements of the Company. On August 1, 2013, the Company repaid the principal balance of the loan in full. The amount of interest paid on the loan totaled $877.

Other Related Party Relationships

Certain officers and directors of the Company were also officers and directors of certain entities acquired by the Company or entities with which the Company has business relationships.

21

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 11, 2013, Thomas Ross, a member of the Company’s Board of Directors at such time, loaned the Company $250,000 to be payable in full on January 10, 2014. The loan bore interest on the unpaid principal balance at a rate of 4% per annum until the earlier of payment in full or January 10, 2014. The proceeds of the loan were used for general working capital requirements of the Company. On August 1, 2013, the Company repaid the principal balance of the loan in full. The amount of interest paid on the loan totaled $603.

On October 1, 2013, the Company entered into a four-month sublease agreement for office space in Hoboken, New Jersey which was subsequently converted to a five-year lease agreement, effective February 1, 2014. The sublease was entered into with APX, Inc., an entity that the Company’s former Chief Executive Officer and General Counsel have an interest in, and they are members of that entity’s board of directors (see Note 7).

The investigation conducted by the Company’s Audit Committee in 2015 uncovered certain additional related party relationships as detailed in Note 7 below under the heading “Audit Committee Investigation.”

Private Placement

On April 5, 2013, the Company issued 720,498 shares of its common stock with an estimated fair value of $5.3 million to D&L Partners, LP (“D&L Partners”), an entity controlled by Douglas J. Von Allmen (a holder of more than 10% of our common stock) and listed as a significant creditor on QuantX Management LLP's financial statements for their fiscal year ended March 31, 2013, in consideration of D&L Partners’ continued financial support and commitment to the development and growth of the Company (see Note 12).

(7) Commitments and Contingencies

Legal Matters

The Company may from time to time be involved in litigation and claims incidental to the conduct of our business, including but not limited to intellectual property claims, and other legal proceedings.

Audit Committee Investigation

As previously reported, the Audit Committee of our Board of Directors (the “Audit Committee”), with the assistance of outside legal counsel, conducted an investigation (the “Investigation”) into certain issues raised by counsel to one of our stockholders, including allegations about our former senior management. As of the date of this Ex. 99.2, the Audit Committee has completed the Investigation and, together with the Company’s management, continues to assess what actions (other than the disclosures being made herein) should be taken by the Company in response thereto. The total cost of the Investigation billed to the Company through the date of this filing, all of which has been incurred in 2015, is approximately $2.7 million, of which approximately $0.7 million was for additional fees incurred by our former independent registered public accounting firm. Some of the observations reported to our Audit Committee and Board of Directors (the “Board”) in connection with the Investigation are as follows:

Stock Transfer Agreement with Douglas J. Von Allmen

The Company previously disclosed that Brian Ferdinand, one of the Company’s founders and its former Vice Chairman and Head of Corporate Strategy, and Douglas J. Von Allmen, a beneficial owner of more than 10% of the Company’s common stock, purchased an aggregate of $16.2 million of shares of common stock in the Company’s IPO at the IPO price per share of $9.00. The Company also previously disclosed that, in late February of 2014, entities controlled by two of its founders, Mr. Ferdinand and Robert Keller, transferred 732,292 shares of our common stock to D&L Partners, LP, an entity controlled by Mr. Von Allmen, and certain other pre-IPO stockholders without the payment of any cash consideration. Based on the results of the Investigation, it appears that these shares were transferred to such entity pursuant to an agreement among Messrs. Ferdinand, Keller and Von Allmen, which was entered into prior to the Company’s IPO, to transfer additional shares of common stock to Mr. Von Allmen at no cost after the expiration of the lock up agreements signed in connection with the IPO. The Company is not in possession of that agreement.

22

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Brian Storms’ Loan from CMK Keller Holdings, LLC

The Company previously disclosed that, on May 14, 2013, CMK Keller Holdings, LLC (“CMK LLC”), of which one of the Company’s founders and a former director, Mr. Keller, is the managing member, sold Mr. Storms, a former member of the Board and the Company’s former Chief Executive Officer and Vice Chairman, 766,466 shares of the Company’s common stock for $5,000,000. The Company estimated the fair value of the shares sold at $5,780,000. As a result of this sale below fair value, the Company recorded share-based compensation expense of $780,000 in the second quarter of 2013. Based on the results of the Investigation, it appears that: (i) on May 14, 2013, Mr. Storms issued a Demand Promissory Note (the “Note”) in the principal amount of $5,000,000 to CMK LLC, as consideration for the sale of these shares; and (ii) on December 2, 2014, Mr. Storms and CMK LLC entered into an Addendum to the Note and reduced the principal amount of the Note from $5,000,000 to $1,250,000, a transaction that required us to take an additional $1.3 million in compensation expense in the fourth quarter of 2014.

Brian Storms’ Loans from Brian Ferdinand, Douglas J. Von Allmen and The Bridgehampton National Bank

Based on the results of the Investigation, it appears that:

(i)         in March 2014, Mr. Ferdinand loaned approximately $1,100,000 to Mr. Storms in connection with Mr. Storms’ tax obligations related to Restricted Stock Units granted by Liquid on December 1, 2012;

(ii)        in October 2014, Mr. Storms received a loan from D&L Partners, LP, an entity controlled by Mr. Von Allmen, in the amount of $1,100,000 that Mr. Storms used to repay the March 2014 loan to Mr. Ferdinand; and

(iii)       in December 2014, The Bridgehampton National Bank (the “Bank”) loaned $2,000,000 on a secured basis to Mr. Storms, of which $1.1 million was used to repay the October 2014 loan from D&L Partners, LP. Mr. Storms repaid his loan to the Bank in January 2015. Dennis Suskind, Chairman of the Audit Committee, is also Vice Chairman of Bridge Bancorp, Inc., the registered bank holding company for the Bank.

In addition, based on the results of the Investigation, it appears that D&L Partners, LP loaned $130,000 to Mr. Storms in May 2014 to buy shares of the Company’s common stock in the open market.

Accounts Receivable from QuantX Management, LLP

The Company previously disclosed that accounts receivable from QuantX were approximately $1.1 million as of September 30, 2014 (a figure that was revised to zero in the Restatement described below) and represented the balance due from QuantX for the sale of the Company’s software services. QuantX was the Company’s largest customer and the receivable due from QuantX accounted for 74% of the Company’s total net accounts receivable at September 30, 2014 (0% after the Restatement). On December 23, 2014, the Company notified QuantX that it was delinquent in payments owed to the Company in the aggregate amount of approximately $1.4 million pursuant to two technology services agreements and approximately $325,000 in additional delinquent payments, and demanded that QuantX pay such amounts owing to the Company immediately. The Company suspended QuantX’s access to the Company’s services shortly thereafter.

Prior to the quarter ended September 30, 2014, QuantX historically settled its accounts with the Company in full. However, it appears that during the quarter ended June 30, 2014, certain former members of management may have become aware that QuantX may have been experiencing significant liquidity issues, which created uncertainty thereafter as to QuantX’s ability to meet its financial obligations despite the fact that as of June 30, 2014 QuantX was not in arrears for any previously purchased software services. In particular, it appears QuantX would not have been able to pay in full our outstanding bills in the aggregate amount of approximately $1.2 million as of June 30, 2014 had it not obtained additional funding from Mr. Von Allmen or the entity that he controls, D&L Partners, LP. Because QuantX represented a substantial percentage of the Company’s revenues, its financial condition, liquidity and results of operations were closely tied to, and significantly impacted, the Company’s performance. QuantX liquidity issues could have had a material adverse effect on the Company’s expected revenues, in the near term and possibly in the long term, and could have resulted in a significant reduction in the Company’s revenues.

23

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Based on the Investigation’s findings and upon the recommendation of the Company’s executive officers, on September 10, 2015, the Audit Committee and the Board concluded that the Company’s previously issued unaudited condensed consolidated financial statements as of September 30, 2014 and for the three and nine months ended September 30, 2014 (the “Restatement Periods”) should no longer be relied upon and should be restated (the “Restatement”) due to certain accounting errors. The accounting errors involve the premature recognition of revenue from QuantX and QuantX-related Customers during the quarter ended September 30, 2014, before collectability was reasonably assured, given the significance of the uncertainty of collections from QuantX and QuantX-related Customers that became known to certain members of management during June 2014. The Company has not yet filed an amended and restated Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 to give effect to the Restatement, but when it does, it expects to use the information contained in Exhibit 99.1 to the Current Report on Form 8-K to which this Ex. 99.2 is attached. The Company cannot predict what additional legal proceedings may arise from the Restatement, which proceedings could include securities and shareholder derivative actions by the Company’s stockholders and regulatory proceedings by the SEC.

SEC Document Preservation Notice

We have received a document preservation notice dated March 19, 2015 from the staff of the SEC requiring that we preserve documents in connection with an ongoing investigation being conducted by the staff. We have not been formally informed of the matters under investigation. To date, we have not received a subpoena from the SEC, nor have we been asked to produce any documents. We are unable to assess with confidence or certainty how long the SEC investigatory process will last or its ultimate outcome, including whether any action will be filed by or any settlement will be reached with the SEC, the amount of any potential monetary penalties, the nature of any other possible remedies against the Company, or any other impact on the Company as a result of any proposed or actual enforcement action.

Gibson Dunn Fee Dispute

On June 24, 2015, Gibson, Dunn & Crutcher (“Gibson”), which had served as the Company’s counsel since 2012, filed a Demand for Arbitration with JAMS, a private alternative dispute resolution (ADR) provider, claiming breach by Liquid of the terms of Gibson’s Engagement Letter with Liquid and seeking to recover approximately $970,000 primarily for unpaid legal fees and costs for work performed in 2015 on behalf of the Audit Committee as part of the Investigation, amounts that were accrued as they were incurred. The Company intends to vigorously defend itself in this proceeding. Due to the inherent uncertainties in this dispute and because the ultimate resolution is influenced by factors outside of the Company’s control, the Company is currently unable to predict the ultimate outcome of this dispute or its impact on the Company’s financial position or results of operations.

Deutsch Litigation

As previously reported, on August 18, 2015, Jay Deutsch, as Managing General Partner of the Deutsch Family Investment Partnership, and Todd Deutsch filed an action in the Supreme Court of the State of New York, County of Nassau, against Liquid; two of Liquid’s founders, Mr. Ferdinand (the Company’s former Vice Chairman and Head of Corporate Strategy) and Richard Schaeffer (one of the Company’s former directors), and their respective affiliates; and Brian Storms, a former director as well as the Company’s former Chief Executive Officer and Vice Chairman (collectively, the “Defendants”).

The complaint alleges that the Defendants made misrepresentations in connection with the plaintiffs’ investment in Liquid. The plaintiffs asserted two causes of action seeking damages of up to $1,250,000, plus punitive damages, prejudgment interest and costs of the litigation. The Company intends to vigorously defend this lawsuit. Due to the inherent uncertainties in litigation and because the ultimate resolution of this proceeding is influenced by factors outside of the Company’s control, the Company is currently unable to predict the ultimate outcome of this litigation or its impact on the Company’s financial position or results of operations.

24

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

QuantX and Ferdinand Disputes

On December 23, 2014, the Company notified Ferdinand Trading LLC (“Ferdinand Trading”), an entity controlled by Mr. Ferdinand, as well as Mr. Ferdinand, of the Company’s termination of the Amended and Restated Consulting Agreement, dated October 16, 2014 (the “Consulting Agreement”), between the Company and Ferdinand Trading. Pursuant to the Consulting Agreement, Ferdinand Trading was obligated to make Mr. Ferdinand available to the Company to provide services requested of him by the Company, including assisting with business development efforts; developing strategy for product development, marketing, partnerships and mergers and acquisitions; and providing support to the sales and marketing team, including client introduction. The Company terminated the Consulting Agreement as a result of the breach by Ferdinand Trading and Mr. Ferdinand of certain of their obligations under the Consulting Agreement and related agreements. Mr. Ferdinand has contested the termination, but neither he nor Ferdinand Trading has initiated any legal proceedings at this time. Should they do so, the Company believes it was justified in terminating the Consulting Agreement and will have valid defenses against any contrary claim.

Concurrently with the Company’s termination of the Consulting Agreement, the Company notified QuantX that QuantX was delinquent in payments owed to the Company in the aggregate amount of approximately $1.4 million pursuant to two technology services agreements and approximately $325,000 in additional delinquent payments, and demanded that QuantX pay such amounts owing to the Company immediately. Further, in connection with such notice to QuantX, the Company notified QuantX of the Company’s intention to suspend QuantX’s access to the Company’s services shortly thereafter which suspension was carried out. The Company also separately delivered a notice to QuantX declaring the unpaid principal amount of a term note and related obligations in the aggregate amount of approximately $244,000 owed by QuantX to the Company to be immediately due and payable as a result of QuantX’s failure to make timely payments of principal and interest to the Company in accordance with the terms of the note. No legal proceedings have been commenced at this time, but the Company may need to do so in order to attempt to collect the amounts owed to it. Any recovery is unlikely given the Company’s understanding that QuantX is in the process of or has already been liquidated.

The Company also delivered a demand notice (i) to Ferdinand Capital, LLC (“Ferdinand Capital”), another entity affiliated with Mr. Ferdinand, declaring the unpaid principal amount of a term note and related obligations in the aggregate amount of approximately $111,000 owed by Ferdinand Capital to the Company to be immediately due and payable as a result of the failure to make timely payments of principal amounts and accrued interest to the Company in accordance with the terms of the note and (ii) to a stockholder, Joseph Gamberale, declaring the unpaid principal amount of a term note and related obligations in the aggregate amount of approximately $307,000 owed by Mr. Gamberale to the Company to be immediately due and payable as a result of the failure to make timely payments of principal amounts and accrued interest to the Company in accordance with the terms of the note. No legal proceedings have been commenced at this time, but the Company may need to do so in order to attempt to collect the amounts owed to it.

Unqua/Harley Litigation

The Company had previously reported that it was a defendant, along with Brian Ferdinand and QuantX (collectively, the “Unqua Defendants”), in an action filed on July 24, 2014 by Unqua Holdings, Inc. and its chairman/president Daniel Harley. The complaint alleges that the Unqua Defendants made misrepresentations in connection with the plaintiffs’ investment in predecessor entities of the Company and further alleging conversion and violations of fiduciary duty in connection with the Unqua Defendants’ transactions with related parties. The plaintiffs asserted six causes of action, seeking compensatory damages ranging from $1.5 million to $5 million, plus punitive damages in excess of $10 million. On July 14, 2015, a motion to dismiss the complaint was granted and the action was dismissed on the grounds that the plaintiffs had previously granted the Unqua Defendants a full release of claims. The period for appeal or filing a new complaint has passed and no further proceedings are expected.

OTC Litigation

The Company had previously reported that it was a defendant in an action filed on July 23, 2013 in the Supreme Court of The State of New York by two individuals (the “OTC Parties”) who were involved in the establishment and operation of the over-the-counter brokerage operations of LPS and Futures, which ceased operating on June 1, 2013. Also named as defendants were one of the Company’s subsidiaries, Liquid Prime Holdings, LLC, and Brian Ferdinand, the Company’s former Vice Chairman and Head of Corporate Strategy. On July 3, 2014, a motion to dismiss the complaint was granted and the action was dismissed, without prejudice. The period for appeal or filing a new complaint has passed and no further proceedings are expected.

25

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Employee Claim

The Company had previously reported that it received a letter from counsel for a former employee claiming that the Company and certain other parties, including related parties, were responsible for paying the former employee stock compensation in the amount of $500,000 in consideration for services provided to Partners (then known as Centurion Capital Group, LLC). This matter was settled for $380,000, effective July 23, 2014, with the Company agreeing to pay $150,000 as its part of the settlement and QuantX and D&L Partners, LP (an entity controlled by Douglas J. Von Allmen, the Company’s largest stockholder) agreeing to pay $130,000 and $100,000, respectively, as their part of the settlement in accordance with an agreed upon payment schedule. At September 30, 2014, QuantX did not make its scheduled payments and, as such, the Company, being jointly and severally liable, made these scheduled payments totaling $80,000 on QuantX’s behalf. On October 1, 2014, QuantX repaid the $80,000 to the Company. The matter is now fully resolved.

Lease Commitments

The Company has entered into lease agreements with third parties for certain office space and equipment, which expire at various dates through December 2023. Rent expense totaled $1,722,823 and $1,211,693 for the years ended December 31, 2014 and 2013, respectively. These amounts are recorded as Rent in the accompanying consolidated statements of operations and comprehensive loss.

The Company recognizes rent expense for escalation clauses, rent holidays, leasehold improvement incentives and other concessions using the straight-line method over the minimum lease term.

At December 31, 2014, minimum future rental commitments under non-cancellable operating leases are as follows:

Year Ending December 31, (unaudited)
2015	$1,434,738
2016	1,472,552
2017	1,512,622
2018	1,552,887
2019	1,352,907
Thereafter	4,761,691
Total	$12,087,397

On August 12, 2013, the Company, entered into a lease agreement (the “Lease”), effective December 6, 2013, for approximately 13,200 rentable square feet of office space located in New York. The Company was using a portion of the leased premises as its new corporate headquarters (the “HQ Space”), replacing the Company’s previous headquarters in the same building, and the remainder (the “BD Space”) as offices for LPS, the Company’s broker dealer subsidiary. The initial base rent under the Lease is $85,364 per month, increasing at 3% per annum. In addition to the base rent, the Company is responsible for certain costs and charges identified in the Lease, including certain utility expenses, real estate taxes, insurance and operating costs. The term of the Lease for the HQ Space and the BD Space will end ten and six years after the effective date of the Lease, respectively.

On October 1, 2013, the Company entered into a four-month sublease agreement (the “Sublease”) at a monthly rate of $23,247 for approximately 7,200 square feet of office space in Hoboken, New Jersey to be used for certain back-office operations. The Sublease included a transfer to the Company of the existing equipment located in the space and an agreement to allow the sublessor to use a portion of the space not being used by the Company for up to nine months. The Sublease was entered into with APX, Inc., an entity that the Company’s former Chief Executive Officer and General Counsel have an interest in, and they are members of that entity’s board of directors. In March 2014, the Company entered into a new, five-year lease (the “Hoboken Lease”) for the same space with an effective commencement date of February 1, 2014. The initial base rent under the Hoboken Lease is $23,550 per month increasing to $24,153 per month on August 1, 2016. In addition to the base rent, the Company is responsible for certain costs and charges identified in the Hoboken Lease, including certain utility expenses, real estate taxes, insurance and operating costs. As long as the Company had no instances of default under the terms of the Hoboken Lease, the lease provided for base rent to be waived for the period from February 1, 2014 to June 30, 2014. There were no instances of default through June 30, 2014 and, as such, the base rent for this period was waived.

26

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) Share-Based Compensation

On April 5, 2013, the Company’s Board of Directors approved the 2012 Amended and Restated Stock Incentive Plan (“2012 Amended Incentive Plan”). Subject to adjustment for certain dilutive or related events, the maximum number of shares that may be issued under this amended plan shall not exceed the number of shares equal to 15% of the total number of common shares of the Company outstanding as of April 5, 2013.

The Company currently intends to use authorized and unissued shares to satisfy share award exercises.

At December 31, 2014, there were 375,846 additional shares available for the Company to grant under the 2012 Amended Incentive Plan. On November 13, 2014, non-qualified stock options (“NQSOs”) totaling 1,000,000 were granted on terms substantially similar to those of the 2012 Amended Incentive Plan.

Share-based compensation for the year ended December 31, 2014 totaled $6.4 million, of which $1.3 million related to the May 2013 equity transaction between Brian Storms and CMK LLC. Based on the results of the Investigation, it appears that Mr. Storms issued a demand promissory note in the principal amount of $5 million to CMK LLC as consideration for the sale of these shares, which principal amount was subsequently reduced to $1.25 million in December 2014. Because the shares were purchased in exchange for a note that appeared to be without recourse, the substance of this transfer of shares was substantially the same as those embodied in the grant of an equity share option and, as a result, this transaction should have originally been accounted for as if it was a stock option grant for accounting purposes. Using the Black-Scholes valuation model, the Company’s management determined that the fair value of the original issuance was approximately $1.9 million. This fair value would then be recognized ratably over the estimated term of the Note as compared to the $0.8 million in share-based compensation expense that was originally recorded in the second quarter of 2013. Management determined that the modification of the stock award would result in additional share-based compensation expense of approximately $0.2 million which, together with the unrecognized share-based compensation expense at the time, would be recorded in the fourth quarter of 2014 when the note was modified and settled. The Company compared the share-based compensation expense for this transaction that was originally recorded to what should have been recorded using the proper accounting treatment and determined that the resulting difference was not material to any prior periods and, as such, recorded share-based compensation expense of $1.3 million to correct this accounting error in the fourth quarter of 2014.

Restricted Stock Units

The Company recognizes compensation expense on restricted stock units (“RSUs”) based on the grant date fair value per share over the applicable vesting period. The Company determines the fair value of RSUs granted based on the closing market price of the shares underlying the awards on the grant date. Prior to the Company’s IPO, fair value was determined with consideration given to valuation analyses performed by an unrelated third party valuation specialist utilizing a market approach based on third party purchases of the Company’s shares.

27

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the activity of non-vested RSUs granted under the 2012 Amended Incentive Plan:

	Year Ended December 31, 2014 (unaudited)		Year Ended December 31, 2013
		Weighted Average		Weighted Average
		Grant Date		Grant Date
Non-vested shares	Shares	Fair Value	Shares	Fair Value
Balance at beginning of year	1,231,754	$7.77	760,033	$7.54
Granted	858,857	1.16	1,077,560	7.82
Vested	(760,251)	7.34	(605,839)	7.57
Cancelled / Forfeited	(269,348)	7.53	-	-
Balance at end of year	1,061,012	$2.79	1,231,754	$7.77

At December 31, 2014, there was $1,567,705 of total unrecognized compensation costs related to non-vested RSUs granted under the 2012 Amended Incentive Plan. This cost is expected to be recognized during 2015 through 2017. The total fair value of shares vested during the year ended December 31, 2014 was $2,483,632.

Non-Qualified Stock Options

The Company recognizes compensation expense on NQSOs based on the grant date fair value per share over the applicable vesting period. The Company determines the fair value of NQSOs granted using the Black-Scholes valuation model measured at the grant date.

The Black-Scholes fair value of each NQSO grant was calculated using the following assumptions:

	Year Ended December 31, 2014 (unaudited)	Year Ended December 31, 2013
Dividend yield	0%	0%
Expected volatility	86%	50%
Risk-free interest rate	1.85% - 1.96%	1.70%
Expected term	6.0 years	6.0 years

The following table summarizes the activity of NQSOs granted under the 2012 Amended Incentive Plan:

	Year Ended December 31, 2014 (unaudited)		Year Ended December 31, 2013
		Weighted Average		Weighted Average
	Shares	Exercise Price	Shares	Exercise Price
Balance at beginning of year	420,505	$9.00	-	$-
Granted	1,335,000	1.57	420,505	9.00
Exercised	-	-	-	-
Cancelled / Forfeited	(221,688)	9.00	-	-
Balance at end of year	1,533,817	$2.53	420,505	$9.00
Exercisable at end of year	92,871	$8.53	12,798	$9.00
Remaining weighted average contractual life of exercisable options (years)		8.2		9.6
Aggregate intrinsic value		$-		$-

At December 31, 2014, there was $1,017,504 of total unrecognized compensation costs related to NQSOs granted under the 2012 Amended Incentive Plan. This cost is expected to be recognized during 2015 through 2017. The total fair value of shares vested during the year ended December 31, 2014 was $633,437.

28

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) Loss on Settlement of Contingent Consideration Payable

In connection with the July 2012 acquisition of Fundsolve, the sellers of Fundsolve were to receive an aggregate of 1% of the issued equity capital of the Company upon (i) the IPO or admission to trading on any stock exchange of the Company or (ii) January 1, 2014. The Company recorded a contingent consideration payable in the amount of $1,690,000 representing the fair value of Fundsolve’s assets and liabilities on the acquisition date. Upon the IPO, the Company issued 245,632 common shares, valued at $2,210,688, to the sellers of Fundsolve as satisfaction of the contingent consideration payable and, as a result, recorded a realized loss of $649,688 in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2013.

(10) Income Taxes

The Company is subject to examinations in U.S. federal, New York State, New York City and other state tax jurisdictions. The Company’s initial corporate tax returns were filed for the year ended December 31, 2013.

As discussed in Note 1, on July 24, 2013 the Company reorganized as a Delaware corporation from a limited liability company in connection with its IPO. The change in tax status required the Company to revalue its deferred tax assets and liabilities at current corporate U.S. federal and state income tax rates. Prior to July 24, 2013, the Company, as a limited liability company, was treated as a partnership for federal and state income tax purposes. Accordingly, no provision had been made for federal and state income taxes during this period, since all items of income or loss were required to be reported on the income tax returns of the members, who are responsible for any taxes thereon. The Company was, however, subject to the New York City Unincorporated Business Tax.

The loss before income taxes is as follows:

	Year Ended
	December 31, 2014 (unaudited)	December 31, 2013

Loss before income taxes	$(54,570,582)	$(47,309,307)

The provision for current and deferred income taxes consists of the following:

	Year Ended
	December 31, 2014 (unaudited)	December 31, 2013
Income tax provision:
Current:
U.S. federal	$-	$-
U.S. state and local	-	-
Total current income taxes	-	-

Deferred:
U.S. federal	(11,348,988)	(3,152,591)
U.S. state and local	(2,224,782)	(848,752)
Total deferred income taxes	(13,573,770)	(4,001,343)

Change in valuation allowance	13,573,770	3,304,083

Total provision for income taxes	$-	$(697,260)

A reconciliation of the statutory U.S. federal tax rate to the Company’s effective tax rate is as follows:

	Year Ended
	December 31, 2014 (unaudited)	December 31, 2013
Statutory U.S. federal tax rate	35.00%	35.00%
Change in tax status	0.00%	-26.29%
State and local taxes, net of U.S. federal tax effect	7.40%	0.20%
Impairment of goodwill and intangible assets	-10.03%	0.00%
Permanent differences	0.00%	-0.40%
Valuation allowance	-24.9%	-7.03%
Other, net	-7.2%	-0.01%

Effective tax rate	0.00%	1.47%

29

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of temporary differences that gave rise to the Company’s deferred tax assets and liabilities were as follows:

	December 31, 2014 (unaudited)	December 31, 2013
Current deferred tax assets:
Property and equipment	$-	$87,970
Share-based compensation	91,313	1,315,836
Deferred compensation	-	335,562
Deferred rent	-	9,040
Allowance for doubtful accounts	5,606	-
Net operating loss carryforwards	-	1,057,135
Total current deferred tax assets	96,919	2,805,543
Less: Valuation allowance	(96,919)	(2,489)
Net current deferred tax assets	-	2,803,054

Current deferred tax liabilities:
Intangible amortization	-	(2,803,054)
Net current deferred tax liabilities	-	(2,803,054)

Net current deferred tax assets (liabilities)	$-	$-

Non-current deferred tax assets:
Property and equipment	$-	$16,224
Intangible amortization	100,511	-
Share-based compensation	797,934	875,891
Deferred rent	131,292	-
Net operating loss carryforwards	16,341,586	4,514,400
Total non-current deferred tax assets	17,371,323	5,406,515
Less: Valuation allowance	(17,068,997)	(3,589,656)
Net non-current deferred tax assets	302,326	1,816,859

Non-current deferred tax liabilities:
Intangible amortization	-	(1,816,859)
Property and equipment	(174,205)	-
Capitalized software	(128,121)	-
Net non-current deferred tax liabilities	(302,326)	(1,816,859)

Net non-current deferred tax assets (liabilities)	$-	$-

The Company analyzed the recoverability of recorded deferred tax assets and established a valuation allowance of approximately $15.3 million. As of December 31, 2014 and 2013, the change in the valuation allowance was approximately $13.6 million and $3.3 million, respectively.

As of December 31, 2014 and 2013, the Company has a federal net operating loss carryover (“NOL”) of approximately $38.6 million and $12.6 million, respectively, which begin to expire in 2032 if not utilized. The Company performed an analysis to determine if there was a change of ownership as defined under Internal Revenue Service Code 382. This analysis indicated that there was a change of ownership on May 15, 2014, corresponding with the Company’s follow-on public offering. As a result, the Company’s NOL from its inception to May 15, 2014 is subject to an annual limitation of approximately $1.0 million. Due to this annual limitation, there will be an unused NOL of approximately $1.7 million and, as such, the Company’s deferred tax asset and valuation allowance related to its NOL was reduced by $0.7 million accordingly.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company does not have any current income taxes payable or receivable and there have been no cash payments for income taxes.

Management believes there are no tax positions requiring recognition or disclosure under ASC Topic 740-10—Accounting for Uncertainty in Income Taxes.

The Company’s policy for recording interest and penalties associated with audits is to record such expenses as a component of income tax expense. There were no amounts accrued for interest or penalties for the years ended December 31, 2014 and 2013. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

(11) Computation of Loss per Share

Basic loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the period. Diluted loss per share is computed using the same method as basic loss per share, however, the computation reflects the potential dilution that would occur if outstanding in-the-money share awards were exercised and converted into common shares.

	Year Ended
	December 31, 2014 (unaudited)	December 31, 2013
Net loss	$(54,570,582)	$(46,612,047)
Loss applicable to common shares	$(54,570,582)	$(46,612,047)
Weighted average common shares outstanding	47,022,035	22,230,943
Basic and diluted loss per common share	$(1.16)	$(2.10)

The calculation of diluted loss per share excludes the effect of all unvested RSUs and outstanding NQSOs because they were determined to be anti-dilutive and, therefore, diluted loss per share is the same as basic loss per share.

(12) Stockholders’ Equity

Expenses Paid by Founders and Employees

The following transactions were accounted for in accordance with ASC Paragraph 225-10-S99-4, Presentation, Income Statement—Accounting for Expenses or Liabilities Paid by Principal Stockholder(s) and ASC Paragraph 718-10-15-4, Compensation—Stock Compensation. This guidance provides that share-based payments awarded to an employee of the reporting entity by a related party or other holder of an economic interest in the entity as compensation for services provided to the entity are share-based payment transactions unless the transfer is clearly for a purpose other than compensation for services to the reporting entity. The substance of such a transaction is that the economic interest holder makes a capital contribution to the reporting entity, and the reporting entity makes a share-based payment to its employee in exchange for services rendered. As such, the value of the shares transferred by the founders and employees were reflected as an expense in the Company’s consolidated statements of operations and comprehensive loss with a corresponding credit to contributed capital. Share-based compensation expense of approximately $10.4 million was recognized as a result of these transactions during the year ended December 31, 2013, representing the difference between the aggregate fair value and the purchase price.

On January 9, 2013, one of the founders of the Company sold 43,577 common shares to a strategic partner of the Company for a purchase price of $300,000. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $338,102.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 15, 2013, one of the founders of the Company sold 90,786 common shares to a member of the Company’s Board of Directors for a purchase price of $375,000. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $702,622.

On February 28, 2013, two of the founders of the Company sold 18,193 common shares to a consultant for a purchase price of $100,000. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $140,250.

On March 12, 2013, two of the founders of the Company sold 46,096 common shares to a consultant for a purchase price of $250,000. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $350,626.

On May 1, 2013, the founders of the Company transferred 541,901 common shares to David Solimine and Orca Trading LLC as consideration for his previous commitment to the development and growth of the Company. The Company estimated the fair value of the common shares transferred utilizing the market approach, which amounted to $3,973,750.

On May 10, 2013, a founder of the Company transferred 191,616 common shares to another founder of the Company for no monetary consideration. The Company estimated the fair value of the common shares transferred utilizing the market approach, which amounted to $1,445,000.

On May 13, 2013, a founder of the Company sold 61,317 common shares to a consultant for a purchase price of $400,000. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $462,400.

On May 14, 2013, a founder of the Company sold 766,466 common shares to Brian Storms, the Company’s CEO, for a purchase price of $5,000,000. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $5,780,000. This is the transaction financed by a note referenced above in Note 7 (Legal Matters) and Note 8 (Share-Based Compensation).

On May 14, 2013, a founder of the Company sold 47,904 common shares to a member of the Company’s Board of Directors for a purchase price of $312,500. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $361,250.

On May 14, 2013, a founder of the Company, Mr. Storms and three employees transferred 104,431 common shares to D&L Partners for no monetary consideration. The Company estimated the fair value of the common shares transferred utilizing the market approach, which amounted to $787,525.

On May 14, 2013, a founder of the Company sold 70,898 common shares to a consultant for a purchase price of $500,000. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $534,650.

On May 15, 2013, a founder of the Company sold 191,616 common shares to D&L Partners for a purchase price of $1,350,000. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $1,445,000.

On May 16, 2013, a founder of the Company sold 15,329 common shares to a consultant for a purchase price of $100,000. The Company estimated the fair value of the common shares sold utilizing the market approach, which amounted to $115,600.

On May 29, 2013, two of the founders of the Company transferred 95,808 common shares to a consultant for no monetary consideration. The Company estimated the fair value of the common shares transferred utilizing the market approach, which amounted to $722,500.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 20, 2013, a founder of the Company transferred 191,558 common shares to another founder of the Company for no monetary consideration. The Company estimated the fair value of the common shares transferred utilizing the market approach, which amounted to $1,445,000. On June 24, 2013, two of the founders of the Company transferred 67,035 shares to a consultant for no monetary consideration. The Company estimated the fair value of the common shares transferred utilizing the market approach, which amounted to $505,750.

Private Placements

During the year ended December 31, 2013, the Company executed subscription agreements with private investors in the aggregate amount of $3,300,000 in exchange for 394,098 common shares of the Company. The capital raised was used for operations and to fund the Company’s working capital.

On April 5, 2013, the Company issued to D&L Partners an additional 720,498 common shares of the Company in consideration of D&L Partners’ continued financial support and commitment to the development and growth of the Company. The Company estimated the fair value of the common shares issued utilizing the market approach, which amounted to approximately $5.3 million. The Company recorded a share-based payment charge of approximately $5.3 million during the year ended December 31, 2013 as a result of this transaction.

Stockholder Rights Plan

On December 11, 2014, a duly authorized committee of the Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s Common Stock and adopted a rights agreement (the “Rights Agreement”). The dividend was paid on December 22, 2014 to the stockholders of record on that date. Each Right allows its holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $4.00, if the Rights were to become exercisable upon the occurrence of a “Triggering Event”, as described in the Rights Agreement between the Company and Continental Stock Transfer and Trust Company, as rights agent. This portion of a Preferred Share would give the shareholder approximately the same dividend and liquidation rights as would one share of the Company’s Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

On December 11, 2014, in conjunction with the adoption of the Rights Agreement, the Company designated 100,000 shares of its Preferred Stock with a par value of $0.0001 per share as Series A Junior Participating Preferred Stock.

(13) Net Capital Requirement

Effective February 12, 2014, regulatory approval was granted for a merger between LPS and Futures, with LPS remaining as the surviving entity (see Note 1). As a result, Futures was no longer subject to minimum net capital requirements. Prior to this merger, Futures operated as an independent introducing broker and was required to maintain net capital of at least $45,000. LPS, as an SEC registered broker-dealer, is required to maintain net capital of at least $100,000. On March 11, 2015, the Company entered into a definitive agreement to sell all the issued and outstanding shares of common stock of LPS for a sales price of $15,000 plus the amount of working capital on the closing date, as well as one-half of the 2014 audit fee incurred by LPS. On September 4, 2015, the sale of LPS was completed.

Institutional was required to maintain regulatory net capital of at least €50,000 in accordance with FCA regulations. Effective October 24, 2014, the FCA granted Institutional’s request to withdraw its status as an authorized entity with the FCA. As such, Institutional is no longer required to maintain minimum regulatory capital.

In the aggregate, at December 31, 2014 and 2013, the Company was required to maintain at least $100,000 and $214,000, respectively, in net capital across all jurisdictions. Dividends or withdrawals of capital cannot be made if capital is needed to comply with regulatory minimum capital requirements.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net capital balances and the amounts in excess of required net capital at December 31, 2014 and 2013 are as follows:

	December 31, 2014 (unaudited)		December 31, 2013
	Net Capital	Excess Net Capital	Net Capital	Excess Net Capital
Futures	$-	$-	$84,771	$39,771
Institutional	$-	$-	$204,451	$135,621
LPS	$318,168	$218,168	$291,791	$191,791

(14) Subsequent Events

The Company has evaluated subsequent events through the date the consolidated financial statements were issued and has determined that there are no subsequent events that require disclosure except for the following and those that have been disclosed elsewhere in these notes to the consolidated financial statements.

Sublease of Office Space

On May 13, 2015, the Company entered into an Agreement of Sublease (the “Sublease”) with Meridian Capital Group, LLC (the “Sublessee”) for its HQ Space located in New York (the “Sublease Space”). Concurrent with entering into the Sublease, the Company moved its corporate headquarters to its existing office space located in Hoboken, New Jersey, thereby incurring no incremental build-out costs.

The initial fixed rent for the first year of the Sublease will be $71,160 per month (with the first two months being abated as a rent concession), increasing at 2.5% per annum, and the Company paid a one-time real estate commission fee of approximately $220,000. In addition to the fixed rent, the Sublessee will be responsible for certain costs and charges identified in the Sublease, including certain utility expenses, real estate taxes, insurance and operating costs. The initial term of the Sublease is for 51 months and can be renewed at the Sublessee’s election for a term ending in December 2023, concurrent with the end of the Company’s underlying lease for the Sublease Space.

Reorganization of Operations

In July 2015, the Company reorganized its operations to more efficiently run its business. As a result, the Company reduced its full-time employees and full-time equivalents at third-party service providers by 11 and 5, respectively. The Company expects to save approximately $2.0 million per annum as a result of this reorganization. As of the date of this filing, the Company has 26 full-time employees and 28 full-time equivalents at third-party service providers.

Restructuring Activities

On September 22, 2015, in light of the Board’s decision to authorize the Company’s management to review strategic alternatives as discussed below and the Company’s need to conserve working capital, the Board approved restructuring actions relating to significantly reducing its sales and marketing and operational technology staff, which was completed effective September 23, 2015 and involved an overall workforce reduction of 13 employees and 2 full-time equivalents at the Company’s third-party service providers, or approximately 22% of the Company’s workforce. These restructuring actions are expected to significantly reduce the Company’s operating costs by approximately $0.5 million in the remainder of 2015 and $2.2 million in 2016. In connection with this initiative, the Company expects to incur a charge of approximately $142,000 to operating expenses in the quarter ending September 30, 2015. Approximately $105,000 of the charges will be attributable to severance payments and approximately $37,000 to other exit costs.

Resignation of Grant Thornton LLP

On September 18, 2015, Grant Thornton LLP (“Grant Thornton”) notified the Company that it was resigning as the Company’s independent registered public accounting firm effective immediately. Reference is made to the Current Report on Form 8-K filed by the Company on September 24, 2015, as amended by a subsequent filing on September 29, 2015.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Audit Committee has not appointed a new independent registered public accounting firm, and it is currently in the process of selecting a new independent registered public accounting firm. However, there can be no assurance that the Audit Committee will be able to engage such new accounting firm in the near future or, if a new accounting firm is engaged, it is unclear how long it would take such firm to audit the 2014 Financial Statements. The Company will authorize Grant Thornton to respond fully to the inquiries of any successor accountant concerning the subject matter of any potential reportable events and disagreements set forth above.

Delisting of Common Stock from The NASDAQ Capital Market

On September 21, 2015, the Company received a letter (the “September Notice”) from the staff (the “Staff”) of the Listing Qualifications Department (the “Listing Department”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying it that trading in the Company’s common stock would be suspended at the opening of business on September 30, 2015 and a Form 25 would be filed with the SEC, which would remove the Company’s securities from listing on The NASDAQ Capital Market. On September 28, 2015, the Company requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) to appeal the Delisting Notice. The Company’s request for a hearing before the Panel automatically stayed the suspension of trading in the Company’s securities on NASDAQ through October 13, 2015, by which date the Panel will notify the Company if the Company’s request for a further stay of suspension beyond October 13, 2015 has been granted pending the ultimate conclusion of the hearing process. There can be no assurance that the Panel will grant the Company’s request for a further stay of suspension or will ultimately grant the Company’s request for continued listing on NASDAQ.

As previously disclosed, Liquid received Staff letters, dated April 16, 2015 and May 19, 2015, notifying Liquid that it was no longer in compliance with NASDAQ Listing Rule 5250(c)(1) because it had not filed its (i) 2014 Form 10-K and (ii) March 31 Form 10-Q, respectively, with the SEC. Based on its review of the Company’s compliance plans, the Staff granted the Company an exception, until September 15, 2015, to file its 2014 Form 10-K and March 31 Form 10-Q with the SEC and thus regain compliance with Rule 5250(c)(1) with respect to those filings. However, because the Company did not file its delinquent 2014 Form 10-K and March 31 Form 10-Q with the SEC on or prior to September 15, 2015, the Staff determined that the Company had not met the terms of the exception. In addition, the Staff was notified that Grant Thornton resigned as the Company’s independent registered public accounting firm. In light of the foregoing, the Staff believed that the Company was not in a position to file the delinquent periodic reports with the SEC by October 12, 2015, which represented the Staff’s maximum discretion under NASDAQ rules, and sent the September Notice described above to the Company.

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LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, as previously disclosed, on August 20, 2015, after the Company did not file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, the Staff notified the Company that it did not comply with the NASDAQ Listing Rule 5250(c)(1). The Company requested that the Staff of the Listing Department grant it a further grace period until September 30, 2015 within which to file such quarterly report. The Company also previously disclosed that, on January 22, 2015, the Company received a letter from the Listing Department stating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement under NASDAQ Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). The Company’s deadline to regain compliance with the Minimum Bid Requirement is January 19, 2016.

Following the delisting from NASDAQ, the Company’s common stock might be quoted over-the-counter (“OTC”), for example, in the “pink sheets.” These alternative markets are generally considered to be less efficient than NASDAQ. Many OTC stocks trade less frequently and in smaller volumes than securities traded on the NASDAQ markets, which could have a material adverse effect on the liquidity, trading volume and price of the Company’s common stock as well as the Company’s business, financial condition and results of operations. In addition, to be quoted on the “pink sheets,” a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. There can be no assurance that a market maker will apply to quote the Company’s common stock.

Director Resignation

Mr. Allan Zavarro tendered his resignation as a member of the Company’s Board effective February 20, 2015. Mr. Alan C. Guarino tendered his resignation as a member of the Company’s Board effective September 21, 2015. Neither resignation was due to any disagreement with the Company, the Board or the Company’s management.

Review of Strategic Alternatives

In order to address the Company’s recurring losses and the need for additional liquidity, and taking into account the delay in filing the Company’s 2014 Form 10-K due to Grant Thornton’s last-minute decision to resign as the Company’s independent registered public accounting firm as described above under the heading “Resignation of Grant Thornton LLP”, on September 22, 2015, the Board authorized the Company’s management to explore various strategic alternatives, including, but not limited to: (i) the sale of all or substantially all of the Company’s assets; (ii) obtaining debt or other financing to continue operations; or (iii) a financial reorganization, liquidation, or cessation of operations. There can be no assurance that the Company’s review of strategic alternatives will result in any transaction.

Securities Class Action Complaint

On September 21, 2015, a securities class action complaint was filed against Liquid, certain of our former and current officers and directors and the underwriter of our initial public offering (collectively, the “Defendants”) in the United States District Court for the District of New Jersey (Robert De Vito v. Liquid Holdings Group, Inc. et al. (No. 2:15-cv-06969-KM-JBC)). The named plaintiff’s complaint brings claims on behalf of a putative class consisting of all persons, other than the Defendants and other officers and directors of Liquid, who purchased or acquired our securities: (i) pursuant and/or traceable to the our registration statement and prospectus filed with the SEC in connection with our initial public offering; and/or (ii) between July 26, 2013 and December 23, 2014. The complaint asserts claims for alleged violations of: (i) Section 11 of the Securities Act of 1933, as amended (the “Securities Act”); (ii) Section 15 of the Securities Act; (iii) Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10b-5 promulgated under the Exchange Act; and (iv) Section 20(a) of the Exchange Act. As relief, the complaint requests compensatory damages in an unspecified amount, reasonable costs and expenses, including counsel and expert fees, and such other relief as the Court deems just and proper. We intend to vigorously defend this lawsuit. Due to the inherent uncertainties in litigation and because the ultimate resolution of this proceeding is influenced by factors outside of our control, we are currently unable to predict the ultimate outcome of this litigation or its impact on our financial position or results of operations.

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Item 1A. RISK FACTORS

Certain factors may have a material adverse effect on our business, financial condition and results of operations. Investors should carefully consider the risks and uncertainties described below, together with all of the other information contained in this Ex. 99.2 and in reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our historical and consolidated financial statements and related notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations, liquidity, cash flows and prospects could be materially and adversely affected. As a result, the price of our common stock could decline significantly and an investor could lose all or part of its investment in our common stock. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

RISKS RELATED TO OUR LIQUIDITY AND CAPITAL RESOURCES; LISTING OF OUR STOCK; OUR DISCLOSURE CONTROLS AND INTERNAL CONTROL OVER FINANCIAL REPORTING; AND OUR INTERNAL INVESTIGATION

As a result of our recurring losses from operations and termination of our relationship with our largest customer, QuantX, an auditor of our consolidated financial statements for the year ended December 31, 2014 may express substantial doubt about our ability to continue as a going concern, which may require us to scale back or cease operations.

We incurred net losses and terminated our relationship with our largest customer, QuantX. We anticipate that our liquidity will only be sufficient to fund our activities into the second quarter of 2016, though no assurance can be given that we will have sufficient liquidity to reach that date. Due to such results of operations as well as difficulties in generating sufficient cash flow to meet our obligations and sustain our operations, an auditor of our consolidated financial statements for the year ended December 31, 2014 may express substantial doubt about our ability to continue as a going concern in its audit report on such financial statements.

In order to have sufficient cash to fund our operations, we will need to raise additional equity or debt capital, and we cannot provide any assurance that we will be successful in doing so. If we are unable to generate sufficient cash from operations and obtain additional funding, we may not be able to continue operations as proposed, requiring us to curtail various aspects of our operations or cease operations. In such event, our stockholders may lose a portion or all of their investment. In addition, our recurring losses and lack of liquidity, as well as the possibility that a going concern explanatory paragraph may be included in the report of our auditors, may cause concern to our existing or prospective customers or other contractual parties. If any customer’s or other contractual party’s concern results in adverse changes in their respective business relations with us, these changes may also materially adversely affect our cash flows and results of operations.

We may be unable to obtain additional funding to finance our operations, which will have a material adverse impact on our liquidity and ability to continue operations.

Our cash needs will depend on numerous factors, including the amount and timing of revenue received from customers, our ability to reduce and control our costs, and our success in obtaining additional funding or promptly establishing a strategic alternative that is in our stockholders’ best interests.

Under a cost reduction initiative implemented in September 2015, we reduced our headcount by 13 employees and 2 full-time equivalents at our third- party service providers, or approximately 22% of our workforce, which will significantly reduce our operating expenses. However, we cannot assure you that the timing or scope of such restructuring changes will result in the operating efficiencies and cost savings that we need to generate positive cash flows. To support our existing business, we will need to raise additional capital to fund our operations. We are also in the process of reviewing and evaluating a full range of strategic alternatives, including, but not limited to, a sale of all or substantially all of our assets.

Our history of operating losses and cash uses and our projections of the level of cash that we would require to sustain our operations may impair our ability to raise capital on terms that we consider reasonable. If additional funds are raised through the issuance of equity securities or convertible debt securities, it will be dilutive to our stockholders and could result in a decrease in our stock price.

The resignation of our auditors may also make it more difficult for us to raise capital or sell all or substantially all of our assets. In addition, our ability to raise capital needed to improve our financial condition may be hindered by the results of the Investigation conducted by the Audit Committee in 2015, as well as the other legal and regulatory matters.

We cannot provide any assurances that we will be able to secure sufficient funding or engage in any strategic transaction on terms acceptable to us, if at all. If we are unable to obtain the requisite amount of financing needed to fund our planned operations or consummate the strategic transaction, it would have a material adverse effect on our liquidity and ability to continue operations.

37

If we fail to regain compliance with the requirements for continued listing on The NASDAQ Stock Market LLC, we may be delisted.

Our common stock has been listed on the NASDAQ Capital Market, referred to as the “NASDAQ Capital Market,” operated by The Nasdaq Stock Market LLC, or “NASDAQ”, since July 23, 2015. Prior to that, it had been listed on the NASDAQ Global Market operated by NASDAQ, referred to as the NASDAQ Global Market, since our initial public offering on July 26, 2013. In order to maintain our listing on the NASDAQ Capital Market, we must continue to meet certain continued listing requirements, including the $1.00 per share minimum closing bid price requirement, or the “Minimum Bid Requirement, and the requirement to timely file all required periodic reports with the SEC, referred to as the Reporting Requirement. We remain out of compliance with both the Minimum Bid Requirement and the Reporting Requirement. If we are unable to regain compliance in a timely manner with all of the listing requirements of the NASDAQ Capital Market, our common stock will be delisted from NASDAQ.

On September 21, 2015, the Company received a letter (the “September Notice”) from the staff (the “Staff”) of the Listing Qualifications Department (the “Listing Department”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying it that trading in the Company’s common stock would be suspended at the opening of business on September 30, 2015 and a Form 25 would be filed with the SEC, which would remove the Company’s securities from listing on The NASDAQ Capital Market. On September 28, 2015, the Company requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) to appeal the Delisting Notice. The Company’s request for a hearing before the Panel automatically stayed the suspension of trading in the Company’s securities on NASDAQ through October 13, 2015, by which date the Panel will notify the Company if the Company’s request for a further stay of suspension beyond October 13, 2015 has been granted pending the ultimate conclusion of the hearing process. There can be no assurance that the Panel will grant the Company’s request for a further stay of suspension or will ultimately grant the Company’s request for continued listing on NASDAQ.

Following a delisting from NASDAQ, the Company’s common stock might be quoted over-the-counter (“OTC”), for example, in the “pink sheets.” These alternative markets are generally considered to be less efficient than NASDAQ. Many OTC stocks trade less frequently and in smaller volumes than securities traded on the NASDAQ markets, which could have a material adverse effect on the liquidity, trading volume and price of the Company’s common stock as well as the Company’s business, financial condition and results of operations. In addition, to be quoted on the “pink sheets,” a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. There can be no assurance that a market maker will apply to quote the Company’s common stock.

If we continue to fail to comply with the reporting obligations of the Exchange Act in a timely manner or to implement and maintain effective internal control over financial reporting, the accuracy and timeliness of our financial reporting may be adversely affected, our reputation could be harmed and our stock price could decline significantly.

As a public company, we are required to comply with the periodic reporting obligations under the Exchange Act, including the requirement that we file annual reports and quarterly reports with the SEC. Our failure to file required information in a timely manner could subject us to penalties under federal securities laws, expose us to additional lawsuits, and restrict our ability to access financing. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting principles generally accepted in the United States, referred to as “GAAP.” However, our management over the course of the past two years has identified control deficiencies that constituted material weaknesses.

In connection with the preparation of our audited consolidated financial statements for the period from April 24, 2012 to December 31, 2012 as well as the year ended December 31, 2013, our independent registered public accounting firm identified and communicated three material weaknesses in our internal control over financial reporting to our Board of Directors. A material weakness is a deficiency, or a combination of deficiencies, that creates a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The three material weaknesses related to our lack of: (i) internal controls and sufficient personnel to identify, analyze, record and report the accounting effects of the terms of agreements and contracts in accordance with GAAP; (ii) internal controls to safeguard and archive records to support amounts recorded in the financial statements; and (iii) policies, procedures and controls to identify, authorize, approve, monitor and account for and disclose related party transactions and arrangements, including those transactions outside the normal course of business, in the financial statements in accordance with GAAP. These material weaknesses resulted in adjustments to our financial statements that were identified by our independent registered public accounting firm.

38

Though we have made progress toward remediating these weaknesses, our former independent registered public accounting firm, in connection with the preparation of our consolidated financial statements for the year ended December 31, 2014, identified and communicated that some weaknesses remained. Specifically, our former independent registered public accounting firm identified the Restatement as evidence of a continuing material weakness in our policies, procedures and controls to identify, authorize, approve, monitor and account for and disclose related party transactions and arrangements, including those transactions outside the normal course of business, in the financial statements in accordance with GAAP. This is consistent with the conclusions reached by management in conducting its review of the effectiveness of our internal control over financial reporting. Although we plan to complete the remediation of this material weakness as quickly as possible, we cannot at this time estimate how long it will take, and our initiatives may not prove to be successful in remediating this material weakness.

The existence of a material weakness in our internal control over financial reporting as discussed above could cause our reputation to be harmed, our stock price to decline significantly, and our capital-raising efforts to be stymied. In addition, if we fail to effectively remediate the current deficiencies in our disclosure controls and procedures or are unable to implement and maintain effective internal control over financial reporting to meet the requirements to which we are subject as a public company, we may be unable to accurately report our financial results or report them within the timeframes required by the SEC rules and regulations under the Exchange Act. Any such delays in the preparation of financial reports and the filing of our periodic reports may result in a loss of public confidence in the reliability of our financial statements, the commencement of additional litigation, or the commencement of regulatory action against us, which may include court actions or administrative proceedings, any of which could materially adversely affect our business, the market value of our securities and our access to the capital markets.

Matters relating to or arising from our internal investigation may adversely affect our business, results of operations and harm our reputation.

As previously reported, the Audit Committee, with the assistance of outside legal counsel, has conducted the Investigation into certain issues raised by counsel to one of our stockholders, including allegations about our former senior management. Based on the Investigation’s findings and upon the recommendation of our executive officers, on September 10, 2015, the Audit Committee and the Board concluded that our previously issued unaudited condensed consolidated financial statements as of September 30, 2014 and for the three and nine months ended September 30, 2014, referred to as the “Restatement Periods,” should no longer be relied upon and should be restated, referred to as the “Restatement,” due to certain accounting errors. The accounting errors involve the premature recognition of revenue from QuantX and QuantX-related Customers during the quarter ended September 30, 2014, before collectability was reasonably assured, given the significance of the uncertainty of collections from QuantX and QuantX-related Customers that became known to certain members of management during June 2014. On September 16, 2015, we filed a Current Report on Form 8-K with the SEC (i) stating that investors should no longer rely upon our previously filed financial statements and other financial data for the Restatement Periods or any press releases or other communications that relate to that information and (ii) setting forth estimated adjustments that we preliminarily anticipate to make to our unaudited financial statements for the Restatement Periods as a result of the Restatement.

Our independent registered public accounting firm resigned from its engagement to audit our 2014 Financial Statements and to perform related interim reviews. The Audit Committee has not appointed a new independent registered public accounting firm, and it is currently in the process of selecting a new independent registered public accounting firm. However, there can be no assurance that the Audit Committee will be able to engage such new accounting firm in the near future or, if a new accounting firm is engaged, it is unclear how long it would take such firm to audit the 2014 Financial Statements.

To date, we have incurred significant expenses related to legal, accounting, and other professional services in connection with the Investigation, the Restatement triggered by the results of the Investigation and related matters, and may continue to incur significant additional expenses with regard to these matters and our remediation efforts. In addition, our management has spent substantial amounts of time and effort with regard to the Investigation, the Restatement and related accounting analyses. The significant amount of time and effort spent by our management on these matters has diverted, and is expected to continue to divert, their attention from the operation of our business. The expenses incurred, and expected to be incurred, on the Investigation, the Restatement and related matters and the diversion of the attention of the management that has occurred, and is expected to continue, has adversely affected, and could continue to adversely affect, our business, financial condition, results of operations and cash flows.

The Investigation conducted by the Audit Committee was internal and thus subject to certain inherent limitations. Certain parties that are likely to have information relevant to the Investigation declined to participate in the Investigation process. We cannot predict whether they are in possession of information that further substantiates the allegations or raises additional issues related to the Investigation.

The Investigation, the Restatement and related matters have exposed us to greater risks associated with litigation, regulatory proceedings and government enforcement actions. In addition, we may be the subject of negative publicity as a result of the Restatement and the Investigation. Such negative publicity may adversely affect our stock price and may harm our reputation and our relationships with current and future investors, lenders, customers, suppliers and employees. As a result, our business, financial condition, results of operations or cash flows may be materially adversely affected.

The pending securities class action and other third-party litigation and regulatory proceedings may result in significant costs and expenses and could have a material adverse effect on our financial condition, results of operations or cash flows.

We have been named as a defendant in certain third-party litigation, including, but not limited to, the securities class action lawsuit filed on September 21, 2015 in the United States District Court for the District of New Jersey. The named plaintiff’s complaint brings claims on behalf of a putative class consisting of persons who purchased or acquired our securities in connection with our initial public offering in July 2013; and/or between July 26, 2013 and December 23, 2014. The complaint asserts claims for alleged violations of the Securities Act and the Exchange Act. As relief, the complaint requests compensatory damages in an unspecified amount, reasonable costs and expenses, including counsel and expert fees, and such other relief as the Court deems just and proper.

Even if we prevail in any litigation or regulatory proceedings against us, we could incur significant legal expenses defending against such claims. The initiation of any claim, proceeding or investigation against us, or an adverse resolution of any such claim, proceeding or investigation, could adversely affect our reputation, divert managements’ resources from our business operations and materially and adversely affect our financial position and results of operations and cause our stock price to decline significantly.

We have incurred and expect to incur significant professional fees and other costs in defending against the securities class action and other proceedings. If we do not prevail in the pending complaint or any other litigation, we may be required to pay a significant amount of monetary damages that may be in excess of our insurance coverage.

We have also received a document preservation notice from the staff of the SEC requiring that we preserve documents in connection with an ongoing investigation being conducted by the staff. We have not been formally informed of the matters under investigation. To date, we have not received a subpoena from the SEC, nor have we been asked to produce any documents. However, if the SEC were to conclude that enforcement action is appropriate, we could be required to pay large civil penalties and fines. The SEC also could impose other sanctions against us or certain of our current and former directors and officers. Any of these events could have a material adverse effect on our business, financial condition, results of operations or cash flows.

In addition, our Board, management and other employees may expend a substantial amount of time on the pending class action complaint or other legal and regulatory proceedings, diverting resources and attention that would otherwise be directed toward our operations and implementation of our business strategy, all of which could materially adversely affect our business, financial condition, results of operations or cash flows.

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Risks Related to Our Business and Our Industry

We have a limited operating history, which makes it difficult to evaluate our current business and future prospects, and may substantially increase the risk of an investment in our common stock.

We were formed on January 17, 2012 and commenced operations on April 24, 2012. We have a very limited history of selling our products and services to third parties. Our limited operating history makes it difficult to evaluate our business and future prospects. This difficulty may be further exacerbated by the limited historical financial information and other financial and operating data available with respect to our business. Among other things, our historical financial statements reflect our start-up operations, our past brokerage operations and, with respect to our software services revenue, our now terminated customer relationship with QuantX, previously our largest customer, and the QuantX-related Customers. As a result, our historical financial statements are in many ways not reflective of our business going forward. We have encountered and will continue to encounter risks and difficulties frequently experienced by new companies in evolving industries, including the risks described in this Ex. 99.2 and in reports we file with the SEC pursuant to the Exchange Act. If we do not address and manage these risks successfully, our business could be materially and adversely affected and our stock price could decline significantly.

We have experienced significant net losses and negative cash flows from operations to date, and may not be able to generate meaningful revenue, operate profitably or generate positive cash flows on a consistent basis or at all.

We have a history of operating losses and negative cash flow. We have generated very little revenue to date. Given that we have terminated our relationship with QuantX, we do not expect to generate any revenue in 2015 or future periods from QuantX or QuantX-related Customers. In addition, we have incurred and expect to continue to incur significant legal expenses associated with the Investigation, terminating our relationship with QuantX and other matters. Our expenses may be greater than we currently anticipate, and we may not succeed in generating sufficient revenues to offset these higher expenses. We may not be able to grow our revenue, and our revenue growth could decline, for a number of reasons, including our inability to attract new customers or retain existing customers, less demand for our products or services than we anticipate, competition, our failure to capitalize on growth opportunities or other factors. If we are unable to meaningfully increase our revenue, we will not be able to operate profitably or generate positive cash flows. If we are unable to effectively address these risks and challenges as we encounter them, we will be materially and adversely affected and our stock price could decline significantly.

We currently have a limited number of customers due to our loss of QuantX and all of the customers that had been generated as a result of our prior relationship with QuantX. If we are not successful in attracting new customers and in retaining the customers that we have or obtain, our business will be materially adversely affected and our stock price will decline significantly.

Our current customer base is small. Since our inception, we have been relying significantly on the revenues generated by a single customer, QuantX. For the fiscal years ended December 31, 2014 and 2013, QuantX represented 49% and 72% of our software services revenues, respectively. In addition, all related parties, including QuantX, represented 50% and 83% of our software services revenues for the fiscal years ended December 31, 2014 and 2013, respectively. We have now lost QuantX as well as the QuantX-related Customers as customers, leaving us with only 19 customers as of December 31, 2014 and 11 as of October 7, 2015.

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Because QuantX represented a substantial percentage of our revenues, QuantX’s financial condition, liquidity and results of operations were closely tied to, and significantly impacted, our performance. The loss of QuantX and the QuantX-related Customers as our customers will have a material adverse effect on our expected revenues, in the near term and possibly in the long term, and could result in a significant further reduction in our revenues.

In addition, historically, most of our customers, including QuantX and the QuantX-related Customers, have been sourced through relationships with our founders and their respective affiliated or acquired entities. In order for our business to succeed, we must attract additional customers and retain our existing customers. We cannot assure you that we will be successful in increasing our customer base or in retaining customers. Our ability to attract new customers or retain existing customers may be adversely affected by, among other things, their perception of our financial condition and our ability to continue to operate our business and provide our services in the future, as well as the impact of negative publicity concerning the issues raised by the Investigation and the various proceedings described in the section titled “Legal Proceedings” in this Ex. 99.2. Furthermore, our customers operate in the volatile global financial markets and are influenced by a number of factors outside of their control, including macro and micro financial market conditions, rising interest rates, inflation, the availability of credit, issues with sovereign and large institutional obligors, changes in laws and regulations, terrorism and political unrest or uncertainty, among others. As a result, any one of our customers may go out of business unexpectedly or may become unable to pay for the services that we provide them. In addition, customers may decide to no longer use our products and services for other reasons, many of which may be out of our control. Our inability to attract new customers, and retain existing customers, would materially and adversely affect our ability to continue to operate our business and could cause our stock price to decline significantly.

We face significant competition for customers from other providers of technology solutions to participants in the financial services community. If prospective customers are reluctant to switch from their existing service providers and adopt our products and services, our sales will not grow or may decline, we could be materially and adversely affected and our stock price could decline significantly.

Many of our potential customers have invested substantial personnel and financial resources to design and operate their existing trading, risk management, accounting, reporting and administration systems and technologies, and have established relationships with other providers. This may make them reluctant to add new components to their networks, particularly from other vendors such as us. We have only recently started selling our products and services to third parties and marketplace acceptance of our products and services is uncertain. Potential customers that use legacy products and services for their trading, risk management, accounting, reporting and administration needs may believe that these products and services sufficiently achieve their purpose. In addition, an organization’s existing vendors or new vendors with broad product and service offerings may be able to offer concessions to our potential customers that we are not able to match. Accordingly, organizations may continue allocating their resources and information technology budgets for legacy products and services and may not switch to our products and services. If our products and services do not find widespread marketplace acceptance, then our sales may not grow or may decline, which could materially and adversely affect us and cause our stock price to decline significantly.

We face significant competition for the types of products and services that we offer and may be unable to compete effectively for market share.

Our success depends significantly upon our ability to increase our market share, to increase our revenues from new and existing customers and to sell additional products and product enhancements to new and existing customers. The market for the types of products and services that we offer is intensely competitive. Our current and potential future competition principally comes from:

•	software development firms and vendors who create global trading networks and risk management, accounting, reporting and administrative tools and make them available to brokers, hedge funds, and other investment management customers and financial institutions; and

•	broker-dealers who, in an effort to satisfy the demands of their customers for hands-on electronic trading facilities, universal access to markets, smart routing, better trading tools and lower commissions and financing rates, provide such facilities and product enhancements to their hedge fund and other investment management customers.

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Our competitors may develop products that are superior to our platform in terms of quality, ease of use, security, reliability or cost or may achieve greater market acceptance. Our competitors or potential competitors may have significantly greater financial, technical and marketing resources and access to capital than we do. As a result, they may be able to respond more quickly to new or emerging technologies and to changes in customer demands, or to devote greater resources to the development, promotion and sale of their products and services than we can. In addition, our Company’s short operating history and smaller size relative to that of our competitors may make potential customers less likely to choose us as their vendor for the services that we provide. We may be unable to compete successfully against current or future competitors, which could materially and adversely affect us and cause our stock price to decline significantly.

If functionality similar or superior to that offered by our products and services is developed by competitors, it could materially and adversely affect us and cause our stock price to decline significantly.

Large, well-established providers of trading, risk management, reporting and administration technologies may introduce features that compete with our platform, either in stand-alone products or as additional features to their existing technologies. In addition, other companies may emerge that offer products and services that compete with those we offer. The introduction by competitors of products and services, or the announcement of an intent to offer products and services, that include functionality perceived to be similar or superior to that offered by our platform may adversely affect our ability to market and sell our products and services, which could materially and adversely affect us and cause our stock price to decline significantly. Furthermore, even if the functionality offered by these providers is more limited than our products and services, a significant number of organizations may nevertheless subscribe to such limited functionality offered by other providers instead of our products and services, whether because they do not wish to add an additional vendor such as us, for cost reasons, for relationship reasons or otherwise.

We depend on our proprietary technology. Any inability by us to maintain a technological advantage over our competitors could materially and adversely affect us and cause our stock price to decline significantly.

Our success depends on our proprietary technology, which has taken several years to develop and which we believe provides us with a competitive advantage. If our technology becomes more widely adopted in the marketplace, competitors may seek to develop similar or competing technologies, which could adversely affect our business. Our omnibus utility patent application, containing claims directed to our integrated technology platform, has been rejected by the U.S. Patent and Trademark Office, or USPTO. Although we continue to contest the correctness of the USPTO action on the basis that our patent claims are distinguishable from the prior art references cited by the USPTO, we cannot assure you that a patent will ever issue. Nor can we assure you that our business will not be adversely affected by this rejection. Adoption or development by competitors of similar or more advanced technologies may require that we devote substantial resources to the development of more advanced or different technology to remain competitive. The markets in which we compete are characterized by rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques. Although we believe we are at the forefront of these developments, we may not be able to keep up with changes in the future, develop new technology, realize a return on amounts invested in developing new technologies or remain competitive in the future, any of which could materially and adversely affect us and cause our stock price to decline significantly.

If we do not accurately predict, prepare for and respond promptly to rapidly evolving technological and market developments and changing customer needs, our business and prospects may be negatively impacted, potentially materially.

We expect the market for our products and services to continue to evolve rapidly. As a result, our success will continue to depend upon our ability to develop new products or product enhancements that address the needs of our customers and to respond to changing market standards and practices. The process of developing new technology is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends, our business and prospects could be negatively impacted, potentially materially. We may be required to commit significant resources to developing new products and services before knowing whether our investments will result in products or services that will achieve marketplace acceptance.

The success of new products and services depends on several factors, including appropriate new product definition, timely completion and introduction of these products and services, differentiation of new products from those of our competitors, and marketplace acceptance of these products and services. There can be no assurance that we will successfully identify new sales opportunities, develop and bring new products and services to market in a timely manner, or achieve marketplace acceptance of our products and services, or that products, services and technologies developed by others will not render our products, services or technologies obsolete or noncompetitive.

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Our actual operating results may differ significantly from any guidance or estimates we may provide.

From time to time, we may provide guidance or estimates in our quarterly and annual earnings releases, quarterly and annual earnings conference calls, or otherwise, regarding our future performance that represents our management’s estimates as of the date of release. Although we believe that any such guidance or estimates would provide investors and analysts with a better understanding of management’s expectations for the future and could be useful to our existing stockholders and potential stockholders, such guidance or estimates would consist of forward-looking statements subject to the risks and uncertainties described in this report and in our other public filings and public statements. Guidance and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the guidance or estimates may not materialize or may vary significantly from actual results. Our actual results may not always be in line with, exceed or be lower than any guidance or estimates we may provide. If our financial results for a particular period do not meet our guidance or estimates or the expectations of investors or research analysts, or if we reduce our guidance or estimates for future periods, the market price of our common stock may decline significantly. In light of the foregoing, investors are urged not to unduly rely upon any guidance or estimates in making an investment decision regarding our common stock.

A systemic or systematic market event that impacts the various market participants with whom we interact could materially and adversely affect us and cause our stock price to decline significantly.

There has been significant disruption and volatility in the global financial markets over the last decade, and many countries, including the United States, have experienced an economic slowdown during this time. Increased risk aversion brought about by the financial crisis of 2008 and the resulting global recession, ongoing concerns over sovereign debt levels and the U.S. “flash crash” in May 2010 resulted in the curtailing of trading activity. Although the U.S. economy appears to have improved somewhat, the global market and economic climate may remain stagnant or continue to deteriorate because of the aforementioned factors as well as other factors beyond our control, including rising interest rates, inflation, a lack of credit, credit issues with sovereign and large institutional obligors, changes in laws or regulations, terrorism or political unrest or uncertainty. In the event of deteriorating or stagnant market conditions, there could be a reduction in the types of financial instruments traded or a reduction in trading volumes of financial instruments globally. These factors could cause revenues from our customers to decrease, which could adversely affect our business and operating results, potentially materially. Our profitability may also be adversely affected by our fixed costs and the possibility that we may be unable to reduce other costs within a time frame sufficient to match any decreases in revenue relating to deteriorating conditions. Accordingly, deteriorating or stagnant market conditions could materially and adversely affect us and cause our stock price to decline significantly.

If we do not manage our growth effectively, our operating results may be materially and adversely affected and our stock price could decline significantly.

Our efforts to expand and grow our business and product and service offerings have placed and will continue to place a significant strain on our management, operational and financial resources. To manage our growth effectively, we will need to continue to increase our staffing levels and continue to expand and improve our infrastructure, our operating, accounting, financial and administrative systems and our procedures, controls and processes, including, without limitation:

•	enhancing our internal controls to ensure timely and accurate reporting of all of our operations and financial results, and hiring additional personnel in areas such as accounting, finance, regulatory compliance and other important areas;

•	expanding and improving our key business applications, processes and IT infrastructure, including without limitation those relating to accounting and financial reporting, to support our business needs;

•	enhancing information and communication systems to ensure that our employees and officers are well-coordinated and can effectively communicate with each other and our growing customer base; and

•	appropriately documenting our IT systems and our business processes.

These improvements may require significant capital expenditures and allocation of valuable management and employee resources. Our failure to make these improvements or hire any additional necessary personnel, or the failure of our systems, procedures, controls and processes to operate in the intended manner, may result in our inability: to manage our expected growth, which could materially and adversely affect our operating results; to accurately report or forecast our revenue, expenses and earnings; or to prevent losses.

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Failures in our compliance systems could subject us to significant legal and regulatory costs. Furthermore, if our risk management methods are not effective, our business, reputation and financial results may be adversely affected.

Our ability to comply with all applicable laws and regulations is largely dependent on our establishment and maintenance of compliance, audit and reporting systems and procedures, as well as our ability to attract and retain qualified compliance, audit and risk management personnel. These systems and procedures may not be fully effective. We face the risk of intervention by regulatory authorities, including extensive examination and surveillance activity. In the case of actual or alleged non-compliance with regulations, we could be subject to investigations and judicial or administrative proceedings that may result in penalties or civil lawsuits for damages, which can be substantial. Any failure to comply with applicable laws and regulations could adversely affect our business, reputation, financial condition and operating results and, in extreme cases, our ability to conduct our business or portions thereof.

Our sales cycle can be long and unpredictable, which may result in increased costs and delays in generating revenue from new customers.

The timing of our sales is difficult to predict. Our sales efforts involve educating prospective customers about the use, technical capabilities and benefits of our products and services. Prospective customers often undertake a prolonged product-evaluation process. We may face significant costs, long sales cycles and inherent unpredictability in completing customer sales. A prospective customer’s decision to purchase our products and services may be an enterprise-wide decision and, if so, may require us to educate a significant number of people within the prospective customer’s organization regarding the use and benefits of our products and services. In addition, prospective customers may require customized features and functions unique to their business process and may require acceptance testing related to those unique features. As a result of these factors, we may be required to devote greater sales support and professional services resources to a number of individual prospective customers, increasing costs and time required to complete sales and diverting our sales and professional services resources to a smaller number of customers, while delaying revenues from other potential new customers until the sales cycle has been completed and the criteria for revenue recognition have been met.

We depend on our senior management team and members of our Board, and the loss of one or more key employees or directors; the failure of new executive officers to integrate with our management team; or our failure to attract and retain other highly qualified personnel in the future, could have a negative impact on our business.

Our success depends on the efforts and abilities of the key members of our senior management team, including our Chief Executive Officer and Chief Financial Officer, Peter R. Kent; our President, Robert O’Boyle; our Chief Technology Officer, Bruce Cooper; and our Chairman of the Board, Victor R. Simone, Jr. Because each member of our senior management team has a different area of specialization, the departure of any one of these individuals could create a deficiency in one of the core aspects of our business. Any failure of our management team to successfully integrate could also have a negative impact on our business. We are also dependent on the efforts of our team of technology professionals, and on our ability to recruit and retain highly skilled and often specialized personnel, particularly in light of the rapid pace of technological advances. The level of competition in the technology industry for individuals with this level of experience or these skills is intense. Significant losses of key personnel, particularly to competitors, could make it difficult for us to compete successfully. In addition, we may be unable to attract and retain qualified management and personnel in the future, including in relation to any diversification of our product and service offerings into new asset classes and/or new geographic locations.

We have experienced significant turnover in our board of directors, and if we continue to have frequent turnover, we may have difficulty implementing our business plan.

Our history of director turnover, combined with the large losses reported by us over the past two years, may raise concerns as to the stability of management and our board of directors. Any continued instability will affect our ability to implement our business plan and strategy as well as to attract and retain qualified directors.

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We use third-party service providers located in Romania, Russia and the United Kingdom to perform certain research and development activities. If these service providers do not perform effectively, if there is misconduct by our service providers or if other risks inherent in foreign operations occur, our business may be negatively impacted.

We use third-party service providers located in Romania, India, Canada, Russia and the United Kingdom to perform certain technology research and development in order to achieve cost savings and efficiencies. Managing research and development operations that are remote from our U.S. offices is difficult and we may not be able to manage these remote third-party service providers successfully. If these service providers do not perform effectively, we may not be able to achieve any cost savings or efficiencies. Additionally, while we believe our contracts with these providers protect our intellectual property rights, misconduct by our service providers could result in infringement or misappropriation of our intellectual property. Further, using foreign service providers increases our exposure to fluctuations in currency exchange rates, difficulties in foreign regulatory compliance and exposure to economic, security and political conditions in the foreign countries where our service providers are located. Any of these difficulties, risks or exposures could adversely affect our business, financial condition, liquidity and results of operations.

Our financial and other operating results may vary significantly from period to period and may be unpredictable, which could cause our stock price to decline significantly.

Our financial and other operating results may vary significantly from period to period as a result of a number of factors, many of which are outside of our control and may be difficult to predict, including:

•	our ability to attract and retain customers and the time it takes to onboard new customers and realize revenue from them;

•	the budgeting cycles and purchasing practices of our existing and potential customers;

•	changes in customer requirements or market needs;

•	a general market volume contraction that leads to decreased activity;

•	technological changes;

•	changes in the growth rate of the market for technology service solutions supporting the financial services industry;

•	the timing and success of new product and service introductions by us or our competitors or any other change in the competitive landscape of our industry, including consolidation among our competitors or customers;

•	our ability to successfully expand our business domestically and internationally;

•	decisions by potential customers to purchase technology service solutions from larger, more established trading, risk management, accounting, reporting and administration technology vendors;

•	price competition;

•	customer attrition and changes in renewal rates for our products and services;

•	the cost and potential outcomes of current or future litigation, which could materially and adversely affect us and cause our stock price to decline significantly;

•	future accounting pronouncements, changes in our accounting policies, the failure to remediate material weakness and deficiencies in a timely manner or the occurrence or perception of accounting irregularities; and

•	general economic conditions, both domestically and internationally.

Any one of the factors above or the cumulative effect of some of the factors referred to above may result in significant volatility in our financial and other operating results. This variability and unpredictability could result in our failure to meet our revenue or other operating results expectations or those of securities analysts or investors for a particular period. If we fail to meet or exceed such expectations for these or any other reasons, our stock price could decline significantly and we could face costly lawsuits, including securities class action suits.

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We rely on revenue from subscription fees. Because we will recognize revenue from subscription fees over the term of the relevant service period, downturns or upturns in sales may impact our future operating results.

In light of the termination of our relationship with what was formerly our largest customer, QuantX, we will be completely dependent on subscription fees from non-QuantX-related entities. Sales of new or renewal subscription contracts may decline and fluctuate as a result of a number of factors, including customer satisfaction with our products and services, the price of our products and services, the quality, ease of use and prices of products and services offered by our competitors and reductions in our customers’ spending levels. Furthermore, our customers generally have no contractual obligation to renew their contracts after the initial contract term. We have limited historical data with respect to rates of customer renewals, so we may not be able to accurately predict future renewal trends. If our sales of new or renewal subscription contracts decline, our future revenue and revenue growth may decline and our business may suffer.

Impairment of goodwill or intangible assets in our financial statements could adversely affect our financial position and results of operations.

As of December 31, 2013, we had goodwill of $13.2 million and intangible assets of $11.5 million, which together represented 68% of our total assets as of such date. We do not amortize goodwill and intangible assets with indefinite useful lives; rather, such assets are required to be tested for impairment at least annually or sooner whenever events or changes in circumstances indicate that the assets may be impaired. Due to the decline in our market value during the fourth quarter of 2014, we determined that all of the goodwill on the balance sheet was impaired and needed to be written down. Additionally, we performed an analysis to determine if the intangible assets associated with our software and trading platform and with customer relationships were impaired due to the significant decline in our customer base as well as our depressed market value. As a result, we concluded that these intangible assets were also fully impaired and recognized an impairment loss in 2014. Since our growth strategy may involve the acquisition of other businesses, assets or technologies, we may record additional goodwill and intangible assets in the future. The possible write-off of this goodwill and intangible assets could harm our financial position and results of operations.

Defects, errors or vulnerabilities in our products or services or the failure of our products or services to perform could materially and adversely affect us and cause our stock price to decline significantly.

Because our products and services are complex, they may contain design defects or errors, such as defects related to performance and scalability, which may not be detected until after their commercial release and deployment to our customers. Our platform may experience technical failures and delays or may fail to meet the requirements of our customers, either of which could temporarily or permanently disrupt our customers’ operations and could cause them significant financial and reputational harm.

Any defects, errors or vulnerabilities in our products and services could result in:

•	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate or work around defects or errors or to address and eliminate vulnerabilities;

•	loss of existing or potential customers;

•	delayed or lost revenue;

•	delay or failure to attain market acceptance;

•	litigation; and

•	negative publicity and reputational harm to us.

Any of the foregoing could materially and adversely affect us and cause our stock price to decline significantly.

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We rely on a third-party service provider, Equinix, to host our platform and any interruptions or delays in services from this third party could interrupt the delivery of our products and services and negatively impact our business.

We currently outsource our data center hosting services to Equinix, a third-party service provider. We do not control the operation of the third-party service provider’s facilities. These facilities may be vulnerable to damage or interruption from natural disasters, fires, power loss, telecommunications failures and similar events. They may also be subject to cyber-terrorism, human error, break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. The occurrence of any of these events, a decision by our third-party service provider to close one or more of its facilities without adequate notice to us or other unanticipated events which may be out of our control could result in lengthy interruptions in our service and could negatively impact our business.

Our customers’ inability to access the Internet or connect with a prime broker or liquidity destination, network or software failures, security breaches and other interruptions in technology could impair the delivery of our products and services and negatively impact our business.

The availability of our platform and our customers’ ability to execute transactions could be interrupted by a number of factors, including our customers’ inability to access the Internet or inability to connect with a prime broker or liquidity destination, the failure of our network or software systems due to human or other error, security breaches or ability of the infrastructure to handle spikes in customer usage. Furthermore, our ability to collect and report data may be interrupted by a number of other factors, including our ability to access the Internet, the failure of our network or software systems or variability in user traffic on customer websites. In addition, cyber-terrorism, break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct may negatively impact our platform or cause us to lose data, and any of these occurrences could expose us to system disruptions, negative publicity, reputational harm or litigation, which could negatively affect our business. If we are required to indemnify or are otherwise liable to customers or third parties for damages that may occur resulting from these events, we could be materially and adversely affected and our stock price could decline significantly.

If our security measures are breached or unauthorized access to customer data is otherwise obtained, our products and services may be perceived as not being secure, we may lose sales and customers and we may incur significant liabilities.

Our products and services involve the storage and transmission of our customers’ proprietary information and security breaches could expose us to a risk of loss or unauthorized disclosure of this information, litigation and possible liability, as well as damage to our relationships with our customers. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, during the transfer of data to additional data centers or at any other time, and, as a result, someone obtains unauthorized access to our data or our customers’ data, our reputation could be damaged, our business may suffer and we could incur significant liability.

Techniques used to obtain unauthorized access or to sabotage technology systems change frequently and generally are not discovered or recognized until a security breach has occurred. As a result, we may be unable to anticipate these threats or to implement adequate preventative measures. If an actual or perceived security breach occurs, the market perception of our security measures could be damaged and our business could be negatively impacted. Any violations of data privacy could result in the loss of business, litigation and regulatory investigations and penalties that could damage our reputation and adversely affect us. Moreover, if a security breach occurs with respect to one of our competitors, our customers and potential customers may lose trust in the security of the SaaS business model generally, which could adversely impact our ability to retain existing customers or attract new customers.

Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our data or our customers’ data, which could result in significant legal and financial exposure and a loss of confidence in the security of our service and could ultimately negatively impact our business and future business prospects. A party who is able to compromise the security of our facilities could misappropriate either our proprietary information or the personal or proprietary information of our customers, or cause interruptions or malfunctions in our operations. We may be required to expend significant capital and financial resources to protect against such threats or to alleviate problems caused by breaches in security. Litigation brought against us regarding security breaches or unauthorized access to customer information could be costly, could divert management’s attention and may result in significant liability.

Our employees may engage in misconduct or other improper activities which could materially and adversely affect us.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include the misappropriation of funds, intellectual property, or our customers’ proprietary information, or the failure to disclose information that should be reflected in our financial statements and related disclosures. Employee misconduct is not always possible to deter or prevent, and any precautions we may take to prevent and detect this activity may not be effective in all cases. We may incur significant financial loss, negative publicity and reputational harm as a result of any improper activities by our employees. In addition, any employee fraud or misconduct may give rise to litigation, which could be time-consuming to our management team, costly and could have a material adverse effect on us and cause our stock price to decline significantly.

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Our business is subject to the risks of warranty claims, service credits, product liability, product defects and network defects.

Despite testing prior to their release, software products frequently contain undetected errors, defects or security vulnerabilities, especially when initially introduced or when new versions are released. Errors in our platform could affect the ability of our platform to work with other hardware or software products, impact functionality and delay the development or release of new software or new versions of software and adversely affect market acceptance of our platform. Any such errors or delays in releasing new products or new versions of products, or allegations of unsatisfactory performance, could cause us to lose revenue or market share, increase our service costs through service credits, cause us to incur substantial costs in redesigning our products and services, cause us to lose significant customers, subject us to liability for damages and divert our resources from other tasks, any one of which could materially and adversely affect us. To work effectively, our platform must successfully interoperate with products and services from other vendors. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems. The occurrence of any such problems could materially and adversely affect us and cause our stock price to decline significantly.

Although we have limitation of liability provisions in our standard form of customer contract, such provisions may not fully or effectively protect us from warranty claims as a result of federal, state or local laws or ordinances, or unfavorable judicial decisions in the United States or other countries. The sale and support of our products and services also entail the risk of product liability claims. We maintain insurance to protect against certain claims associated with the use of our products and services, but our insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation, divert management’s time and other resources and harm our reputation.

We may be unable to obtain patent rights that effectively protect our integrated technology platform and our other intellectual property rights may not be sufficient to effectively protect our products and technology, which could subject us to increased competition that could negatively impact our business.

We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our products and technology. Our omnibus utility patent application, containing claims directed to our integrated technology platform, has been rejected by the U.S. Patent and Trademark Office, or USPTO. Although we continue to contest the correctness of the USPTO action on the basis that our patent claims are distinguishable from the prior art references cited by the USPTO, we cannot assure you that a patent will ever issue. Nor can we assure you that our business will not be adversely affected by this rejection. We will continue to evaluate our technology to identify patentable inventions and, if appropriate, file patent applications to cover such inventions. To date, however, we have not been issued any patents in respect of our technology platform. We cannot assure investors that a valid patent will issue from our pending application, and the claims allowed on any patent that does issue on our pending application may not be sufficiently broad to effectively protect our technology platform. Any patent that issues on our pending application and any other issued patents that we may obtain may be challenged, invalidated or circumvented, and any rights granted under any patent we may obtain may not actually provide adequate defensive protection or competitive advantages to us. Patent applications in the United States are typically not published until 18 months after filing, or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to continue pursuing our pending patent application (or any future patent applications that we may file) at a reasonable cost or in a timely manner. In addition, recent changes to the patent laws in the United States may bring into question the validity of certain categories of software patents. As a result, we may not be able to obtain adequate patent protection for our software or effectively enforce any patents that issue in the future that cover our software.

In addition to seeking patent protection for certain aspects of our integrated technology platform, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. We generally enter into confidentiality or license agreements with our employees, consultants, vendors, and customers, and generally limit access to, and use or distribution of, our proprietary information. However, we cannot assure investors that we have entered into such agreements with all parties who may have or have had access to our confidential information or that the agreements we have entered into will not be breached or, if breached, we will be able secure effective remedies for the breach. We also cannot assure investors that any of the measures we have taken will prevent misappropriation or infringement of our technology. In addition, the intellectual property laws of some foreign countries are less protective than those of the United States, and we may be unable to effectively enforce any intellectual property rights we may have in many foreign countries.

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Attempts to enforce our rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us. If we obtain any issued patents in the future, this could result in a holding by the USPTO or any foreign patent agency that invalidates or narrows the scope of these issued patents, in whole or in part. If we are unable to obtain intellectual property rights that effectively protect our integrated technology platform and our products (including intellectual property other than patent rights), we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create our innovative products and services. Any of these events, individually or in the aggregate, could materially and adversely affect us and cause our stock price to decline significantly.

If we infringe the intellectual property rights of others, we may incur additional costs or be prevented from providing certain products and services to our customers, which could materially and adversely affect us and cause our stock price to decline significantly.

We cannot be certain that our products or services do not infringe the intellectual property rights of others and we may be subject to litigation and claims, including claims of misappropriation of trade secrets or infringement of patents, copyrights and other intellectual property rights of third parties. If any of these claims were to be brought, they would be time-consuming and costly to resolve and may lead to unfavorable judgments or settlements. If we were to discover that our products or services infringe the intellectual property rights of third parties, we could be required to make substantial changes to our products or services or obtain licenses from such third parties. We may not be able to obtain such licenses on favorable terms or at all, and we may be unable to change our products or services so that they provide the required functionality without infringing the third party’s intellectual property rights or to make the requisite changes in a timely or cost-effective manner. Failure to resolve an infringement matter successfully or in a timely manner may damage our reputation and force us to incur significant costs, including payment of damages to the owner of the intellectual property rights that are infringed, costs of developing modified or replacement technology or products, and diversion of management’s attention, as well as prevent us from providing certain products or services, which could materially and adversely affect us and cause our stock price to decline significantly.

We may become involved in lawsuits to protect or enforce any patents we obtain or other intellectual property rights, which could be expensive and time-consuming.

Competitors may infringe on our intellectual property. From time to time, we may need to take legal action to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. This can be expensive, particularly for a company of our size, and time-consuming. In addition, if we obtain a patent in the future and bring an action against an infringer of the patent, the court in the action may decide that the patent is not valid or is unenforceable, or may refuse to stop the other party from using the patent at issue on the grounds that our patent claims do not cover the other party’s technology or products. An adverse determination in any litigation or defense proceedings could put one or more of any future patents we may obtain at risk of being invalidated or interpreted narrowly and could put our patent application at risk of not issuing. Proceedings brought before the USPTO may be necessary to determine the priority of inventions with respect to our pending patent application. The results of infringement litigation or interference proceedings may be adverse and, even if successful, the litigation or proceedings may result in substantial costs to our business and distraction to our management. We may not be able to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as the laws of the United States. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this type of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If investors perceive these results to be negative, our stock price could decline.

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Our current research and development efforts may not produce successful products and services or features that result in significant revenue, cost savings or other benefits in the near future, if at all, which could materially and adversely affect us and cause our stock price to decline significantly.

Developing our products and services and related enhancements is expensive. Our investments in research and development may not result in significant design improvements, marketable products and services or features or may result in products and services that are more expensive than anticipated. Additionally, we may not achieve the cost savings or the anticipated performance improvements we expect, and we may take longer to generate revenue, or generate less revenue, than we anticipate. Our future plans include significant investments in research and development and related product opportunities. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to improve and maintain our competitive position. However, we may not receive significant revenue, cost savings or other benefits from these investments in the near future, if at all, which could materially and adversely affect us and cause our stock price to decline significantly.

Our ability to sell our products is dependent in part on the quality of our technical support services, and our inability to offer high quality technical support services could adversely affect our customers’ satisfaction with our products and services and could materially and adversely affect us and cause our stock price to decline significantly.

Our customers depend on our technical support services to resolve issues relating to our service offerings. If we do not effectively onboard our customers, succeed in helping our customers quickly resolve post-onboarding issues and provide effective ongoing support, our ability to sell additional products and services to existing customers would be adversely affected and our reputation with potential new customers could be damaged. If we fail to meet the requirements of our customers, it may be more difficult to execute on our strategy to retain these customers. Our failure to maintain quality technical support services could materially and adversely affect us and cause our stock price to decline significantly.

We may acquire other businesses, assets or technologies, which could require significant management attention, disrupt our business, dilute the value of our common stock and adversely affect our operating results.

As part of our business strategy, we have historically made a number of acquisitions and may continue to acquire or make investments in other companies, assets or technologies which we believe are complementary to our business. We may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by our customers, investors and securities analysts. We may not have sufficient management, financial and other resources to integrate any such future acquisitions or to successfully operate new businesses and we may be unable to profitably operate our expanded company. We may have to pay cash, incur debt or issue equity securities to pay for any such acquisition or investment, and we cannot assure investors that we will have sufficient liquidity to fund such transaction from internal funds or have access to sufficient capital on favorable terms, if at all. Any such funding could adversely affect our financial condition and liquidity or the value of our common stock. The sale of equity securities or incurrence of debt to finance any such acquisitions or investments could result in dilution to our stockholders or increase our leverage, as the case may be. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations and may require collateral that would be subject to foreclosure upon any default.

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Failure to comply with governmental laws and regulations could harm our business, materially and adversely affect us and cause our stock price to decline significantly.

Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, product safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, revocation of required licenses, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, we could be materially and adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in legal and professional costs and expenses. We provide passive communication technology to institutional investors, such as money managers and hedge funds, which enables such investors to communicate with executing brokers, prime brokers and clearing firms with respect to securities orders that such investors may place with third party brokers through our platform. We do not conduct our technology business in or through our broker-dealers. As such, we must ensure that our technology activities and our compensation structure therefor would not result in our acting as an unregistered broker-dealer or investment adviser that could subject us to, among other things, regulatory enforcement actions, monetary fines, restrictions on the conduct of our technology business and rescission/damages claims by customers who use our technology. Our failure to comply with any laws or regulations, or the costs associated with defending any action alleging our noncompliance with any laws or regulations, could materially and adversely affect us and cause our stock price to decline significantly.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, which could result in a significant decline in our stock price.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates,” the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to share-based compensation, business combinations and recoverability of intangible assets. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors and result in a significant decline in our stock price.

We currently conduct a portion of our business outside of the United States and our long-term success depends, in part, on our ability to expand our sales to customers outside the United States. As a result, our business is susceptible to risks associated with international operations.

Our customer base is primarily in the United States. As we expand the sale of our products and services to customers located outside the United States, our business will be increasingly susceptible to risks associated with international operations. Our ability to manage our business and conduct our operations internationally requires considerable management attention and resources and is subject to particular challenges of supporting a rapidly growing business in an environment of diverse cultures, languages, customs, business practices, legal systems, alternate dispute systems and regulatory systems. The risks and challenges associated with international expansion include:

•	continued localization of our products and services, including translation into foreign languages and associated expenses;

•	laws and business practices favoring local competitors;

•	compliance with multiple, conflicting and changing governmental laws and regulations, including employment, tax, privacy and data protection laws and regulations;

•	compliance with anti-bribery laws, including compliance with the Foreign Corrupt Practices Act;

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•	regional data privacy laws that apply to the transmission of our customers’ data across international borders;

•	ability to provide local data hosting services;

•	different pricing environments, including invoicing and collecting payment in foreign currencies and associated foreign currency exposure;

•	exposure to adverse movements in foreign currency exchange rates;

•	difficulties in staffing and managing foreign operations and the increased travel, infrastructure and legal and compliance costs associated with international operations;

•	different or lesser protection of our intellectual property rights;

•	difficulties in enforcing contracts and collecting accounts receivable, longer payment cycles and other collection difficulties; and

•	regional economic and political conditions.

If we are unable to successfully manage the challenges of international operations and expansion, our growth could be limited, and we could be materially and adversely affected.

Our insurance coverage may be inadequate to cover all potential liability which could materially and adversely affect us and cause our stock price to decline significantly.

We maintain a number of insurance policies, including with respect to director and officer liability; technology errors and omissions; and information security and privacy, but such insurance may be inadequate or may not be available in the future on acceptable terms, or at all. If we do not have adequate insurance to cover our liability, we could be materially and adversely affected and our stock price could decline significantly.

Being a public company has made it more expensive for us to obtain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and human resources and compensation committee, and qualified executive officers.

Risks Related to Ownership of Our Common Stock and Our Organizational Structure

The price of our common stock has been volatile and the value of an investor’s investment could decline.

Technology stocks have historically experienced high levels of volatility. The trading price of our stock price has been, and is likely to continue to be, volatile. After shares of our common stock were sold in our initial public offering in July 2013 at a price of $9.00 per share, the sales price of our stock has ranged from a high of $10.30 to a low of $0.06 through October 7, 2015. The trading price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including, but not limited to, the following:

•	substantial doubt about our ability to continue as a going concern;

•	our ability to raise additional capital as needed and the terms on which such capital may be raised

•	our compliance with NASDAQ listing standards;

•	our ability to maintain effective disclosure controls and procedures and internal control over financial reporting;

•	the impact of the Investigation;

•	the loss of revenue from our one-time largest customer, QuantX and our ability to attract and retain customers;

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•	changes in financial markets or general economic conditions;

•	market acceptance and performance of our products and services;

•	defects and errors in our products or services;

•	system failures and disruptions;

•	the loss of executives or other key employees and our failure to recruit and retain qualified personnel;

•	failure to protect or enforce our intellectual property rights in our proprietary technology;

•	competition from firms with greater financial, technical and marketing resources and access to capital than we have and related competitive pressures;

•	issuances or sales of common stock by us or members of our management team or our Board of Directors or our other significant stockholders;

•	securities analyst recommendations or earnings estimates, and changes in securities analyst recommendations or estimates, regarding our common stock, other comparable companies or our industry generally;

•	actual or anticipated fluctuations in our operating results or future prospects;

•	strategic actions by us or our competitors, such as acquisitions or restructurings; and

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business.

Issuances or sales of substantial amounts of our common stock in the public markets, or the perception that additional issuances or sales of our common stock might occur, could reduce the price of our common stock and may dilute an investor’s voting power and its ownership interest in us.

Any future issuances or sales of a substantial number of shares of our common stock in the public market, or the perception that these issuances or sales could occur, could adversely affect our stock price and may make it more difficult for an investor to sell common stock at a time and price that such investor deems appropriate. As of September 11, 2015, we had 60,696,879 outstanding shares of common stock.

Directors, executive officers and persons beneficially owning 10% or more of our outstanding common stock in aggregate beneficially own approximately 24% of the outstanding shares of our common stock as of September 11, 2015. Pursuant to a registration rights agreement to which we are a party, we may, subject to some conditions, be required to file registration statements covering the sale of some or all of these shares or include some or all of these shares in registration statements that we may file for ourselves or other stockholders. In addition, these shares may be eligible for sale into the public market pursuant to Rule 144 under the Securities Act of 1933, as amended (subject to any volume, manner of sale and other applicable restrictions). The remainder of our outstanding shares not held by affiliates are generally freely tradable under the Securities Act of 1933. In addition, we have also registered the offer and resale of shares of common stock that we may issue under our equity compensation plan on registration statements on Form S-8, which shares may be sold into the public market.

Insiders have substantial control over us, which could limit an investor’s ability to influence the outcome of key transactions, including a change of control.

Our directors, executive officers and each of our stockholders who own greater than 5% of our outstanding common stock and their affiliates, in the aggregate, own approximately 41% of the outstanding shares of our common stock as of September 11, 2015. As a result, these stockholders are able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from other investors and may vote in a way with which other investors disagree and which may be adverse to the interests of other investors. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately adversely affect the market price of our common stock.

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We cannot assure investors that there will be an active or liquid trading market for our common stock or the market price at which our common stock will trade.

We cannot assure investors that there will be an active or liquid trading market for our common stock. Since our initial public offering in July 2013, the average daily volume of trading in our common stock has been approximately 455,000 shares per day. We cannot predict the prices at which our common stock will trade or the liquidity of the market for our common stock.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” As defined in the JOBS Act, a public company whose initial public offering of common equity securities occurred after December 8, 2011 and whose annual gross revenue is less than $1.0 billion will, in general, qualify as an “emerging growth company” until the earliest of:

•	the last day of its fiscal year following the fifth anniversary of the date of its initial public offering of common equity securities;

•	the last day of its fiscal year in which it has annual gross revenue of $1.0 billion or more;

•	the date on which it has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and

•	the date on which it is deemed to be a “large accelerated filer,” which will occur at the time the company (a) has an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of its most recently completed second fiscal quarter, (b) has been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) has filed at least one annual report pursuant to the Exchange Act.

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Under this definition, we are an “emerging growth company” and we could remain an emerging growth company until as late as December 31, 2018.

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•	be exempt from the “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers), the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation;

•	be permitted to delay compliance with new or revised financial accounting standards available under Section 102(b) of the JOBS Act; and

•	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We currently intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company,” except that we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.

Our qualification as an “emerging growth company” means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide investors with certain information, including certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company. As a result, investor confidence in our company and the market price of our stock price may be adversely affected.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. Our internal control over financial reporting may continue to be determined as not effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

Reporting obligations as a public company are likely to continue placing a considerable strain on our financial and management systems, processes and controls, as well as on our personnel. In addition, as a public company we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting at such time that we cease to be an “emerging growth company,” as defined in the JOBS Act, although we could potentially qualify as an “emerging growth company” until December 31, 2018. As a result, we will be required to improve and maintain our financial and managerial controls, reporting systems and procedures, to incur substantial expenses to test our systems and to make such improvements and to hire additional personnel. If our management is unable to certify the effectiveness of our internal control over financial reporting or if our independent registered public accounting firm cannot deliver (at such time as it is required to do so) a report attesting to the effectiveness of our internal control over financial reporting, or if we identify or fail to remediate material weaknesses in our internal control over financial reporting, we could be subject to regulatory scrutiny and a loss of public confidence, which could harm our reputation and the market price of our common stock. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could materially and adversely affect us and cause our stock price to decline significantly.

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If securities or industry analysts do not publish research or reports about us, or publish inaccurate or unfavorable research or reports about us, our stock price and trading volume could decline.

The trading market for our common stock depends, to some extent, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If research analysts do not publish research or reports about us, or if one or more of the analysts who cover us should downgrade our stock or change their opinion of our stock, our stock price would likely decline. If one or more of these analysts should cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could also cause our stock price or trading volume to decline.

We do not anticipate paying any cash dividends on our common stock for the foreseeable future.

We have not declared or paid any cash dividends since our formation and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Because we do not intend to pay any dividends for the foreseeable future, an investor may need to sell its shares of common stock to realize a return on its investment, and an investor may not be able to sell its shares at or above the price the investor paid for them. Any determination to pay dividends in the future will be at the sole discretion of our Board of Directors. Accordingly, we may never pay dividends on the shares of our common stock. In addition, our ability to pay any dividends to our stockholders depends in part on the performance of our subsidiaries and their ability to distribute cash to us through distributions and dividends. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our and our subsidiaries’ strategic plans, financial results and conditions, liquidity, contractual, legal, financial and regulatory prohibitions and other restrictions on distribution and dividends, capital requirements and business prospects and such other factors as considered to be relevant to such determination.

Our organizational documents and Delaware law could discourage takeover attempts and lead to management entrenchment.

Our certificate of incorporation and bylaws contain provisions that could prevent, delay or deter a change in control of our company. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our Board of Directors or take other corporate actions, including effecting changes in our management. These provisions include:

•	a classified Board of Directors with three-year staggered terms and directors can only be removed for cause, which could delay the ability of stockholders to change the membership of a majority of our Board of Directors;

•	the ability of our Board of Directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the exclusive right of our Board of Directors to elect a director to fill a vacancy created by the expansion of our Board of Directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board of Directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	the requirement that a special meeting of stockholders may be called only by the Chairman of the Board, the Vice Chairman of the Company’s Board of Directors, our Chief Executive Officer, or a majority vote of our Board of Directors, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the requirement for the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend certain provisions of our certificate of incorporation and bylaws, which may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt; and

•	a provision that certain litigation against us can only be brought in the Court of Chancery of the State of Delaware.

In addition, in December 2014 we adopted a stockholder rights plan, which may have the effect of preventing, delaying or deterring a change in control of our company. Also, we are subject to Section 203 of the Delaware General Corporation Law, which may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time.

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Item 3. LEGAL PROCEEDINGS

We may from time to time be involved in litigation and claims incidental to the conduct of our business, including but not limited to intellectual property claims, and other legal proceedings.

Audit Committee Investigation

As previously reported, the Audit Committee of our Board of Directors, with the assistance of outside legal counsel, conducted the Investigation into certain issues raised by counsel to one of our stockholders, including allegations about our former senior management. The Audit Committee completed the Investigation and, together with the Company’s management, continues to assess what actions (other than the disclosures being made herein) should be taken by the Company in response thereto. The total cost of the Investigation billed to the Company through the date of this filing, all of which has been incurred in 2015, is approximately $2.7 million, of which approximately $0.7 million was for additional fees incurred by our former independent registered public accounting firm. Some of the observations reported to our Audit Committee and Board of Directors in connection with the Investigation are as follows:

Stock Transfer Agreement with Douglas J. Von Allmen

We previously disclosed that Brian Ferdinand, one of our founders and our former Vice Chairman and Head of Corporate Strategy, and Douglas J. Von Allmen, a beneficial owner of more than 10% of our common stock, purchased an aggregate of $16.2 million of shares of our common stock in our initial public offering (the “IPO”) at the IPO price per share of $9.00. We also previously disclosed that, in late February of 2014, entities controlled by two of our founders, Mr. Ferdinand and Robert Keller, transferred 732,292 shares of our common stock to D&L Partners, LP, an entity controlled by Mr. Von Allmen, and certain other pre-IPO stockholders without the payment of any cash consideration. Based on the results of the Investigation, it appears that these shares were transferred to such entity pursuant to an agreement among Messrs. Ferdinand, Keller and Von Allmen, which was entered into prior to our IPO, to transfer additional shares of our common stock to Mr. Von Allmen at no cost after the expiration of the lock up agreements signed in connection with the IPO. We are not in possession of that agreement.

Brian Storms’ Loan from CMK Keller Holdings, LLC

We previously disclosed that, on May 14, 2013, CMK Keller Holdings, LLC (“CMK LLC”), of which one of our founders and a former director, Mr. Keller, is the managing member, sold Mr. Storms, a former member of the Board and our former Chief Executive Officer and Vice Chairman, 766,466 shares of our common stock for $5,000,000. We estimated the fair value of the shares sold at $5,780,000. As a result of this sale below fair value, we recorded a 2013 share-based compensation expense in the second quarter of 2013. Based on the results of the Investigation, it appears that: (i) on May 14, 2013, Mr. Storms issued a Demand Promissory Note (the “Note”) in the principal amount of $5,000,000 to CMK LLC, as consideration for the sale of these shares; and (ii) on December 2, 2014, Mr. Storms and CMK LLC entered into an Addendum to the Note and reduced the principal amount of the Note from $5,000,000 to $1,250,000, a transaction that required us to take an additional $1.3 million in compensation expense in the fourth quarter of 2014. See Note 8 to the Consolidated Financial Statements included in this Ex. 99.2 for additional information related this charge.

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Brian Storms’ Loans from Brian Ferdinand, Douglas J. Von Allmen and The Bridgehampton National Bank

Based on the results of the Investigation, it appears that:

(i)            in March 2014, Mr. Ferdinand loaned approximately $1,100,000 to Mr. Storms in connection with Mr. Storms’ tax obligations related to Restricted Stock Units granted by Liquid on December 1, 2012;

(ii)           in October 2014, Mr. Storms received a loan from D&L Partners, LP, an entity controlled by Mr. Von Allmen, in the amount of $1,100,000 that Mr. Storms used to repay the March 2014 loan to Mr. Ferdinand; and

(iii)          in December 2014, The Bridgehampton National Bank (the “Bank”) loaned $2,000,000 on a secured basis to Mr. Storms, of which $1.1 million was used to repay the October 2014 loan from D&L Partners, LP. Mr. Storms repaid his loan to the Bank in January 2015. Dennis Suskind, Chairman of the Audit Committee, is also Vice Chairman of Bridge Bancorp, Inc., the registered bank holding company for the Bank.

In addition, based on the results of the Investigation, it appears that D&L Partners, LP loaned $130,000 to Mr. Storms in May 2014 to buy shares of our common stock in the open market.

Accounts Receivable from QuantX Management, LLP

We previously disclosed that accounts receivable from QuantX Management, LLP (together with its affiliates, “QuantX”) were approximately $1,100,000 as of September 30, 2014 (a figure that was revised to zero in connection with the Restatement described below) and represented the balance due from QuantX for the sale of our software services. QuantX, a related party as a result of certain past or present relationships with Mr. Ferdinand, Mr. Keller and Richard Schaeffer (the founders of our Company) and/or Mr. Von Allmen (a holder of more than 10% of our common stock), was our largest customer and the receivable due from QuantX accounted for 74% of our total net accounts receivable at September 30, 2014 (0% after the Restatement). On December 23, 2014, we notified QuantX that it was delinquent in payments owed to us in the aggregate amount of approximately $1,400,000 pursuant to two technology services agreements and approximately $325,000 in additional delinquent payments, and demanded that QuantX pay such amounts owing to us immediately. We suspended QuantX’s access to our services shortly thereafter.

Prior to the quarter ended September 30, 2014, QuantX historically settled its accounts with the Company in full. However, it appears that during June 2014, certain former members of management became aware that QuantX may have been experiencing significant liquidity issues, which created uncertainty thereafter as to QuantX’s ability to meet its financial obligations despite the fact that as of June 30, 2014 QuantX was not in arrears for any previously purchased software services. In particular, it appears QuantX would not have been able to pay in full our outstanding bills in the aggregate amount of approximately $1,200,000 as of June 30, 2014 had it not obtained additional funding from Mr. Von Allmen or the entity that he controls, D&L Partners, LP. Because QuantX represented a substantial percentage of the Company’s revenues, its financial condition, liquidity and results of operations were closely tied to, and significantly impacted, the Company’s performance. QuantX liquidity issues could have had a material adverse effect on the Company’s expected revenues, in the near term and possibly in the long term, and could have resulted in a significant reduction in the Company’s revenues.

Based on the Investigation’s findings and upon the recommendation of the Company’s executive officers, on September 10, 2015, the Audit Committee and the Board concluded that the Company’s previously issued unaudited condensed consolidated financial statements as of September 30, 2014 and for the three and nine months ended September 30, 2014 (the “Restatement Periods”) should no longer be relied upon and should be restated (the “Restatement”) due to certain accounting errors. The accounting errors involve the premature recognition of revenue from QuantX and QuantX-related Customers during the quarter ended September 30, 2014, before collectability was reasonably assured, given the significance of the uncertainty of collections from QuantX and QuantX-related Customers that became known to certain former members of management during June 2014. The Company cannot predict what additional legal proceedings may arise from the Restatement, which proceedings could include securities and shareholder derivative actions by the Company’s stockholders and regulatory proceedings by the SEC.

Securities Class Action Complaint

On September 21, 2015, a securities class action complaint was filed against Liquid, certain of our former and current officers and directors and the underwriter of our initial public offering (collectively, the “Defendants”) in the United States District Court for the District of New Jersey (Robert De Vito v. Liquid Holdings Group, Inc. et al. (No. 2:15-cv-06969-KM-JBC)). The named plaintiff’s complaint brings claims on behalf of a putative class consisting of all persons, other than the Defendants and other officers and directors of Liquid, who purchased or acquired our securities: (i) pursuant and/or traceable to the our registration statement and prospectus filed with the SEC in connection with our initial public offering; and/or (ii) between July 26, 2013 and December 23, 2014. The complaint asserts claims for alleged violations of: (i) Section 11 of the Securities Act of 1933, as amended (the “Securities Act”); (ii) Section 15 of the Securities Act; (iii) Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10b-5 promulgated under the Exchange Act; and (iv) Section 20(a) of the Exchange Act. As relief, the complaint requests compensatory damages in an unspecified amount, reasonable costs and expenses, including counsel and expert fees, and such other relief as the Court deems just and proper. We intend to vigorously defend this lawsuit. Due to the inherent uncertainties in litigation and because the ultimate resolution of this proceeding is influenced by factors outside of our control, we are currently unable to predict the ultimate outcome of this litigation or its impact on our financial position or results of operations.

SEC Document Preservation Notice

We have received a document preservation notice dated March 19, 2015 from the staff of the SEC requiring that we preserve documents in connection with an ongoing investigation being conducted by the staff. We have not been formally informed of the matters under investigation. To date, we have not received a subpoena from the SEC, nor have we been asked to produce any documents. We are unable to assess with confidence or certainty how long the SEC investigatory process will last or its ultimate outcome, including whether any action will be filed by or any settlement will be reached with the SEC, the amount of any potential monetary penalties, the nature of any other possible remedies against the Company, or any other impact on the Company as a result of any proposed or actual enforcement action.

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Gibson Dunn Fee Dispute

On June 24, 2015, Gibson, Dunn & Crutcher (“Gibson”), which had served as the Company’s counsel since 2012, filed a Demand for Arbitration with JAMS, a private alternative dispute resolution (ADR) provider, claiming breach by Liquid of the terms of Gibson’s Engagement Letter with Liquid and seeking to recover approximately $970,000 primarily for unpaid legal fees and costs for work performed in 2015 on behalf of the Audit Committee as part of the Investigation, amounts that were accrued as they were incurred. The Company intends to vigorously defend itself in this proceeding. Due to the inherent uncertainties in this dispute and because the ultimate resolution is influenced by factors outside of the Company’s control, the Company is currently unable to predict the ultimate outcome of this dispute or its impact on the Company’s financial position or results of operations.

Deutsch Litigation

As previously reported, on August 18, 2015, Jay Deutsch, as Managing General Partner of the Deutsch Family Investment Partnership, and Todd Deutsch filed an action in the Supreme Court of the State of New York, County of Nassau, against Liquid; two of Liquid’s founders, Mr. Ferdinand (the Company’s former Vice Chairman and Head of Corporate Strategy) and Richard Schaeffer (one of the Company’s former directors), and their respective affiliates; and Brian Storms, a former director as well as the Company’s former Chief Executive Officer and Vice Chairman (collectively, the “Defendants”).

The complaint alleges that the Defendants made misrepresentations in connection with the plaintiffs’ investment in Liquid. The plaintiffs asserted two causes of action seeking damages of up to $1,250,000, plus punitive damages, prejudgment interest and costs of the litigation. The Company intends to vigorously defend this lawsuit. Due to the inherent uncertainties in litigation and because the ultimate resolution of this proceeding is influenced by factors outside of the Company’s control, the Company is currently unable to predict the ultimate outcome of this litigation or its impact on the Company’s financial position or results of operations.

QuantX and Ferdinand Disputes

On December 23, 2014, we notified Ferdinand Trading LLC (“Ferdinand Trading”), an entity controlled by Mr. Ferdinand, as well as Mr. Ferdinand, of the Company’s termination of the Amended and Restated Consulting Agreement, dated October 16, 2014 (the “Consulting Agreement”), between the Company and Ferdinand Trading. Pursuant to the Consulting Agreement, Ferdinand Trading was obligated to make Mr. Ferdinand available to the Company to provide services requested of him by the Company, including assisting with business development efforts; developing strategy for product development, marketing, partnerships and mergers and acquisitions; and providing support to the sales and marketing team, including client introduction. The Company terminated the Consulting Agreement as a result of the breach by Ferdinand Trading and Mr. Ferdinand of certain of their obligations under the Consulting Agreement and related agreements. Mr. Ferdinand has contested the termination, but neither he nor Ferdinand Trading has initiated any legal proceedings at this time. Should they do so, the Company believes it was justified in terminating the Consulting Agreement and will have valid defenses against any contrary claim.

Concurrently with the Company’s termination of the Consulting Agreement, the Company notified QuantX that QuantX was delinquent in payments owed to the Company in the aggregate amount of approximately $1.4 million pursuant to two technology services agreements and approximately $325,000 in additional delinquent payments, and demanded that QuantX pay such amounts owing to the Company immediately. Further, in connection with such notice to QuantX, the Company notified QuantX of the Company’s intention to suspend QuantX’s access to the Company’s services shortly thereafter, which suspension was carried out. The Company also separately delivered a notice to QuantX declaring the unpaid principal amount of a term note and related obligations in the aggregate amount of approximately $244,000 owed by QuantX to the Company to be immediately due and payable as a result of QuantX’s failure to make timely payments of principal and interest to the Company in accordance with the terms of the note. No legal proceedings have been commenced at this time, but the Company may need to do so in order to attempt to collect the amounts owed to it. Any recovery is unlikely given our understanding that QuantX is in the process of or has already been liquidated.

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The Company also delivered a demand notice (i) to Ferdinand Capital, LLC (“Ferdinand Capital”), another entity affiliated with Mr. Ferdinand, declaring the unpaid principal amount of a term note and related obligations in the aggregate amount of approximately $111,000 owed by Ferdinand Capital to the Company to be immediately due and payable as a result of the failure to make timely payments of principal amounts and accrued interest to the Company in accordance with the terms of the note and (ii) to a stockholder, Joseph Gamberale, declaring the unpaid principal amount of a term note and related obligations in the aggregate amount of approximately $307,000 owed by Mr. Gamberale to the Company to be immediately due and payable as a result of the failure to make timely payments of principal amounts and accrued interest to the Company in accordance with the terms of the note. No legal proceedings have been commenced at this time, but the Company may need to do so in order to attempt to collect the amounts owed to it.

Unqua/Harley Litigation

The Company had previously reported that it was a defendant, along with Brian Ferdinand and QuantX (collectively, the “Unqua Defendants”), in an action filed on July 24, 2014 by Unqua Holdings, Inc. and its chairman/president Daniel Harley. The complaint alleges that the Unqua Defendants made misrepresentations in connection with the plaintiffs’ investment in predecessor entities of the Company and further alleging conversion and violations of fiduciary duty in connection with the Unqua Defendants’ transactions with related parties. The plaintiffs asserted six causes of action, seeking compensatory damages ranging from $1.5 million to $5 million, plus punitive damages in excess of $10 million. On July 14, 2015, a motion to dismiss the complaint was granted and the action was dismissed on the grounds that the plaintiffs had previously granted the Unqua Defendants a full release of claims. The period for appeal or filing a new complaint has passed and no further proceedings are expected.

OTC Litigation

The Company had previously reported that it was a defendant in an action filed on July 23, 2013 in the Supreme Court of The State of New York by two individuals (the “OTC Parties”) who were involved in the establishment and operation of the over-the-counter brokerage operations of LPS and Futures, which ceased operating on June 1, 2013. Also named as defendants were one of the Company’s subsidiaries, Liquid Prime Holdings, LLC, and Brian Ferdinand, the Company’s former Vice Chairman and Head of Corporate Strategy. On July 3, 2014, a motion to dismiss the complaint was granted and the action was dismissed, without prejudice. The period for appeal or filing a new complaint has passed and no further proceedings are expected.

Employee Claim

The Company had previously reported that it received a letter from counsel for a former employee claiming that the Company and certain other parties, including related parties, were responsible for paying the former employee stock compensation in the amount of $500,000 in consideration for services provided to Partners (then known as Centurion Capital Group, LLC). This matter was settled for $380,000, effective July 23, 2014, with the Company agreeing to pay $150,000 as its part of the settlement and QuantX and D&L Partners, LP (an entity controlled by Douglas J. Von Allmen, our largest stockholder) agreeing to pay $130,000 and $100,000, respectively, as their part of the settlement in accordance with an agreed upon payment schedule. At September 30, 2014, QuantX did not make its scheduled payments and, as such, the Company, being jointly and severally liable, made these scheduled payments totaling $80,000 on QuantX’s behalf. On October 1, 2014, QuantX repaid the $80,000 to the Company. The matter is now fully resolved.

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Item 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the financial statements and related notes included elsewhere in this Ex. 99.2. This discussion contains forward-looking statements and involves numerous risks and uncertainties including, but not limited to, those described in the section titled “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. You should read the sections titled “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Key Operating Metrics

In addition to the U.S. GAAP metrics that we regularly monitor, we also monitor the following metrics to evaluate our business, measure our performance, identify trends affecting our business and make strategic decisions:

	As of	As of	As of	As of	As of
Key Operating Metric	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Contracts - Contributing to Current Revenue
Number of Customers	48	76	97	95	7
Number of Units	517	629	679	670	18
Number of Units - QuantX(1)	421	419	407	401	0

Contracts - Expected to Contribute to Future Revenue(2)
Number of Customers	29	43	33	34	12
Number of Units	139	133	106	111	62
Number of Units - QuantX(1)	14	1	1	0	0

Contracts - Total
Number of Customers	77	119	130	129	19
Number of Units	656	762	785	781	80
Number of Units - QuantX(1)	435	420	408	401	0

Annual Contract Value (in millions)	$4.520	$5.230	$5.450	$5.046	$0.578

(1)	Represents units, included in “Number of Units,” that were being used by QuantX or paid for by QuantX on behalf of its own customers. As described elsewhere in this Ex. 99.2, QuantX is no longer a customer of ours. As a result, we have not included these in our Key Operating Metrics in the above table as of December 31, 2014.
(2)	Represents contracts that have been signed but are not yet generating revenue because our product has not yet been deployed to the customer.

Number of Customers. We believe that our ability to expand our customer base in the independent hedge fund community is an indicator of our market penetration and the growth of our business. As of the date of this filing, we have a total of 11 customers, all of which are currently contributing to revenue.

Number of Units. Since our customers generally pay fees based on the number of units of our platform being used within their organizations, we believe the total number of units is an indicator of the growth of the business. Each unit represents an individual element of the Liquid platform such as LiquidTradeSM, LiquidMetrics® or LiquidView®.

Annual Contract Value (“ACV”). ACV is an operating measure that represents, as of the end of any quarter for which ACV is reported, the estimated contract value of subscription payments payable to us during the next twelve months (or, in the case of subscription contracts where the remaining contract term is less than twelve months, the remaining value of such contracts) pursuant to subscription contracts existing at the end of the quarter for which ACV is reported, including contracts pursuant to which we are currently generating no revenue because our product has not yet been deployed to the customer.

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ACV is not a financial measure calculated and presented in accordance with GAAP and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is a helpful indicator of potential future revenue. However, we caution investors that our presentation of this measure may not be comparable to similar measures as disclosed by other issuers, because other companies may calculate these measures differently. Additionally, our actual revenue may be lower or higher than our ACV. See “Special Note Regarding Forward-Looking Statements.”

Factors Affecting Our Performance

Substantial Doubt About Our Ability to Continue as a Going Concern. For the year ended December 31, 2014, we incurred a net loss of approximately $54.6 million and experienced a significant reduction in sales volume due to the failure of our largest customer, QuantX. Due to such results of operations as well as difficulties in generating sufficient cash flow to meet our obligations and sustain our operations, an independent registered public accounting firm might include an explanatory paragraph in its audit report on our consolidated financial statements for the year ended December 31, 2014 stating that there is substantial doubt about our ability to continue as a going concern. We anticipate that our liquidity will only be sufficient to fund our activities into the second quarter of 2016, though no assurance can be given that we will have sufficient liquidity to reach that date. In order to have sufficient cash to fund our operations beyond then, we will need to raise additional equity or debt capital, and we cannot provide any assurance that we will be successful in doing so.

Loss of QuantX and QuantX-Related Customers. Since our inception, we have been relying significantly on the revenues generated by a single customer, QuantX, including QuantX-related Customers. We have now lost QuantX and the QuantX-related Customers as customers, leaving us with only 11 customers as of the date of this filing. Because QuantX and the QuantX-related Customers represented a substantial percentage of our revenues, QuantX’s financial condition, liquidity and results of operations were closely tied to, and significantly impacted, our performance. The loss of QuantX and the QuantX-related Customers as our customers will have a material adverse effect on our expected revenues, in the near term and possibly in the long term, and could result in a significant further reduction in our revenues.

The Pace of Financial Services Innovation. The financial services industry has faced substantial pressure to innovate over the last decade. Following the implementation of decimalization in financial market pricing in 2001, new technologies were needed to accommodate the need to execute, value and evaluate risk for securities trading. Today, the industry innovates rapidly as technology adapts to the demands of both regulatory changes and changes in investor preferences. We believe our products and services compete favorably, and that our flexible architecture will allow us to innovate and scale new product releases quickly. However, we may not be able to keep up with evolving industry standards and changing trading systems, practices and techniques. Continued demand for advanced technology resources in the financial services industry is important to future demand for our products.

Revenue Growth. We believe the key driver to improve our financial performance will be revenue growth. While revenue growth may fail to increase or may decline for a number of reasons, including as a result of our failure to attract and retain customers, significant competition and lack of market acceptance of our technology and platform, we seek to generate revenue growth from, among other things, the execution of new customer contracts. Our ability to achieve sufficient revenue to generate positive net income and to fully fund operations will require continued significant near-term investments by us in technology development, sales, marketing and customer support personnel. While we expect these investments to negatively impact current net income and cash balances, we are making these efforts in an attempt to set the framework for improving financial performance in the future.

Potential negative impacts could come in the form of unexpected market corrections that dramatically reduce available asset flows into hedge funds, as well as closure of hedge funds or decline in the opening of new hedge funds. In addition, there could be a secular shift of assets away from the hedge fund industry, such as the decision by the California Public Employees’ Retirement Systems in September 2014 to decrease its investments in hedge funds. Additionally, a retraction of the broad adoption of “cloud deployment” would require us to modify our distribution method and could limit growth.

Delivery of New Product Releases. Customer demands in the financial services industry are becoming increasingly complex. If we fail to accurately predict customers’ changing needs and emerging technology trends, our business could be negatively affected. It is important for us to have a robust development pipeline and to deliver new releases on time and within budget. We believe our flexible platform allows us the ability to develop and deliver customized solutions for particular customer needs. Members of our core technology development team have worked together for over a decade, first at Web Quote SRL, then at Green Mountain Analytics LLC (“GMA”), now known as Liquid Technology Services, LLC, from 2002 until we acquired GMA in 2012. As a result, we are able to develop new modules in a flexible and continuous manner. We believe the maintenance of our core development team’s continuity and its ability to produce new product versions on time is important to the future growth of our company.

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Financial Overview

Revenues

Our revenues consist of the following:

Software services. We market our software to end-users and to institutional customers through our direct sales force. End user customer revenue is generated through subscription fees. Institutional revenue is generated through subscription fees, integration and customization fees, and hosting and gateway fees. In addition, on December 1, 2013, we started charging customers for market data services. Market data is trade-related data for a financial instrument reported by a trading venue, such as a stock exchange, which allows traders and investors to know the latest price and see historical trends for that financial instrument. We are not charging a profit on market data, but rather we are passing on the cost we incur from the market data provider, which has contracted with us to provide such data, to the customer. These pass-through charges for market data services are included in our software services revenues. We generally commence recognizing software services revenue at the time the software is made available to the customer, provided all other revenue recognition criteria have been met. As more fully described above, we have accounted for revenues from QuantX and QuantX-related Customers on a cash basis commencing with the third quarter of 2014. Prior to our terminating our relationship with QuantX, the majority of our software services revenue had been attributable to QuantX and QuantX-related Customers.

Brokerage activities. Until June 1, 2013, we generated a portion of our revenue through commissions generated by brokers executing transactions on behalf of our customers and by the mark-up generated by brokers executing transactions on a riskless principal basis. On June 1, 2013, we ceased over-the-counter brokerage operations by LPS and Futures. Effective February 12, 2014, we received regulatory approval to consolidate LPS and Futures, with LPS remaining as the surviving entity. On September 4, 2015, we completed the sale of LPS to an unrelated third party.

Cost of Revenues

Our cost of revenues in connection with software services includes all direct costs to distribute and support our software, including data center and support personnel, salaries and benefits. These costs also include market data fees we incur on behalf of our customers and pass on to them. We expect that our cost of revenues will increase in the future as we seek to grow our business, add new customers and increase services to existing customers, and need to support the implementation, hosting and support of new customers and increased services. We intend to continue to invest additional resources in expanding the delivery capability of our software and other services. The timing of these additional expenses could affect our cost of revenues, both in terms of absolute dollars and as a percentage of total revenues, in any particular quarterly or annual period.

Our cost of revenues associated with brokerage activities included payments to brokers who received a percentage of commissions generated by brokers executing transactions on behalf of customers and the mark-up generated by brokers executing transactions on a riskless principal basis. Regulatory fees were also included in cost of revenues associated with brokerage activities.

Operating Expenses

Compensation. Compensation expense consists of wages and benefits for our employees as well as share-based compensation. Wages and benefits are expensed in the period in which they are earned. Share-based compensation is measured at fair value on the grant date of each award, based on the estimated number of awards that are expected to vest, resulting in a charge to operations over the requisite service period. For awards with graded vesting, we recognize share-based compensation on a straight-line basis over the service period for each separately vesting portion of the award. We seek to reduce total compensation expense in 2015 through concerted efforts to create operational efficiencies throughout the Company despite the need to increase headcount, where necessary, in an effort to grow our business.

Consulting fees. Consulting fees consist of services we are currently outsourcing such as IT-related consultants, our FinOp consultants and financial consultants. Consulting fees for 2014 also include the fees we paid to Brian Ferdinand pursuant to his Consulting Agreement with us (see Note 6 to the accompanying consolidated financial statements). Consulting fees are expensed in the period in which they are incurred. The majority of our consulting fees, from inception to our initial public offering, were for share-based compensation relating to equity transactions with consultants, in which the consideration paid to the consultants was below the fair value of the equity they received. The amount by which the consideration is below fair market value is considered share-based compensation. In addition, the sale of our stock to strategic partners and consultants at below fair value also resulted in charges to share-based compensation in 2013.

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Professional fees. Professional fees consist primarily of accounting and tax services, and general corporate type fees in regards to being a public company. Professional fees are expensed in the period in which they are incurred. We anticipate that we will continue to incur professional fees as we seek to grow our business, although we look to actively manage those costs where we can.

Legal and settlement fees. Legal and settlement fees consist of costs incurred for general corporate matters, litigation proceedings and any settlements owed in connection with litigation. Prior to this Ex. 99.2, all legal and settlement fees were recorded in Professional fees in our consolidated statements of operations and comprehensive loss.

Computer related and software development. Computer related and software development costs consist primarily of research and development costs. Research and development (“R&D”) costs are expensed in the period in which they are incurred. Research and development costs include product management, product development, quality assurance and technology operations all with the goal of continuously refining and enhancing our automated and integrated, real-time systems for trading, risk management, accounting, reporting and administration.

Other. Other expenses consist primarily of travel and entertainment, advertising and insurance costs. These costs are expensed in the period in which they are earned. We anticipate that we will continue to incur these costs in an effort to increase and broaden our customer base. However, we will plan to actively manage these costs to be as efficient as possible.

Bad debts on accounts receivable. Bad debts on accounts receivable represent the direct write-off of customer receivables related primarily to QuantX, who previously was our largest customer. In addition, bad debts also includes any reserve for uncollectible receivables we have established for potential non-collection of current customer receivables.

Impairment of goodwill and intangible assets. Impairment of goodwill and intangible assets consists primarily of the results of our annual goodwill impairment test as well as our analysis on the value of certain intangible assets. We concluded that the carrying amount of our goodwill exceeded its fair value and, therefore, an impairment charge was recognized in 2014. Additionally, we performed an analysis to determine if our software and trading platform, and customer relationships were impaired due to the significant decline in our customer base as well as the depressed market value of our Company. As a result, we concluded that these intangible assets were fully impaired and recognized an impairment loss in 2014.

Loss on Settlement of Contingency Consideration Payable

The loss on settlement of contingent consideration payable represents the loss realized in connection with an acquisition we made in which a contingent consideration payable was recorded upon acquisition. The details of this transaction can be found in Note 9 of our consolidated financial statements.

Income Taxes

On July 24, 2013, the Company reorganized as a Delaware corporation from a limited liability company (“LLC”). The change in tax status required us to revalue our deferred tax assets and liabilities at the current corporate federal and state income tax rates.

Prior to July 24, 2013, the Company, as a limited liability company, was treated as a partnership for federal and state income tax purposes. Accordingly, no provision was made for federal and state income taxes during that period since all items of income or loss were required to be reported on the income tax returns of the members, who were responsible for any taxes thereon. The Company was, however, subject to the New York City Unincorporated Business Tax. We may be subject to state taxes in certain states that may assess capital taxes or taxes based on gross receipts. We also have subsidiaries in foreign jurisdictions, which are subject to local income taxes.

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Results of Operations

The following table sets forth our results of operations for the periods indicated:

	Year Ended
	December 31, 2014 (unaudited)	December 31, 2013	Change
Revenues:
Software services	$3,811,952	$2,925,650	$886,302
Brokerage activities	-	1,872,647	(1,872,647)
	3,811,952	4,798,297	(986,345)
Cost of revenues (exclusive of items shown below):
Software services	2,696,530	1,452,801	1,243,729
Brokerage activities	-	1,248,192	(1,248,192)
	2,696,530	2,700,993	(4,463)
Gross profit:
Software services	1,115,422	1,472,849	(357,427)
Brokerage activities	-	624,455	(624,455)
	1,115,422	2,097,304	(981,882)
Operating expenses:
Compensation(1)	15,163,977	18,885,418	(3,721,441)
Consulting fees(2)	1,310,857	12,727,112	(11,416,255)
Depreciation and amortization	7,172,597	7,407,062	(234,465)
Professional fees	2,481,917	2,663,276	(181,359)
Legal and settlement fees	1,896,412	959,462	936,950
Rent	1,722,823	1,211,693	511,130
Computer related and software development	4,921,306	2,472,539	2,448,767
Other	2,468,881	2,363,623	105,258
Bad debts on accounts receivable	190,338	73,113	117,225
Impairment of goodwill and intangible assets	17,707,296	-	17,707,296
Total operating expenses	55,036,404	48,763,298	6,273,106
Loss from operations	(53,920,982)	(46,665,994)	(7,254,988)

Non-operating income (expense):
Bad debts on notes receivable from related parties	(662,088)	-	(662,088)
Loss on settlement of contingent consideration payable	-	(649,688)	649,688
Interest and other, net	12,488	6,375	6,113
Total non-operating income (expense)	(649,600)	(643,313)	(6,287)
Loss before income taxes	(54,570,582)	(47,309,307)	(7,261,275)
Income tax expense (benefit)	-	(697,260)	697,260
Net loss	$(54,570,582)	$(46,612,047)	$(7,958,535)

(1) Share-based compensation included in compensation	$6,367,736	$9,425,684	(3,057,948)

(2) Share-based compensation included in consulting fees	$-	$11,649,693	(11,649,693)

Year Ended December 31, 2014 Compared with Year Ended December 31, 2013

Revenues

Software services revenue was $3.8 million in 2014, an increase of $0.9 million from $2.9 million in the prior year. The increase was due primarily to an increase in the number of customers and units during 2014. Customers and units contributing to software services revenue averaged 83 and 640, respectively, during 2014 compared to an average of 28 and 418, respectively, during 2013. For the year ended December 31, 2014, QuantX and our affiliated customers accounted for 50% of our software services revenue compared to 83% in the prior year. During the fourth quarter of 2013, we entered into a $1.0 million annual contract with QuantX for an enhanced version of our LiquidMetrics® platform, and we started charging customers for their use of market data services, both of which added to the increase in software services revenue during 2014 as the current year included a full year’s worth of revenue for each. As previously noted, we began recognizing revenue from QuantX and QuantX-related Customers on a cash basis, effective July 1, 2014, due to uncertainty about QuantX’s ability to meet its financial obligations. Also, QuantX is no longer a customer of the Company and, as a result, we do not anticipate future revenue from QuantX and are focusing our efforts on attracting and retaining non-QuantX related customers.

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There was no brokerage activities revenue during 2014 compared to $1.9 million in the prior year. On June 1, 2013, the Company ceased the over-the-counter brokerage operations of LPS and Futures. As a result, no brokerage revenue was earned during the current year. As previously noted, Futures was merged into LPS during 2014 and on March 11, 2015, we entered into a definitive agreement to sell all the issued and outstanding shares of common stock of LPS pending FINRA approval. On August 14, 2015, we received FINRA approval and the sale was completed on September 4, 2015.

Allocation of Costs to Cost of Revenues, R&D and Capitalized Software

Costs allocated to cost of revenues, R&D and capitalized software are based on specific identification whereby compensation, professional and consulting costs are allocated to a particular task or project, based on actual time incurred on such task or project.

Cost of Revenues, Gross Profit and Gross Margin

Cost of revenues for software services was $2.7 million during 2014, an increase of $1.2 million from $1.5 million in the prior year. The increase was directly attributable to the increase in our revenue, as the need to grow our company in order to support the implementation of new customers and the continued support of existing customers led to increases in payroll and consulting costs. Additionally, costs related to market data, a service that we started charging customers for in the fourth quarter of 2013, contributed to the overall increase in cost of revenues for software services but were offset in full by recognition of software services revenue in the same amount. Gross profit and gross margin related to software services revenue during 2014 was $1.4 million and 33.8%, respectively, compared to $1.5 million and 50.3%, respectively, in the prior year.

As noted above, on June 1, 2013 the Company ceased the over-the-counter brokerage operations of LPS and Futures. As a result, there was no cost of revenues for brokerage activities in 2014 compared to $1.2 million during 2013.

Operating Expenses

Total operating expenses were $55.0 million during 2014, an increase of $6.3 million from $48.8 in the prior year. The increase was due primarily to impairment charges to our goodwill and certain intangible assets of $13.2 million and $4.5 million, respectively, an increase in legal and settlement fees of $0.9 million and increased R&D costs of $1.8 million offset, in part, by a $14.7 million decrease in share-based compensation during 2014.

	Year Ended
Compensation	December 31, 2014 (unaudited)	December 31, 2013	Change
Before allocations and share-based compensation	$11,877,178	$10,059,377	$1,817,801
Allocation to cost of revenues, R&D and capitalized software	3,080,937	599,643	2,481,294
Share-based compensation	6,367,736	9,425,684	(3,057,948)

Compensation per consolidated financial statements	$15,163,977	$18,885,418	$(3,721,441)

Compensation expense was $15.2 million during 2014, a decrease of $3.7 million from $18.9 million in the prior year. This decrease was due to an additional $2.5 million of compensation costs that were allocated to cost of revenues, R&D and capitalized software and $3.1 million in lower share-based compensation in 2014 compared to 2013. Before the allocation to cost of revenues, R&D and capitalized software and excluding share-based compensation, compensation expense was $11.9 million, an increase of $1.8 million from $10.1 million in the prior year. The increase was due primarily to an increase in overall headcount from the prior year as well as increased severance costs in 2014. Partially offsetting this increase were $1.1 million in payments made to our founders in 2013 that were contingent upon the completion of our IPO. Share-based compensation included in compensation expense was $6.4 million during 2014 compared to $9.4 million in the prior year. The current year amount includes a cumulative adjustment of $1.3 million of share-based compensation related to the purchase of shares of our common stock by Brian Storms from CMK Keller Holdings, LLC (see Note 8 to the accompanying consolidated financial statements). The prior year amount included $4.0 million of share-based compensation related to transactions in our equity prior to our IPO whereby the consideration paid was below fair value and, therefore, we recorded share-based compensation for the below fair value amount in accordance with U.S. GAAP.

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	Year Ended
Consulting fees	December 31, 2014 (unaudited)	December 31, 2013	Change
Before allocations and share-based compensation	$3,825,969	$1,052,794	$2,773,175
Allocation to cost of revenues, R&D and capitalized software	2,515,112	(24,625)	2,539,737
Share-based compensation	-	11,649,693	(11,649,693)

Consulting fees per consolidated financial statements	$1,310,857	$12,727,112	$(11,416,255)

Consulting fees were $1.3 million during 2014, a decrease of $11.4 million from $12.7 million in the prior period. This decrease was due primarily to lower share-based compensation of $11.6 million and an additional $2.5 million of consulting fees that were allocated to cost of revenues, R&D and capitalized software. Before the allocation to cost of revenues, R&D and capitalized software and excluding share-based compensation, consulting fees were $3.8 million, an increase of $2.8 million from $1.0 million in the prior year. The increase was due primarily to an increase in our IT development costs to support our R&D effort. Additionally, the current year included $0.3 million of consulting fees paid to Brian Ferdinand in accordance with his consulting agreement that was entered into in April 2014 (see Note 6 to the accompanying consolidated financial statements). Share-based compensation included in consulting fees was $11.6 million during 2013 and was for equity we granted to consultants as payment for services rendered to us. In addition, the sale of our stock to strategic partners and consultants at below fair value also resulted in charges to share-based compensation.

Depreciation and amortization was $7.2 million during 2014, a decrease of $0.2 million from $7.4 million in the prior year. The decrease was due primarily to certain intangible assets that became fully amortized at December 31, 2013 and, therefore, no amortization was recorded for these intangible assets during 2014. Partially offsetting this decrease was an increase in depreciation due to the purchase of property and equipment in 2014.

	Year Ended
Professional fees	December 31, 2014 (unaudited)	December 31, 2013	Change
Before allocations	$2,693,914	$2,663,276	$30,638
Allocation to cost of revenues, R&D and capitalized software	211,997	-	211,997

Professional fees per consolidated financial statements	$2,481,917	$2,663,276	$(181,359)

Professional fees were $2.5 million during 2014, a decrease of $0.2 million from $2.7 million in the prior year. Before the allocation to cost of revenues, R&D and capitalized software, professional fees were essentially flat at $2.7 million. Current year increases in board stipends, recruitment fees and financial systems implementation fees were offset by decreases in brand recognition marketing fees, and accounting fees due to our change in audit firms during the third quarter of 2014.

Legal and settlement fees were $1.9 million during 2014, an increase of $0.9 million from $1.0 million in the prior year. The increase was due primarily to fees incurred in support of litigation the Company was a party to as well as any settlement costs of the Company resulting from such litigation as described in detail in the Legal Matters section of Note 7 to the accompanying consolidated financial statements. Legal fees incurred in 2014 for general corporate matters remained essentially flat at $0.6 million compared to the prior year.

Rent expense was $1.7 million during 2014, an increase of $0.5 million from $1.2 million in the prior year. The increase was due primarily to higher rent for the lease of our corporate headquarters that became effective December 6, 2013 as well as space we leased for certain back-office operations that commenced on October 1, 2013 (see Lease Commitments section of Note 7 to the accompanying consolidated financial statements).

Computer related and software development costs were $4.9 million during 2014, an increase of $2.4 million from $2.5 million in the prior year. The increase was due primarily to R&D costs for our software which totaled $3.6 million during 2014 compared to $1.8 million in the prior year. Additionally, we incurred higher data center, software licensing/maintenance and market data fees in 2014 compared to 2013. These increases were offset, in part, by a higher allocation of costs to cost of revenues in 2014.

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Other expenses were $2.5 million during 2014, an increase of $.01 million from $2.4 million in the prior year. The slight increase was due to higher insurance premiums of $0.4 million related to our directors and officers policy. This increase was offset, in part, by reduced travel and entertainment costs, and advertising/marketing costs as part of our continuing effort to reduce our operating costs.

Bad debts on accounts receivable were $0.2 million during 2014, an increase of $0.1 million from $0.1 million in the prior year. We believe that QuantX was in the process of winding down, had limited operating cash left and may not have the financial means to satisfy its obligations to us or to its hedge fund managers whom we had contracted with for our software products. As such, as of December 31, 2014, we wrote off the obligations owed to us by QuantX as well as a majority of the obligations owed to us by QuantX-related Customers.

The Company completed its annual goodwill impairment test with a July 31, 2014 valuation date and concluded that there was no impairment of goodwill at such date. Subsequent to July 31, 2014, the Company’s stock price continued to decline and it was determined that an interim evaluation of goodwill for impairment would be required. As such, the Company performed a further goodwill impairment test and concluded that the carrying amount of goodwill exceeded its fair value and recognized an impairment charge for the full amount of goodwill, or $13.2 million.

During the fourth quarter of 2014, the Company performed an analysis to determine if its software and trading platform, and customer relationships were impaired due to the significant decline in its customer base as well as the depressed market value of the Company. As a result, the Company concluded that these intangible assets were fully impaired and recognized an impairment loss of $4.5 million in the fourth quarter of 2014.

Non-Operating Income (Expense)

Total non-operating expense was $0.6 million during 2014. This was due primarily to the write-off of amounts due the Company on term notes it had from related parties (see Note 6 to the accompanying consolidated financial statements). During 2013, total non-operating expense was $0.6 million due to a loss of $0.6 million related to the settlement of a contingent consideration payable on our July 31, 2012 acquisition of Fundsolve (see Note 9 to the accompanying consolidated financial statements).

Income Tax Benefit

We incurred no income tax benefit for the year ended December 31, 2014. We recorded a full valuation allowance as a result of analyzing the recoverability of our recorded deferred tax assets. We performed an analysis to determine if there was a change of ownership as defined under Internal Revenue Service Code 382. This analysis indicated that there was a change of ownership on May 15, 2014, corresponding with our follow-on public offering. As a result, our federal net operating loss carryover (“NOL”) from inception to May 15, 2014 is subject to an annual limitation of approximately $1.0 million. Due to this annual limitation, there will be an unused NOL of approximately $1.7 million and, as such, our deferred tax asset and accompanying valuation allowance related to our NOL were reduced accordingly.

The income tax benefit for the year ended 2013 was $0.7 million. As previously noted, on July 24, 2013, we reorganized as a corporation from an LLC and are now subject to federal and state taxes. Based on this conversion, our deferred tax liabilities originally recorded at the tax rates applicable to our LLC status, were revalued at the current corporate income tax rates in effect at such time. As a result, we incurred a tax expense of $1.3 million in the third quarter of 2013 that was offset, in part, by a tax benefit recorded prior to the conversion.

Liquidity and Capital Resources

Overview

At December 31, 2014 and 2013, our cash and cash equivalents of approximately $23.6 million and $8.5 million, respectively, were held for working capital purposes. Our operations have been financed primarily through private and, more recently, public sales of our equity securities. On May 20, 2014, we completed a follow-on public offering in which 32,000,000 shares of our common stock were sold at a public offering price of $1.25 per share. On May 27, 2014, the underwriters for this offering partially exercised their over-allotment option and purchased an additional 2,945,000 shares of our common stock at $1.25 per share. We received net proceeds from this offering of approximately $39.5 million after deducting underwriting discounts and commissions of approximately $3.1 million and offering related expenses of approximately $1.1 million.

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We have had significant operating losses during the period from our inception on April 24, 2012, through the year ended December 31, 2014 and recently terminated our relationship with our largest customer, which represented 49% and 72% of our software services revenue for the years ended December 31, 2014 and 2013, respectively. We have financed our operations during this time primarily through capital markets transactions. We anticipate that our existing capital resources, cash flows from revenues, and cost reduction initiatives will only be sufficient to fund our activities into the second quarter of 2016, though no assurance can be given that we will have sufficient liquidity to reach that date. These uncertainties raise substantial doubt about our ability to continue as a going concern.

Management’s plans include raising additional capital or pursuing alternative financing arrangements to meet our cash needs. There is, however, no assurance that we will be able to raise additional capital or obtain additional alternative financing to provide the required liquidity. These consolidated financial statements have been prepared on a going concern basis and, as such, do not include any adjustments that might result from the outcome of this uncertainty or the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

The following table sets forth a summary of our cash flows for the years ended December 31, 2014 and 2013:

	Year Ended
	December 31, 2014 (unaudited)	December 31, 2013

Net cash used in operating activities	$(23,255,240)	$(13,916,751)
Net cash provided by (used in) investing activities	(1,151,481)	1,511,367
Net cash provided by financing activities	39,472,752	19,558,810
Effect of exchange rate changes on cash and cash equivalents	102,986	(59,657)
Net increase in cash and cash equivalents	$15,169,017	$7,093,769

Cash Flows from Operating Activities

Net cash used in operating activities totaled $23.3 million during the year ended December 31, 2014. The net cash used resulted from our net loss of $54.6 million and a negative net change in our operating assets and liabilities of $1.1 million offset, in part, by non-cash charges of $32.4 million. The net loss was the result of significant expenses we continued to incur as a startup business and in now being a public company. Included in non-cash charges were impairment charges to our goodwill and certain intangible assets of $13.2 million and $4.5 million, respectively; $7.2 million for depreciation and amortization; and $6.4 million of share-based compensation expense. The net change in our operating assets and liabilities was due primarily to an increase in prepaid expenses of $0.6 million related to increased insurance premiums that were paid at the beginning of the policy term and a reduction in our accounts payable and accrued expenses of $0.7 million.

Net cash used in operating activities totaled $13.9 million during the year ended December 31, 2013. The net cash used resulted from our net loss of $46.6 million offset, in part, by non-cash charges of $28.4 million and a positive net change in our operating assets and liabilities of $4.3 million. The net loss was the result of significant expenses we continued to incur as a startup business and in our preparation of becoming a public company which occurred in July 2013. Included in non-cash charges was $21.1 million in share-based compensation expense including equity grants to consultants, of which $15.7 million was from the sale or transfer of common shares by the Company, its founders and certain employees that were below fair value or for no monetary consideration and which are non-recurring due to us now being a publicly traded company. The net change in our operating assets and liabilities was due primarily to $3.5 million of direct costs for the year ended December 31, 2013 relating to our IPO that were charged to stockholders’ equity from deferred offering costs upon the completion of our IPO. The increase in net cash used in operating activities was due primarily to an increased spend in compensation (excluding non-cash, share-based compensation), professional fees, and research and development costs. Partially offsetting the increase was a decrease in consulting fees during 2013, as the ramp up in our headcount reduced the need for certain consulting services.

Cash Flows from Investing Activities

Net cash used in investing activities was $1.2 million during the year ended December 31, 2014 and was due to the purchase of property and equipment as well as capitalized software costs.

Net cash provided by investing activities totaled $1.5 million during the year ended December 31, 2013 and was due to the repayment of the principal balance of $2.2 million on a note due from QuantX offset, in part, by the purchase of property and equipment of $0.7 million.

Cash Flows from Financing Activities

Net cash provided by financing activities was $39.5 million during the year ended December 31, 2014 and was due to $40.6 million of net proceeds from our follow-on public offering less direct costs of $1.1 million.

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Net cash provided by financing activities totaled $19.6 million during the year ended December 31, 2013 and was due primarily to $26.0 million of net proceeds from our IPO less direct costs of $8.7 million. Additionally, $3.3 million of proceeds were received from the private sales of our common shares. Lastly, we used $1.0 million to purchase shares of our stock that are now held as treasury stock.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition, liquidity or results of operations to date. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, liquidity and results of operations.

Regulatory Capital

The SEC, U.S. Commodity Futures Trading Commission (“CFTC”), National Futures Association (“NFA”), Financial Industry Regulatory Authority, Inc. (“FINRA”), Financial Conduct Authority (“FCA”) and other U.S. and non-U.S. regulators have stringent rules concerning the capitalization and operation of our broker-dealer subsidiaries.

LPS, our former SEC registered broker-dealer subsidiary, did not hold funds or securities for customers and was required to maintain net capital of at least $100,000. As of December 31, 2014 and 2013, LPS maintained net capital of approximately $318,000 and $292,000, respectively. On March 11, 2015, we entered into a definitive agreement to sell all the issued and outstanding shares of common stock of LPS, as this entity was no longer needed to carry out our business plans. In order for the sale to be completed, it needed FINRA approval. On August 14, 2015, we received FINRA approval and the sale was completed on September 4, 2015.

Effective February 12, 2014, Futures was merged into LPS, with LPS remaining as the surviving entity and, as a result, Futures was no longer subject to minimum net capital requirements. Prior to this merger, Futures operated as an independent introducing broker and was required to maintain $45,000 of net capital in accordance with CFTC Regulation 1.17. As of December 31, 2013, Futures maintained net capital of approximately $85,000.

As an FCA regulated broker-dealer, Institutional, our U.K. subsidiary, was required to maintain €50,000 of minimum regulatory capital, which was reported to the FCA in British pounds. Effective October 24, 2014, the FCA granted Institutional’s request to withdraw its status as an authorized entity with the FCA. As such, Institutional is no longer required to maintain minimum regulatory capital. As of December 31, 2013, Institutional maintained regulatory capital of approximately $204,000 (or approximately €148,000). We are currently in the process of dissolving Institutional which we anticipate to occur in 2015.

Contractual Obligations and Commitments

Revolving Promissory Notes

On February 26, 2014, we executed a Revolving Promissory Note with each of our two then-largest stockholders, Brian Ferdinand and Douglas J. Von Allmen (each, a “Note” and, collectively, the “Notes”). Under each Note, we were able to borrow, and the lender had committed to lend, up to a principal amount of $3,750,000 on a revolving basis ($7,500,000 in the aggregate under the Notes), with interest payable quarterly on any amounts borrowed at a rate of 4% per annum. Any amounts borrowed under the Notes were repayable at maturity on April 30, 2015 and were optionally repayable at any time without the payment of any premium or penalty. We were obligated to pay a commitment fee on any undrawn amounts at a rate per annum equal to 0.50%, payable quarterly. The Notes contain certain customary covenants, including covenants relating to our ability to incur indebtedness and make restricted payments, and provided for certain customary events of default. The commitments under the Notes could be terminated by us at any time. On May 2, 2014, we borrowed $1,000,000 under the Note with Mr. Von Allmen for working capital and general corporate purposes. On May 20, 2014, we repaid the $1,000,000 we borrowed from Mr. Von Allmen along with $1,972 of interest. Also on May 20, 2014, we formally terminated the commitments under the Notes with Mr. Von Allmen and Mr. Ferdinand and paid them $4,017 and $4,263, respectively, of commitment fees in accordance with the terms of the Notes.

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Personal Guaranty Agreement

On March 6, 2014, Mr. Von Allmen executed a Personal Guaranty Agreement (the “Personal Guaranty”) with us whereby Mr. Von Allmen guaranteed the funding of loans pursuant to the $3,750,000 Note entered into between Brian Ferdinand and us (see above). If Mr. Ferdinand failed to fund any request when due, Mr. Von Allmen agreed to promptly pay the unpaid amount to us based on the terms and conditions of the Note. As consideration for the Personal Guaranty, we agreed to pay Mr. Von Allmen a fee equal to 0.50% per annum on the guaranteed amount of $3,750,000. On May 20, 2014, we formally terminated the Personal Guaranty and paid Mr. Von Allmen $3,853 as consideration.

Consulting Agreement with Founder

On April 18, 2014, Brian Ferdinand tendered his resignation as Vice Chairman and a member of the Board of Directors of the Company as well as his position as Head of Corporate Strategy. Mr. Ferdinand’s resignation was not due to any disagreement with the Company, the Board or the Company’s management.

In connection with Mr. Ferdinand’s resignation, we entered into a two-year consulting agreement (the “Consulting Agreement”) with Ferdinand Trading, LLC (“Ferdinand Trading”), an entity controlled by Mr. Ferdinand. Pursuant to the Consulting Agreement, Mr. Ferdinand was to be assisting with business development efforts; developing strategy for product development, marketing, partnerships and mergers and acquisitions; and providing support to the sales and marketing team, including client introduction. On October 16, 2014, Mr. Ferdinand and the Company agreed to an amendment and restatement of the Consulting Agreement. The Consulting Agreement provided for, among other things, an annual fee of $450,000, payable in quarterly increments, for such services. The Company has also agreed to reimburse Mr. Ferdinand for his health insurance premiums for up to eighteen months. The Company paid and expensed $300,000 during the year ended December 31, 2014 related to the Consulting Agreement.

On December 23, 2014, the Company notified Ferdinand Trading and Mr. Ferdinand of the Company’s termination of the Consulting Agreement. Pursuant to the Consulting Agreement, Ferdinand Trading was obligated to make Mr. Ferdinand available to the Company to provide services requested of him by the Company as noted above. The Company terminated the Consulting Agreement, effective immediately, as a result of the breach by Ferdinand Trading and Mr. Ferdinand of certain of their obligations under the Consulting Agreement and related agreements.

Employment Agreements

We have entered into employment agreements with certain executive officers as follows:

On February 26, 2013, we entered into an offer letter with Robert O’Boyle, providing that he will serve as our Executive Vice President, Director of Sales and Marketing. The agreement provided for an annual base salary of $350,000, a one-time cash bonus of $82,000 payable in June 2013, a guaranteed bonus of $150,000 for the first full year of employment and a guaranteed bonus of $100,000 for the second full year of employment. The offer letter provided for an award of a 0.5% interest in the Company in the form of non-qualified stock options (“NQSOs”) in accordance with the 2012 Amended Incentive Plan. Additionally, the offer letter provided for restricted stock units (“RSUs”) equivalent to 0.25% of the common shares outstanding and another 0.25% upon the Company reaching a market capitalization of $300 million following the IPO. On June 17, 2013, we entered into a letter agreement amending Mr. O’Boyle’s offer letter. Pursuant to that letter agreement, the award of RSUs following the IPO is amended to include a time-based maintenance requirement. Under the amended provision, the RSUs will be granted upon the Company reaching a market capitalization of $300 million or more over a consecutive sixty (60) day period. On November 13, 2014, Mr. O’Boyle was awarded an additional 175,000 NQSOs. Effective January 1, 2015, Mr. O’Boyle’s annual base salary was increased from $350,000 to $400,000. On March 3, 2014, Mr. O’Boyle was named President of the Company.

On March 13, 2013, we entered into an offer letter with Jose Ibietatorremendia, providing that he will serve as our General Counsel. The agreement provided for an annual base salary of $300,000, a one- time cash bonus of $30,000 payable on June 1, 2013 and a guaranteed bonus of $100,000 payable at the end of the first full year of employment. In addition, the offer letter provided for RSUs equivalent to 0.25% of common shares outstanding and 0.25% in the form of NQSOs in accordance with the 2012 Amended Incentive Plan. On November 13, 2014, Mr. Ibietatorremendia was awarded an additional 50,000 NQSOs. Effective January 1, 2015, Mr. Ibietatorremendia’s annual base salary was increased from $300,000 to $325,000.

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On May 15, 2013, we entered into an amended employment agreement with Brian M. Storms, providing that he continue to serve as our Chief Executive Officer. This amended agreement provides for an annual base salary of $600,000. Mr. Storms’ previous employment agreement with us was effective from December 1, 2012 until May 15, 2013. The previous employment agreement provided for an initial base salary of $250,000 that would increase to $500,000 upon the earlier of (a) the completion of our IPO and (b) April 1, 2013, eligibility to receive an annual performance bonus and participation in any equity-based compensation plans and benefits as are generally provided to our other executives. Additionally, under the previous employment agreement, Mr. Storms received a grant of 760,033 RSUs of which 253,346 vested on January 1, 2013 and 253,344 vested on December 1, 2013. The remaining 253,343 RSUs scheduled to vest on December 1, 2014 were cancelled in connection with the grant of a new award. On June 25, 2014, Mr. Storms was awarded 779,211 RSUs that will vest equally on March 1, 2015, December 1, 2016 and December 1, 2017. On March 1, 2015, we entered into an agreement (the “Transition Agreement”) with Mr. Storms whereby Mr. Storms transitioned his role from Chief Executive Officer to Vice Chairman. In this role, Mr. Storms advised and consulted with the Company’s Board of Directors and executive management team with respect to sales, marketing and strategy matters prior to his resignation on September 8, 2015, as described below. Pursuant to the Transition Agreement, Mr. Storms received a base salary at the rate of $50,000 per month from March 1, 2015 through April 30, 2015, and $33,333 per month thereafter until his resignation.

On September 8, 2015, Mr. Storms tendered his resignation as a member of the Board of the Company. He also resigned from his position as a Vice Chairman of the Company. Mr. Storms’ resignation was not due to any disagreement with the Company, the Board or the Company’s management. In connection with his resignation, Mr. Storms and the Company have agreed that the “Transition Period” under the Transition Agreement, shall end as of September 8, 2015. Mr. Storms also agreed to forego 519,474 RSUs granted to him under the 2012 Amended Incentive Plan as well as any additional compensation as an employee of the Company. The Company also agreed to pay Mr. Storms $125,000 (as well as $2,500 for reimbursement of legal expenses), subject to standard employment-tax withholding, and to release his shares of common stock from the lock-up provisions of the Transition Agreement.

On October 24, 2014, we entered into an employment agreement with Peter R. Kent, providing that he will serve as our Chief Financial Officer. This agreement provides for an annual base salary of $450,000. Mr. Kent will also be eligible to receive an annual performance bonus with a target amount of 50% of his annual base salary. The agreement also provided for 1,000,000 NQSOs that were awarded on November 13, 2014 and that vest equally on November 13, 2015, 2016 and 2017. The term of this agreement is until December 31, 2016 and will be automatically renewed for successive one year terms unless either the Company or Mr. Kent provides written notice of termination in accordance with the terms of this agreement. On March 3, 2015, Mr. Kent was appointed Chief Executive Officer by the Board of Directors. Mr. Kent will also retain his role as Chief Financial Officer.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosure of contingent liabilities at the date of our financial statements. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis.

Actual results may differ from these estimates. To the extent that there are material differences between these estimates and our actual results, our future financial statements will be affected.

As a result of the factors described below, our revenues and earnings are subject to substantial fluctuation from period to period based on a variety of circumstances, many of which are beyond our control. Accordingly, results for any historical period are not necessarily indicative of similar results for any future period.

Our significant accounting policies are presented in the notes to our audited consolidated financial statements for the year ended December 31, 2014. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

Revenue Recognition

Software Services

We derive revenue from providing software-as-a-service for an online trading platform. There is no downloadable software, distribution or technology delivered to customers. Software is provided under a hosting arrangement. Revenue is accounted for as software-as-a-service arrangement since the customer does not have the contractual right to take possession of the software at any time during the hosting period. We recognize revenue for these software subscriptions when the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery of the product has occurred; (3) the fee is fixed or determinable; and (4) collection is probable. As previously noted, the Company began recognizing revenue from QuantX and QuantX-related Customers on a cash basis, effective July 1, 2014, due to the uncertainty of collections from QuantX and QuantX-related Customers.

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Brokerage Activities

On June 1, 2013, we ceased the over-the-counter brokerage operations of LPS and Futures. Prior to June 1, 2013, transactions in securities, commissions and fees, and related expenses were recorded on a trade date basis. Commissions and fees were derived primarily from facilitating securities transactions on behalf of customers. LPS derived revenue from (1) the mark-up generated by brokers executing fixed income and equity transactions on a riskless principal basis and (2) commissions generated by brokers executing equity trades on behalf of customers, which were settled with the customer’s clearing firm. Futures derived revenue from commissions generated by (1) facilitating over-the-counter agency transactions on behalf of customers and (2) by brokers executing exchange traded futures and options transactions on behalf of customers.

Goodwill and Other Intangibles

Goodwill is the excess of the purchase price paid over identified intangible and tangible net assets acquired in a business combination. Intangible assets consist of trademarks, intellectual property, non-compete agreements, customer relationships and acquired technology.

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is reviewed for impairment at least annually, on July 31, or whenever events or changes in circumstances indicate the fair value of a reporting unit is less than its carrying amount. In evaluating goodwill for impairment, we first perform a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If it is determined through the qualitative assessment that a reporting unit's fair value is more likely than not greater than its carrying value, the remaining impairment steps would not be necessary. If however it is determined through the qualitative assessment that a reporting unit’s fair value is more likely than not less than its carrying value, we will perform a quantitative assessment and compare the fair value of the reporting unit to its carrying value. The quantitative assessment of goodwill impairment is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the entity must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

An intangible asset is recognized as an asset apart from goodwill if it arises from contractual or other legal rights or if it is separable (i.e., capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged). Other intangible assets with definite lives are amortized over their expected useful lives. Other intangible assets with indefinite lives are assessed at least annually for impairment. In evaluating indefinite-lived intangible assets for impairment, we first perform a qualitative assessment to determine whether it is more likely than not that the fair value of the asset is less than its carrying amount. If it is determined through the qualitative assessment that an asset is impaired, then a quantitative impairment test is required to be performed. An impairment loss is calculated as the amount by which the carrying value of the intangible asset exceeds its estimated fair value.

Share-based Compensation

We account for share-based compensation in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). Under ASC 718, awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest resulting in a charge to operations over the requisite service period. For awards with graded vesting, we recognize stock-based compensation expense on a straight-line basis over the service period for each separately vesting portion of the award as if the award was, in substance, multiple awards.

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We accounted for equity-based transactions with nonemployees in accordance with ASC Subtopic 505-50, Equity—Equity-Based Payments to Non-Employees. All transactions with nonemployees in which goods or services were received in exchange for equity-based instruments were accounted for based on the fair value of the consideration received or the fair value of the equity-based instruments issued, whichever was more reliably measurable. We generally based the fair value on the equity-based instruments issued. We measured the fair value of the equity-based instruments issued in exchange for goods or services at the earlier of the date on which the counterparty completed the performance obligation or the date on which a performance commitment was reached. A performance commitment existed at the date of grant if it was probable that the counterparty would perform under the contract because the counterparty was subject to disincentives in the event of nonperformance that were sufficiently large to make performance probable at that date.

Prior to our common stock being publicly traded, the fair values of the common stock were estimated by our management, with consideration given in certain cases to valuation analyses performed by an unrelated third party specialist. We believe that our management had the relevant experience and expertise to determine the fair value of our common stock. Given the absence of a public trading market for our common stock and in accordance with the American Institute of Certified Public Accountants’ Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, at certain dates we considered various objective and subjective factors to determine the best estimate of the fair value of our common stock including:

•	lack of marketability of our common stock;

•	sales of common stock in arm’s-length transactions;

•	acquisitions needed for the development of our trading platform;

•	funding; and

•	likelihood of achieving a liquidity event, such as an initial public offering or a merger or acquisition given prevailing market conditions.

We valued the arm’s length transactions at a value equal to the consideration paid by the relevant third party in the transaction. For these transactions, we used this valuation approach because it was not possible to utilize other valuation approaches. It was not possible to use other valuation approaches because there were no reliable projections as of the different valuation dates. Thus, an income approach methodology was not possible and we had little revenue and no earnings to use as the basis of a guideline public company methodology. Therefore, it was not possible for an unrelated third party valuation specialist to value our enterprise as a whole using these approaches. With respect to the fair values of the other transactions that were determined not to be arm’s length, we used the values of the arm’s length transactions as signposts and then applied straight-line interpolation to arrive at the fair values. The value determined by this approach was discounted for lack of marketability based on the estimated time remaining to the projected liquidity event.

We did not apply any alternative valuation methodologies or use any weightings in our analysis.

Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is generally based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition, as well as specific appraisal in certain instances. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a cash flow model. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

GMA Software

Over the life of the GMA software, certain events will be monitored to identify any impairment. We will monitor revenue generated and the acceptance of the software in the marketplace. To date, our revenues have been substantially dependent on related parties. Our management believes there is a high degree of uncertainty associated with this factor. We will also monitor the research and development expenses required to maintain and develop future versions of the software. Our management believes there is a moderate degree of uncertainty associated with this factor. The life cycle of the software can become shorter or longer than anticipated based on changing market and competitive conditions. Our management believes there is a low degree of uncertainty associated with this factor. Changes to the expected cash flow due to macroeconomic and industry factors will also be monitored. Our management believes there is a moderate degree of uncertainty associated with this factor. Circumstances that could reasonably be expected to negatively affect the key assumptions include, but are not limited to:

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•	a decrease in the acceptance of the software in the marketplace;

•	increased costs to maintain the software;

•	obsolescence of the software;

•	increase in competition; and

•	decline in the markets we participate in, including the financial services industry.

We have performed an analysis to determine if the GMA software was impaired due to the significant decline in our customer base as well as the depressed market value of our Company at the end of 2014. As a result, we concluded that these intangible assets were fully impaired and recognized an impairment loss in 2014.

JOBS Act

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other companies.

Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which changes the definition of a discontinued operation to include only those disposals of components of an entity that represent a strategic shift that has (or will have) a major effect on an entity's operations and financial results. The new guidance is effective for annual and interim periods beginning after December 15, 2014. The impact on the Company of adopting the new guidance will depend on the nature, terms and size of business disposals completed after the effective date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU No. 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, to reduce diversity in the timing and content of going concern disclosures. This ASU clarifies management’s responsibility to evaluate and provide related disclosures if there are any conditions or events, as a whole, that raise substantial doubt about the entity’s ability to continue as a going concern for one year after the date the financial statements are issued. The amendments will become effective for the Company’s annual and interim reporting periods beginning January 1, 2017. The Company is evaluating the impact on its consolidated financial statements.

In January 2015, the FASB issued ASU No. 2015-01, which amends FASB ASU Topic 220-20, Income Statement - Extraordinary and Unusual Items. This ASU eliminates from U.S. GAAP the concept of extraordinary items. Although this ASU will eliminate the requirements in Subtopic 225-20 for reporting entities to consider whether an underlying event or transaction is extraordinary, the presentation and disclosure guidance for items that are unusual in nature or occur infrequently will be retained and will be expanded to include items that are both unusual in nature and infrequently occurring. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The Company currently anticipates that the adoption of this guidance will have no material impact on its consolidated financial statements.

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In February 2015, the FASB issued ASU No. 2015-02, which amends FASB ASU Topic 810, Consolidations. This ASU amends the current consolidation guidance, including introducing a separate consolidation analysis specific to limited partnerships and other similar entities. This ASU requires that limited partnerships and similar legal entities provide partners with either substantive kick-out rights or substantive participating rights over the general partner in order to be considered a voting interest entity. The specialized consolidation model and guidance for limited partnerships and similar legal entities have been eliminated. There is no longer a presumption that a general partner should consolidate a limited partnership. For limited partnerships and similar legal entities that qualify as voting interest entities, a limited partner with a controlling financial interest should consolidate a limited partnership. In addition, fees paid to decision makers that meet certain conditions no longer cause decision makers to consolidate variable interest entities (“VIEs”) in certain instances. The amendments place more emphasis in the consolidation evaluation on variable interests other than fee arrangements such as principal investment risk, guarantees of the value of the assets or liabilities of the VIE, written put options on the assets of the VIE, or similar obligations, including some liquidity commitments or arrangements. Additionally, the amendments in this update reduce the extent to which related party arrangements cause an entity to be considered a primary beneficiary. The standard is effective for annual periods beginning after December 15, 2015. The Company is currently evaluating the standard and the impact on its consolidated financial statements and footnote disclosures.

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